SCHEDULE 14A
             Information Required in Proxy Statement

                     SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934
                        (Amendment No.  )

[X ] Filed by the Registrant
[  ] Filed by a Party other than the Registrant

Check the appropriate box:

[X ] Preliminary Proxy Statement
[  ] Confidential, For Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[  ] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to SS240.14a-11(c) or SS240.14a-12

                   BRAUVIN HIGH YIELD FUND L.P.
         (Name of Registrant as Specified In Its Charter)


   (Name of Person(s) Filing Proxy Statement if other than the
                           Registrant)

Payment of Filing Fee (Check the appropriate box):

[  ] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) of Item 22(a)(2) of Schedule 14A.
[  ] $500 per each party to the controversy pursuant to
     Exchange Act Rule 14a-6(i)(3).
[X ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

          Units of Limited Partnership Interests

     2) Aggregate number of securities to which transactions applies:

          2,627,503.23 Units of Limited Partnership Interests

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          Based upon the aggregate cash to be paid for the Registrant's assets ($23,193,450) which are the subject of this Schedule 14A, the Registrant is paying a filing fee of $4,639.69 (one-fiftieth of one percent of this aggregate of the cash and the value of securities (other than its own) and other property to be received by the Registrant in the subject transaction.)

     4)   Proposed maximum aggregate value of transaction:

          $23,198,450

     5)   Total fee paid:

          $4,639.69

[  ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          N/A

     2)   Form Schedule or Registration Statement No.:
          N/A

     3)   Filing Party:
          N/A

     4)   Date Filed:
                    N/A

                   BRAUVIN HIGH YIELD FUND L.P.
                      150 South Wacker Drive
                            Suite 3200
                     Chicago, Illinois 60606


                          June 10, 1996



To the Interest Holders of
Brauvin High Yield Fund L.P.:

     We are pleased to inform you that Brauvin High Yield Fund L.P. has entered into an agreement through which the Partnership has agreed to merge with and into another entity, the effect of which will be that each Limited Partner will receive approximately $9.18 in cash for each of their Units. Consummation of this transaction is subject to your approval. Interest Holders holding a majority in interest of the Units must approve the transaction by voting "FOR" on the enclosed proxy card in order for the Partnership to accept this all cash offer. If the transaction is approved by the Interest Holders and certain other conditions are met, the transaction will be consummated, the Partnership will cease to exist and your Units will be redeemed entirely for approximately $9.18 per Unit in cash. The redemption price is based on the fair market value of the assets of the Partnership as determined by an independent appraiser, plus all remaining cash of the Partnership, less expenses incurred in connection with the transaction and other Partnership obligations. An independent appraiser has determined that the fair market value of the assets of the Partnership is $23,198,450 and such entity has also delivered an opinion that this transaction is fair to the Limited Partners from a financial point of view. The General Partners will not receive any fees from the Partnership in connection with the transaction. The entity into which the Partnership will be merged is affiliated with Mr. Jerome
J. Brault, the Managing General Partner of the Partnership, and Brauvin Realty Advisors, Inc., the Corporate General Partner of the Partnership, two of the General Partners of the Partnership. Mr. Brault and his son, James L. Brault, an executive officer of Brauvin Realty Advisors, Inc., have a minority ownership interest in the Purchaser.

     In addition to the approval by the Interest Holders holding a majority of the Units, Delaware law provides that a merger must also be approved by the General Partners, unless the Partnership Agreement provides otherwise. As described in the enclosed Proxy Statement, not all of the General Partners have opined on the proposed transaction. The Interest Holders are, therefore, being asked to adopt an amendment to the Partnership Agreement which eliminates the requirement that all of the General Partners approve the merger.

     The Partnership is soliciting your proxy in connection with the transaction and the amendment. Included with this letter is a Notice of Special Meeting of the Interest Holders to be held
July 10, 1996, at 10:00 a.m., local time, at the offices of the Partnership, 150 South Wacker Drive, Chicago, Illinois 60606, for the purpose of considering and voting on the transaction and the amendment. Also enclosed herewith is a Proxy Statement dated
June 10, 1996, which contains information relating to the proposed transaction and the amendment, together with a proxy card which authorizes the Managing General Partner to vote your Units with respect to the transaction and the amendment at the special meeting of the Interest Holders and any adjournment thereof. The Interest Holders who hold Units of record on the books of the Partnership at the close of business on _________________, 1996, are entitled to notice of, and to vote at, the special meeting or any adjournments thereof.

     Regardless of whether you expect to be present in person at the special meeting, please complete and promptly return the enclosed proxy card in the enclosed, postage-prepaid envelope so that your Units may be represented and voted. A proxy may be revoked at any time prior to its exercise by submitting a revocation or a later-dated proxy or by attending the special meeting and voting in person. Proxies properly executed and returned, and not revoked, will be voted in accordance with instructions as indicated thereon.

     As the transaction and the amendment require the approval of the Interest Holders holding a majority of the Units, failure to return a proxy in a timely manner or to vote at the special meeting will have the same effect as a vote "AGAINST" the transaction and "AGAINST" the amendment. Any proxy cards which are returned and on which a choice is not indicated will be voted "FOR" the transaction and "FOR" the amendment. In view of the importance of the special meeting, it is requested that you sign, mark and return the enclosed proxy card in the enclosed, postage-prepaid envelope no
later than July   , 1996.

     Questions and requests for assistance may be directed to the
Partnership's Investor Services Department at (800) 272-8846 or to the Partnership's proxy solicitors, The Herman Group, Inc. at (800)
___-____.

                              Very truly yours,

                              BRAUVIN REALTY ADVISORS, INC.,
                              Corporate General Partner

                              By:________________________________
                              Title: ____________________________

                              ___________________________________
                              Jerome J. Brault, Managing General
                              Partner

       NOTICE OF SPECIAL MEETING OF THE INTEREST HOLDERS OF
                   BRAUVIN HIGH YIELD FUND L.P.

                     To be Held July 10, 1996



To the Interest Holders
of Brauvin High Yield Fund L.P.:

     NOTICE IS HEREBY GIVEN, that a special meeting (the "Special Meeting") of the Interest Holders of Brauvin High Yield Fund L.P., a Delaware limited partnership (the "Partnership") will be held at the offices of the Partnership, 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606 on Monday, July 10, 1996, at 10:00 a.m. local time, for the following purposes:

     1. To approve the merger of the Partnership with and into Brauvin Net Realty L.L.C., a Delaware limited liability company (the "Purchaser"), the effect of which will be that each Interest Holder will receive approximately $9.18 per Unit in cash for their partnership interests. The Purchaser is affiliated with Mr. Jerome J. Brault, the Managing General Partner of the Partnership, and Brauvin Realty Advisors, Inc., the Corporate General Partner of the Partnership, two of the General Partners of the Partnership. By approving the merger, the Interest Holders are also approving an amendment of the Partnership's Restated Limited Partnership Agreement, as amended, allowing the Partnership to sell or lease property to Affiliates.

     2. To adopt an amendment to the Partnership's Restated Limited Partnership Agreement, as amended, which eliminates the requirement that all of the General Partners approve a merger. Upon approval of the amendment the vote of the Interest Holders holding a majority of the Units will be the only vote necessary to approve the transaction.

     3. To transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

     Information concerning the matters to be acted upon at the special meeting is set forth in the accompanying Proxy Statement.

     JEROME J. BRAULT, THE MANAGING GENERAL PARTNER OF THE PARTNERSHIP (THE "MANAGING GENERAL PARTNER"), AND BRAUVIN REALTY ADVISORS, INC., THE CORPORATE GENERAL PARTNER OF THE PARTNERSHIP (THE "CORPORATE GENERAL PARTNER" AND WITH THE MANAGING GENERAL PARTNER, THE "OPERATING GENERAL PARTNERS"), WHICH IS CONTROLLED BY MR. BRAULT, HAVE DETERMINED THAT THE TRANSACTION AND THE AMENDMENT ARE FAIR AND REASONABLE TO THE INTEREST HOLDERS AND, THEREFORE, RECOMMEND THAT THE INTEREST HOLDERS VOTE "FOR" THE TRANSACTION AND "FOR" THE AMENDMENT. HOWEVER, THE OPERATING GENERAL PARTNERS ARE SUBJECT TO CERTAIN CONFLICTS OF INTEREST WITH RESPECT TO THE TRANSACTION. CEZAR M. FROELICH, ONE OF THE INDIVIDUAL GENERAL PARTNERS, IS NOT RECOMMENDING THE TRANSACTION FOR THE REASONS STATED ELSEWHERE IN THIS PROXY STATEMENT. DAVID
M. STROSBERG, ONE OF THE INDIVIDUAL GENERAL PARTNERS, HAS ABSTAINED FROM RECOMMENDING THE TRANSACTION AS HE IS CURRENTLY REVIEWING ADDITIONAL DOCUMENTATION PERTAINING TO THE TRANSACTION.

     You are invited to attend the Special Meeting. Even if you intend to attend the Special Meeting, you are requested to sign and date the accompanying proxy card and return it promptly in the enclosed, postage-prepaid envelope. If you attend the Special Meeting, you may, if you wish, vote in person regardless of whether you have given your proxy. In any event, a proxy may be revoked at any time before it is exercised.

     The close of business on _________, 1996 has been fixed as the record date for determination of the Interest Holders entitled to notice of and to vote at the Special Meeting.

                                   BRAUVIN REALTY ADVISORS, INC.,
                                   Corporate General Partner


                                   By:___________________________
                                   Title:________________________


                                   ______________________________
                                   Jerome J. Brault, Managing
                                   General Partner



Chicago, Illinois
June 10, 1996


     YOUR VOTE IS VERY IMPORTANT. IN ORDER TO ENSURE THAT YOUR INTERESTS WILL BE REPRESENTED, WHETHER YOU INTEND TO BE PRESENT AT THE SPECIAL MEETING OR NOT, PLEASE SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED, POSTAGE-PREPAID ENVELOPE. FAILURE TO RETURN A PROXY CARD WILL BE THE SAME AS A VOTE "AGAINST" THE TRANSACTION AND "AGAINST" THE AMENDMENT. ANY PROXY CARDS ON WHICH A CHOICE IS NOT INDICATED WILL BE VOTED "FOR" THE TRANSACTION AND "FOR" THE AMENDMENT.

                   BRAUVIN HIGH YIELD FUND L.P.
                      150 South Wacker Drive
                            Suite 3200
                     Chicago, Illinois 60606

                         PROXY STATEMENT

         For the Special Meeting of the Interest Holders
                     To be Held July 10, 1996


     This proxy statement (the "Proxy Statement") and the enclosed proxy card are being first mailed to the beneficial owners of the limited partnership interests (the "Interest Holders") of Brauvin High Yield Fund L.P., a Delaware limited partnership (the "Partnership") on or about June 10, 1996 by the Partnership to solicit proxies for use at a special meeting of the Interest Holders (the "Special Meeting") to be held at the offices of the Partnership, 150 South Wacker Drive, Chicago, Illinois 60606 on Monday, July 10, 1996 at 10:00 a.m., local time, or at such other place and time to which the Special Meeting may be adjourned.

     The purpose of the Special Meeting is to consider the approval of a merger (the "Merger") of the Partnership with and into Brauvin Net Realty L.L.C., a Delaware limited liability company (the "Purchaser") that is affiliated with Operating General Partners, as hereinafter defined. By approving the Merger, the Interest Holders are also approving an amendment of the Partnership Agreement, as hereinafter defined, allowing the Partnership to sell or lease property to Affiliates (this amendment, along with the Merger shall be referred to herein as the "Transaction"). The terms of the Transaction are set forth in an agreement and plan of merger dated as of May 23, 1996 by and between the Purchaser and the Partnership (the "Merger Agreement"). Promptly upon consummation of the Transaction, the Partnership will be merged with and into the Purchaser through a merger of its partnership interests, the Partnership will cease to exist and the Purchaser, as the surviving entity, will succeed to all of the assets and liabilities of the Partnership. As a result of the merger, all of the outstanding units of limited partnership interest of the Partnership (each a "Unit" and collectively, the "Units") will be redeemed by the Purchaser for approximately $9.18 per Unit in cash. The actual redemption price will be based on the fair market value of the properties of the Partnership (the "Assets") as determined by




     THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE "COMMISSION") NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

an independent appraiser at such time as is specified in the certificate of merger (the "Effective Time"), plus all remaining cash of the Partnership as of the Effective Time, less the Partnership's actual costs incurred and accrued through the Effective Time, including reasonable reserves in connection with:
(i) the proxy solicitation; (ii) the Transaction (as detailed in the Merger Agreement); and (iii) winding up of the Partnership, including preparation of the final audit, tax return and K-1s (collectively, the "Transaction Costs") and less all other Partnership obligations. An independent appraiser has determined that the fair market value of the Assets of the Partnership is $23,198,450, which is $8.85 per Unit. The general partners of the Partnership (the "General Partners") will not receive any payment in exchange for the redemption of their general partnership interests nor will they receive any fees from the Partnership in connection with the Transaction. Mr. Jerome J. Brault, the Managing General Partner of the Partnership (the "Managing General Partner") and his son, James L. Brault, an executive officer of Brauvin Realty Advisors, Inc., the Corporate General Partner of the Partnership (the "Corporate General Partner"), have a minority ownership interest in the Purchaser.

     The affirmative vote of a majority of the Units is necessary to approve the Transaction. In addition, the Delaware Revised Uniform Limited Partnership Act (the "Act") provides that a merger must also be approved by the general partners of a partnership, unless the limited partnership agreement provides otherwise. Therefore, the Interest Holders are also being asked to adopt an amendment (the "Amendment") to the Restated Limited Partnership Agreement of the Partnership, as amended (the "Partnership Agreement") which eliminates the requirement that all of the General Partners approve the Transaction. Upon approval of the Amendment, the vote of the Interest Holders holding a majority of the Units will be the only vote necessary to approve the Transaction. Neither the Act nor the Partnership Agreement provide the Interest Holders not voting in favor of the Transaction with dissenters' appraisal rights.

     The close of business on ________________, 1996 has been established as the record date (the "Record Date") for determining the Interest Holders entitled to notice of, and to direct the vote of the Units at the Special Meeting. As of the Record Date, the Partnership had outstanding and entitled to vote 2,627,503.23 Units, held of record by 1,868 Interest Holders. Each Unit entitles the holder to one vote on each matter submitted to a vote of the Interest Holders.

     All duly executed proxy cards received from the Interest Holders prior to the Special Meeting will be voted in accordance with the choices specified thereon. If a duly executed proxy card does not specify a choice, the Units represented thereby will be voted "FOR" the Transaction and "FOR" the Amendment. An Interest Holder who gives a proxy may revoke it at any time before it is voted at the Special Meeting, as described herein.

     The accompanying proxy is solicited on behalf of the Partnership to be voted at the Special Meeting. The Partnership's principal executive offices are located at 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606 and its telephone number is (312) 443-0922. The Partnership has engaged The Herman Group, Inc. to assist in the proxy solicitation process. In addition to the original solicitation by mail, proxies may be solicited by telephone, telegraph or in person. All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be borne by the Partnership.

     The Partnership is a Delaware limited partnership formed on January 6, 1987. The General Partners are the Corporate General Partner, the Managing General Partner, Cezar M. Froelich and David M. Strosberg. Mr. Froelich gave notice of his intent to resign as an Individual General Partner of the Partnership on May 23, 1996. Pursuant to the terms of the Partnership Agreement, Mr. Froelich's resignation will become effective on the 90th day following notice to the Interest Holders. The Corporate General Partner and the Managing General Partner are collectively referred to herein as the "Operating General Partners."


                             SUMMARY

     Set forth below is a summary of certain information contained elsewhere in this Proxy Statement. It is not intended to be a complete description of those matters which it covers and much of the information contained in this Proxy Statement is not covered by this Summary. The information contained in this Summary is qualified by the more complete information contained elsewhere in this Proxy Statement or incorporated by reference into this Proxy Statement. All Interest Holders are urged to read this Proxy Statement in its entirety.

The Transaction

     Pursuant to the terms of the Merger Agreement, the Partnership proposes to merge with and into the Purchaser through a merger of its partnership interests. Promptly upon consummation of the Transaction, the Partnership will cease to exist and the Purchaser, as the surviving entity, will succeed to all of the Assets and liabilities of the Partnership. As a result of the merger, the interests of the Interest Holders in the Partnership will be redeemed for approximately $9.18 per Unit in cash. The redemption price is based on the fair market value of the Assets as of the Effective Time as determined by an independent appraiser, plus all remaining cash of the Partnership as of the Effective Time, less the Transaction Costs and less all other Partnership obligations. Thus, the actual redemption price will be subject to adjustment based upon changes in these amounts prior to the Effective Time. An independent appraiser has determined that the fair market value of the Assets of the Partnership is $23,198,450, which is $8.85 per Unit and such entity has also delivered an opinion that the Transaction is fair to the Limited Partners from a financial point of view. The General Partners will not receive any payment in exchange for the redemption of their general partnership interests nor will they receive any fees from the Partnership in connection with the Transaction. The Managing General Partner and his son, James L. Brault (collectively, the "Braults") have a minority ownership interest in the Purchaser. Messrs. Froelich and Strosberg have no affiliation with the Purchaser.

     The Transaction is one of a series of related transactions whereby the Purchaser seeks to acquire the Assets of the Partnership and the assets, through purchase or merger, of the Affiliated Limited Partnerships (as hereinafter defined). See "Terms of the Transaction - The Merger Agreement," "Terms of the Transaction - Determination of Redemption Price," "Terms of the Transaction - Related Transactions" and "Income Tax Consequences of the Transaction."

Amendment to the Partnership Agreement

     Consummation of the Transaction is subject to approval by the Interest Holders holding a majority of the Units. In addition, the Act provides that a merger must also be approved by the general partners of a partnership, unless the limited partnership agreement provides otherwise. The Interest Holders are, therefore, being asked to adopt the Amendment, which eliminates the requirement that all of the General Partners approve the Transaction. Upon approval of the Amendment the vote of the Interest Holders holding a majority of the Units will be the only vote necessary to approve the Transaction.

The Special Meeting; Votes Required

     A Special Meeting of the Interest Holders will be held on July 10, 1996, to consider and vote upon the Transaction and the Amendment. It is a condition to the closing of the Transaction that the Interest Holders holding a majority of the Units approve both the Transaction and the Amendment. The Partnership is soliciting proxies from the Interest Holders to be used at the Special Meeting and any adjournments thereof. See "Special Meeting of the Interest Holders."

Purpose of and Reasons for the Transaction

     The principal purpose of the Transaction is to cause the transfer of the Assets and the liabilities to the Purchaser in return for cash proceeds which will be distributed to the Interest Holders through the redemption of their Units. The Transaction will result in the Interest Holders receiving the fair market value for the Assets from a buyer that has the ability to quickly consummate the Transaction and is willing to assume all of the assets and liabilities of the Partnership with limited representations and warranties. This structure allows the Interest Holders to receive cash in exchange for their Units based upon the current fair market value of the Assets, which cash can be invested in alternative investments. See "Special Factors - Purpose of and Reasons for the Transaction."

Effects of the Transaction

     If the Transaction and the Amendment are approved and the remaining conditions to the Transaction are met or waived, the Assets and liabilities of the Partnership will be transferred to the Purchaser as the surviving entity in the Transaction, the Partnership will cease to exist and the Units of the Interest Holders will be redeemed for approximately $9.18 per Unit in cash. See "Special Factors - Effects of the Transaction."

Valuation of the Assets; Fairness Opinion

     Cushman & Wakefield Valuation Advisory Services ("Cushman & Wakefield"), the largest real estate valuation and consulting organization in the United States, was engaged by the Partnership to prepare an appraisal of the Assets. Cushman & Wakefield was subsequently engaged to provide an opinion as to the fairness of the Transaction to the Interest Holders from a financial point of view. Cushman & Wakefield preliminarily valued the Assets at $22,600,000. The Operating General Partners received the initial valuation and concluded that the values of the Assets set forth therein were lower than expected due to changes and/or clarifications of certain property and/or financial information not previously provided to or not considered by Cushman & Wakefield. As a result, the valuation was increased to $23,198,450, which is the total cash consideration to be paid by the Purchaser for the Assets in connection with the Transaction. In addition, Cushman & Wakefield has advised the Partnership that in its opinion, the Transaction is fair to the Interest Holders from a financial point of view. See
"Special Factors - Valuation of the Assets; Fairness Opinion."

Recommendations of the General Partners

     The Operating General Partners have determined that the terms of the Transaction are fair to the Interest Holders and, therefore, recommend that the Interest Holders vote "FOR" the Transaction and "FOR" the Amendment. The recommendations of the Operating General Partners are, however, subject to conflicts of interest. The Operating General Partners' determination of fairness was based in part on the following factors: (i) use of an independent appraiser's valuation of the Assets as a basis for the merger price; (ii) the structure of the transaction as a merger, whereby all of the Assets and the liabilities of the Partnership are transferred to the Purchaser with minimal representations and warranties by the Partnership; (iii) the independent fairness opinion rendered in connection with the Transaction; (iv) the Operating General Partners' industry knowledge regarding the marketability of properties with lease terms similar to the Assets; and (v) avoidance of certain potential transaction costs, such as investment banking fees or real estate brokerage commissions, which could have approximated $700,000 to $1,400,000 in the aggregate. Mr. Froelich is not recommending the Transaction since he believes that the most advantageous methodology for determining a fair price for the Assets would be to seek third-party offers through an arm's-length bidding process. Mr. Strosberg has abstained from recommending the Transaction as he is currently reviewing additional documentation pertaining to the Transaction. See "Special Factors - Recommendations of the General Partners" and "Conflicts of Interest."

Conflicts of Interest

     The Transaction, as a result of the role of the Operating General Partners, is subject to conflicts of interest. The Braults are minority owners of the Purchaser and, therefore, the Braults have an indirect economic interest in consummating the Transaction that is in conflict with the economic interests of the Interest Holders. See "Conflicts of Interest."


             SPECIAL MEETING OF THE INTEREST HOLDERS

Special Meeting; Record Date

     Pursuant to the terms of the Partnership Agreement, the approval of the Interest Holders holding a majority of the Units is required to approve the Transaction and to approve the Amendment. A Special Meeting of the Interest Holders will be held on July 10, 1996, at the offices of the Partnership, 150 South Wacker Drive, Chicago, Illinois 60606, at 10:00 a.m., local time, to consider and vote upon the Transaction and the Amendment. The Partnership Agreement provides that the General Partners may call a special meeting of the Interest Holders, which special meeting shall have a record date, for the purpose of determining the Interest Holders entitled to vote, of not more than 60 days nor less than 20 days prior to the date when ballots are delivered to the Interest Holders. In accordance therewith, the close of business on ________________, 1996 has been established as the Record Date. Under the terms of the Partnership Agreement, only the Interest Holders holding Units of record on the Record Date are eligible to vote those Units on the proposals set forth in this Proxy Statement. An Interest Holder holding Units of record as of the Record Date will retain the right to vote on the proposals set forth herein even if such Interest Holder sells or transfers such Units after such date. As of the Record Date, the Partnership had 2,627,503.23 Units outstanding and entitled to vote, held of record by 1,868 Interest Holders. A list of the Interest Holders entitled to vote at the special meeting will be available for inspection at the executive offices of the Partnership at 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606.

     All Interest Holders are invited to attend the Special
Meeting. However, even those Interest Holders intending to attend the Special Meeting are requested to complete and return the enclosed proxy card promptly.

Procedures for Completing Proxies

     Accompanying this Proxy Statement is a proxy card solicited by and on behalf of the Partnership for use at the Special Meeting. When a proxy card is returned, properly executed, the Units represented thereby will be voted at the Special Meeting by the Managing General Partner in the manner specified on the proxy card. It is important that you mark, sign and date your proxy card and return it in the enclosed, postage-prepaid envelope as soon as possible. To be properly executed, the proxy card must be signed by and bear the date of signature of the Interest Holder voting the Units represented thereby. All questions as to the form of documents and the validity of consents will be determined by the Managing General Partner, which determinations shall be final and binding. The Managing General Partner reserves the right to waive any defects or irregularities in any proxy.

     Each Unit entitles the holder thereof to one vote with respect to the proxies solicited hereby. Only holders of Units of record on the record date may grant a proxy with respect to those Units. IF UNITS STAND OF RECORD IN THE NAMES OF TWO OR MORE PERSONS, ALL SUCH PERSONS MUST SIGN THE PROXY CARD. IF YOUR UNITS ARE HELD IN THE NAME OF A BROKERAGE FIRM, BANK, NOMINEE OR OTHER INSTITUTION, ONLY SUCH INSTITUTION CAN SIGN A PROXY WITH RESPECT TO YOUR UNITS AND CAN DO SO ONLY AT YOUR DIRECTION. ACCORDINGLY, IF YOUR UNITS ARE SO HELD, PLEASE CONTACT YOUR ACCOUNT REPRESENTATIVE AND GIVE INSTRUCTIONS FOR A PROXY TO BE SIGNED WITH RESPECT TO YOUR UNITS.

     An Interest Holder in favor of the Transaction and the Amendment should mark the "FOR" boxes on the enclosed proxy card, date and sign the proxy and mail it promptly in the enclosed postage-prepaid envelope. If a proxy card is executed but no indication is made as to what action is to be taken, it will be deemed to constitute a vote "FOR" the Transaction and "FOR" the Amendment. By consenting to the Transaction and the Amendment, the Interest Holders irrevocably appoint the Managing General Partner, or his designee, as their attorney-in-fact to execute and deliver such documents as are necessary to effect the Transaction.

     AS THE CONSENT OF THE INTEREST HOLDERS HOLDING A MAJORITY IN INTEREST OF THE OUTSTANDING UNITS IS NECESSARY TO CONSUMMATE THE PROPOSED TRANSACTION AND TO ADOPT THE AMENDMENT, FAILURE TO RETURN A PROXY IN A TIMELY MANNER OR TO VOTE AT THE SPECIAL MEETING WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE TRANSACTION AND "AGAINST" THE AMENDMENT.

     Questions and requests for assistance or for additional copies of the Proxy Statement and proxy card may be directed to the Partnership's proxy solicitors, The Herman Group, Inc., 2121
San Jacinto Street, 26th Floor, Dallas, Texas 75201, (800) ___-____. In addition to soliciting proxies by mail, proxies may be solicited in person and by telephone or telegraph. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the proxy solicitation.

Votes Required

     Pursuant to the terms of the Partnership Agreement and the Act, the vote of the Interest Holders owning a majority of the Units is necessary to approve the Transaction and it is a condition to the effectiveness of the Amendment that the Interest Holders owning a majority of the Units consent to the Amendment. Each Unit entitles the holder to one vote on each matter submitted to a vote of the Interest Holders. If a majority in interest of the Interest Holders consent to the Transaction and the Amendment and certain other conditions are met, the Transaction will be consummated. The Operating General Partners believe that if both the Transaction and the Amendment are not approved by the Interest Holders owning a majority of the Units, the Transaction will not be completed.

Solicitation Procedures

     The Partnership has retained The Herman Group, Inc. for solicitation and advisory services in connection with this proxy solicitation. In connection therewith, The Herman Group, Inc. will be paid reasonable and customary compensation and will be reimbursed for its reasonable out-of-pocket expenses, as described herein. See "Special Factors - Costs Associated with the Transaction." The Partnership has also agreed to indemnify The Herman Group, Inc. against certain liabilities and expenses including, liabilities and expenses under federal securities laws.

     The Partnership will not pay any fees or commissions to any broker or dealer or other person (other than to The Herman Group, Inc.) for soliciting proxies pursuant to this solicitation. Banks, brokerage houses and other custodians, nominees and fiduciaries will be requested to forward the solicitation material to the customers for whom they hold Units, and the Partnership will reimburse them for reasonable mailing and handling expenses incurred by them in forwarding proxy materials to their customers.

Revocation of Proxies

     A proxy executed and delivered by an Interest Holder may subsequently be revoked by submitting written notice of revocation to the Partnership. A revocation may be in any written form validly signed by an Interest Holder as long as it clearly states that such Interest Holder's proxy previously given is no longer effective. To prevent confusion, the notice of revocation must be dated. Notices of revocation should be delivered to The Herman Group, Inc., 2121 San Jacinto Street, 26th Floor, Dallas, Texas 75201, (800) ___-____. An Interest Holder may also revoke its proxy by attending the Special Meeting and voting in person. If an Interest Holder signs, dates and delivers a proxy to the Partnership and, thereafter, on one or more occasions dates, signs and delivers a later-dated proxy, the latest-dated proxy card is controlling as to the instructions indicated therein and supersedes such Interest Holder's prior proxy as embodied in any previously submitted proxy card.


                     TERMS OF THE TRANSACTION

The Merger Agreement

     The Partnership, Brauvin High Yield Fund L.P. II, a Delaware limited partnership affiliated with the Partnership, and Brauvin Income Plus L.P. III, a Delaware limited partnership affiliated with the Partnership, and the Purchaser entered into the Merger Agreement as of May 23, 1996, pursuant to which the Partnership has agreed to merge (through a merger of its partnership interests) with and into the Purchaser, subject to the conditions set forth therein. The summary of the Merger Agreement which is set forth below is qualified in its entirety by reference to the complete form of Merger Agreement, which is available for inspection and copying by any interested Interest Holder, or its representative who has been so designated by the Interest Holder, at the Partnership's principal executive offices during regular business hours. A copy of the Merger Agreement shall also be sent to any Interest Holder or duly designated representative thereof, at such Interest Holder's expense, upon receipt of the written request of such Interest Holder.

     The Merger Agreement provides, and the Purchaser intends, that as soon as practicable after satisfaction or waiver of the conditions to the Transaction, including approval thereof by the Interest Holders, the Purchaser shall file a certificate of merger with the Secretary of State of Delaware and the Partnership shall be merged with and into the Purchaser. The Transaction shall become effective at such time as is specified in the certificate of merger. Following the Transaction, the Purchaser shall continue as the surviving entity and the Partnership shall cease to exist. The Purchaser, as the surviving entity, shall succeed to and possess all of the rights, privileges and powers of the Partnership, whose Assets shall vest in the Purchaser, who shall thereafter be liable for all of the liabilities and obligations of or any claims or judgments against the Partnership. The Articles of Organization of the Purchaser shall thereafter be the Articles of Organization of the surviving entity. As a result of the Transaction, all of the Units will be converted into the right to receive approximately $9.18 per Unit in cash. The redemption price is based on the fair market value of the Assets as determined by an independent appraiser, plus Available Cash, as hereinafter defined, of the Partnership as of the Effective Time, plus earnings of the Partnership through July 31, 1996, less the Transaction Costs and less liabilities of the Partnership not otherwise deducted in computing Available Cash.

     For purposes of this computation, "Available Cash" means the amount of cash equivalents held by or at the direction of the Partnership after deducting any amounts then owned, accrued or reserved by the Partnership for goods, services or liabilities of any nature or description.

     The Purchaser will select a person or entity to act as the redemption agent (the "Redemption Agent"). At the Effective Time, the Purchaser shall deposit with the Redemption Agent an aggregate amount equal to the aggregate redemption price in the Merger. The Redemption Agent shall deliver to the Partnership all the funds held by it for purposes of the Merger. See "Terms of the Transaction - Determination of Redemption Price" and "Special Factors - Valuation of the Assets; Fairness Opinion."

     If the Closing Conditions (as hereinafter defined) are met, the Transaction is expected to be effected on or before August 31, 1996. Should the Transaction not be consummated by August 31, 1996, the financing to consummate the Transaction may not be available. In order to meet certain other interim deadlines established by the Purchaser, the Transaction must be approved by the Interest Holders no later than July 15, 1996.

Representations and Warranties of the Parties

     Pursuant to the Merger Agreement, the Purchaser has represented and warranted to the Partnership that: (i) it is a limited liability company duly formed and in good standing under the laws of the State of Delaware with the requisite authority to carry on the business it will conduct following the Merger; (ii) it has the requisite power and authority to enter into the Merger Agreement and perform its obligations thereunder; and (iii) all government approvals and notices which are required for it to effect the Merger have been obtained or been properly filed, except those approvals or filings where the failure to make such filing or obtain authorization, consent or approval will not have a material adverse affect on the Purchaser.

     Pursuant to the Merger Agreement, the Partnership has represented and warranted to the Purchaser that: (i) it is a limited partnership duly formed and validly existing and in good standing under the laws of the State of Delaware; (ii) it has the requisite power to carry on its business; (iii) it has 2,627,503.23 issued and outstanding Units; (iv) has the requisite power and authority to enter into the Merger Agreement, subject to the approval of the Interest Holders; (v) except as otherwise disclosed, entering into the Merger Agreement will not violate, conflict with, or result in a breach of any provision of, or constitute a default under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any lien upon any of the Assets under any of the terms, conditions or provisions of the Partnership's organizational documents or limited partnership agreement, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation which the Partnership is a party to, or violate any statute, rule or regulation or preclude the Partnership or any of its Assets, except as otherwise disclosed;
(vi) the Partnership has made all required filings with the Securities and Exchange Commission; (vii) the Partnership has no liabilities other than those disclosed on its balance sheet provided pursuant to the Merger Agreement; (viii) there has been no adverse changes in the Partnership's financial condition since the preparation of the financial statements provided pursuant to the Merger Agreement; (ix) to the knowledge of the Partnership and the Operating General Partners, there is no action or proceeding or investigation pending, threatened against or involving the Partnership or any of its Assets or rights of any of the Partnership and to the Partnership's knowledge, any liabilities which have adversely determined would individually or in the aggregate have a material adverse affect on the condition of the Partnership; and (x) the Partnership will provide to the Purchaser a true, correct and complete set of all files, documents and other written materials relating to each parcel of real property held directly or indirectly by the Partnership and all buildings and improvements thereon including, without limitation, copies of environmental reports, letters of credit or other credit enhancement instruments, title insurance policies, hazard insurance policies, flood insurance policies and other insurance policies, all balance sheets, operating statements and other financial statements, all existing engineering reports, soil studies and reports, plans, specifications, architectural and engineering drawings, completion agreements, arrangements, warranties, commitments and other similar reports, studies and items, leases and contracts, property management and leasing brokerage agreements and other writings whatsoever.

Additional Agreements

     The Partnership has agreed to file a proxy statement soliciting approval of the Interest Holders for both the Transaction and the Amendment and hold a meeting of the Interest
Holders as soon as practicable thereafter.

     The General Partners have agreed that they will respond to any unsolicited inquiry, contract or proposal made by a third party to the Partnership (an "Alternative Proposal"), and nothing in the Merger Agreement shall prohibit the General Partners from responding to such Alternative Proposal, making any required disclosures under Federal securities laws or providing information regarding the Partnership to the party making such Alternative Proposal, negotiating with such party in good faith, terminating the Merger Agreement or taking any other action, provided, however, that the Partnership agrees to give the Purchaser reasonable notice of any such response, negotiations or other matters, as well as a reasonable opportunity to respond, taking into account in good faith that the facts and circumstances were valid at the time of such response, negotiation or other matters. In the event the Merger Agreement is terminated due to the confirmation of an Alternate Proposal, Purchaser shall be entitled to a fee equal to 1.0% of the merger consideration.

Conditions to Closing the Transaction

     The respective obligations of each party to effect the Transaction shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions which may be waived, in whole or in part, only by written agreement of the Partnership and the Purchaser: (i) all approvals, notices, filings, registrations and authorizations of any governmental authority required for consummation of the Transaction shall have been obtained or made; (ii) approval of the Transaction by Interest Holders holding a majority of Units shall have been obtained; (iii) no preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by a governmental authority shall be in effect which would prevent the consummation of the Transaction.

     The obligation of the Partnership to effect the Transaction is also subject to the fulfillment at or prior to the Effective Time of each of the following conditions which may be waived, in whole or in part, by the Partnership: (i) the Purchaser shall in all material respects have performed each obligation to be performed by it under the Merger Agreement on or prior to the Effective Time; (ii) the representations and warranties of the Purchaser set forth in the Merger Agreement and described above shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; (iii) the Partnership shall have received a certificate of the Purchaser, dated the Closing Date, signed by the manager of the Purchaser, to the effect that the conditions specified in sections (i) and
(ii) above have been fulfilled; (iv) a favorable opinion of Cushman & Wakefield as to the fairness of the redemption price to the Interest Holders, from a financial point of view, shall have been delivered to the Partnership; and (v) no later than the earlier of: (A) June 30, 1996; or (B) the date of the mailing of this Proxy Statement, the Purchaser shall have delivered to the Partnership a commitment letter executed by a financial institution or other financing source providing for debt financing in an amount at least equal to $60,000,000 and on terms commercially reasonable from the point of view of the Partnership as the selling party in the Transaction.

     The obligation of the Purchaser to effect the Transaction is also subject to the fulfillment at or prior to the Effective Time, or such earlier date as specified therein, of each of the following conditions which may be waived in whole or in part by the Purchaser: (i) the Partnership shall in all material respects have performed each obligation to be performed by it hereunder on or prior to the Effective Time; (ii) the Partnership shall have cash available and not restricted equal to and replacement reserves estimate to be $43,553, and $418,000, respectively;
(iii) the Purchaser shall have received certificates of the Partnership, dated the Closing Date, signed by the Operating General Partners to the effect that the conditions specified in sections (i) and (ii) have been fulfilled; (iv) the Purchaser shall have received evidence, in form and substance reasonably satisfactory to its counsel, that such licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of domestic governmental authorities and parties to contracts and leases with the Partnership as are necessary in connection with the consummation of the transactions contemplated in the Merger Agreement (excluding licenses, permits, consents, approvals, authorizations, qualifications or orders, the failure to obtain which after the consummation of the transactions contemplated hereby, in the aggregate, will not have a material adverse effect on the condition of the Partnership); (v) no action, suit or proceeding before any court or governmental authority shall have been commenced and be pending by any person against the Partnership or the Purchaser or any of their Affiliates, partners, officers or directors seeking to restrain, prevent, change or delay in any material respect any of the terms or provisions of the Transaction or seeking material damages in connection therewith; (vi) the Purchaser, its manager and its lenders shall have received the favorable legal opinion of Holleb & Coff, counsel to the Partnership, and Prickett, Jones, Elliott, Kristol & Schnee, special Delaware counsel to the Partnership with respect to certain corporate and partnership matters; (vii) receipt by the Purchaser of debt and equity financing which in its sole judgement is satisfactory; (viii) the Partnership shall not have undergone a material adverse change in its condition or its ability to perform its obligations under the Merger Agreement; (ix) the Purchaser shall have determined that the legal, accounting and business due diligence investigation of the Partnership to be conducted by or on behalf of the Purchaser, including, without limitation, any information obtained from the Disclosure Schedule to be attached as an exhibit to the Merger Agreement, has not revealed that proceeding with the Transaction would be inadvisable or contrary to the Purchaser's best interests; (x) the Partnership shall not have made a distribution of earnings with respect to any Units from the date hereof through the Effective Time; (xi) the Purchaser shall have received from the Partnership an environmental assessment of each Asset, and the Purchaser shall have completed its review of such Environmental Reports and the Purchaser shall be satisfied in its sole discretion that: (A) the Purchaser will not be exposed to unacceptable risk, liability or obligation as a consequence of the Merger Agreement and the Transaction contemplated thereby; and (B) the Purchaser will not be subject to any material adverse, unusual or onerous agreements, conditions, liabilities or obligations to which the Partnership is a party; (xii) the Purchaser shall have completed its review of the assets and business of the Partnership and found them to be satisfactory to it in its discretion; (xiii) the Partnership, at its own expense, shall have ordered and delivered to the Purchaser an owner's title insurance policy (ALTA Owner's Policy Form B-1970 (rev. 10/17/70 and 10/17/84)) with respect to each Asset (or an endorsement of existing policies in favor of the Purchaser), insuring the Purchaser and its lenders and issued as of the Closing Date by a title insurance company reasonably satisfactory to the Purchaser, in such amount(s) as may be reasonably satisfactory to Purchaser, showing fee simple title thereto to be vested in the Purchaser, subject in each case only to permitted liens acceptable to the Purchaser, with extended coverage over all general exceptions, a zoning endorsement in the form of ALTA endorsement Form 3.1 and such other endorsements as the Purchaser shall reasonably request; (xiv) the Partnership, at its own expense, shall have ordered and delivered to the Purchaser surveys of each Asset for which title insurance is being obtained, dated not earlier than March 31, 1996, prepared by a licensed surveyor, and certified to the Purchaser, and the title insurance company as having been prepared in accordance with American Land Title Association land survey standards, and showing all material improvements to be within lot, side lot, rear lot and setback lines, and showing no encroachments onto each Asset. Such surveys shall reveal no material encroachments on each Asset and be sufficient to enable to title company issuing the title policies described in section (xiii) above to issue same with full extended coverage; and (xv) the Partnership shall have delivered to the Purchaser such further information, documents and instruments as the Purchaser shall reasonably require.

Determination of Redemption Price

     The fair market value of the Assets as determined by Cushman & Wakefield, an independent appraiser, is $23,198,450. As of [April 16, 1996], cash on hand was $1,305,236. The Operating General Partners have estimated that earnings from [April 17, 1996] to the Effective Time will be approximately $43,553. The Operating General Partners have also estimated that the Transaction Costs will be approximately $310,000 and that other Partnership liabilities will be approximately $108,000 as of the Effective Time. Therefore, the Operating General Partners believe the estimated redemption price per Unit to be as follows:


     Appraised value of the Assets              $23,198,450


     Cash on hand as of [April 16, 1996]          1,305,236


     Estimated earnings through the
     Effective Time                                  43,553


     Available cash                               1,348,789


     Estimated Transaction Costs                   (310,000)


     Other estimated Partnership
     liabilities                                   (108,000)


     Estimated cash available for
     distribution                               $24,129,239


     Number of Units                           2,627,503.23


     Estimated redemption price per Unit          $    9.18



     The redemption price per Unit will be adjusted for changes occurring prior to the Effective Time in the items set forth above. The General Partners will not receive any payment in exchange for the redemption of their general partnership interests nor will they receive any fees from the Partnership in connection with the Transaction. The Braults have a minority ownership interest in the Purchaser.

Termination of the Merger Agreement

     The Merger Agreement may be terminated and the Transaction contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Effective Time, whether prior to or after Interest Holder approval of the Transaction: (i) by mutual written consent of the Purchaser and the Partnership; (ii) by either the Purchaser or the Partnership, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable; (iii) by either the Purchaser or the Partnership, if the Effective Time shall not have occurred on or before the Termination Date, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate the Merger Agreement to perform in all material respects each of its obligations under the Merger Agreement required to be performed by it prior to the Effective Time; (iv) by either the Purchaser or the Partnership, if Interest Holder approval of the Transaction shall not be obtained; (v) by the Purchaser, if the Partnership shall have withdrawn, modified or amended in any respect its approval of the Transaction; (vi) by the Purchaser, if the Partnership fails to perform in all material respects its obligations under this Agreement; (vii) by the Purchaser, if there shall have occurred a material adverse change in the condition of the Partnership since the date of the Merger Agreement; (viii) by the Partnership, if the Purchaser fails to perform in all material respects its obligations under the Merger Agreement; (ix) by the Purchaser, if the Partnership shall have settled or compromised any law suit or other designated action without the prior written consent of the Purchaser, unless such settlement or compromise: (A) requires the payment of money by the Partnership in an amount which, when aggregated with the amount of money paid or payable in connection with all other designated actions, does not exceed $15,000; and
(B) does not include any other material term or condition to which the Purchaser shall reasonably object; (x) by the Purchaser, if, prior to the Effective Time, the representations and warranties of the Partnership, set forth in the Merger Agreement shall not be true and correct in all material respects at any time as if made as of such time, except to the extent that any such representation or warranty is made as of a specific date, in which case such representation or warranty shall have been true and correct as of such date; or (xi) by the Partnership, if there shall have been a failure of the Purchaser to obtain the necessary commitment for financing as described herein. In the event the Merger Agreement is terminated due to the confirmation of an Alternate Proposal, Purchaser shall be entitled to a fee equal to 1.0% of the merger consideration.

Amendment of the Merger Agreement

     The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after Interest Holder approval of the Transaction has been obtained, no amendment may be made which changes the amount of cash to be paid for the Units, or effects any change which would adversely affect the Interest Holders without Interest Holder approval.

Amendment of Partnership Agreement

     Consummation of the Transaction is subject to approval by the Interest Holders owning a majority of the Units. In addition, the Act provides that a merger must also be approved by the general partners of a partnership, unless the limited partnership agreement provides otherwise. The Interest Holders are, therefore, being asked to adopt the Amendment, which eliminates the requirement that all of the General Partners approve the Transaction. Upon approval of the Amendment, the vote of the Interest Holders owning a majority of the Units will be the only vote necessary to approve the Transaction.

Related Transactions

     In addition to the Transaction, the Purchaser has proposed a series of mergers and an asset purchase (the "Affiliated Transactions") with Brauvin High Yield Fund L.P. II, Brauvin Income Plus L.P. III and Brauvin Corporate Lease Program IV L.P., which partnerships are affiliates of the Partnership (the "Affiliated Limited Partnerships"). Each of the Affiliated Limited Partnerships has investment objectives substantially identical to the Partnership and owns property similar to the types of properties owned by the Partnership. The Partnership is a joint venture partner with certain of the Affiliated Limited Partnerships, which joint ventures own one or more properties. See "Certain Information About the Partnership, Its General Partners and Their Affiliates - Description of the Assets." The approval of the limited partners of each of the Affiliated Limited Partnerships to the Affiliated Transactions is being solicited concurrently with the Partnership's solicitation pursuant to this Proxy Statement. It is a condition to the effectiveness of the Transaction that the limited partners of each of the Affiliated Limited Partnerships approve the Affiliated Transactions. This condition may be waived by the Purchaser in its sole discretion.


            INCOME TAX CONSEQUENCES OF THE TRANSACTION

Certain Federal Income Tax Consequences

     The following summary, based upon current law, is a general discussion of certain federal income tax consequences of the conversion of a Unit into the right to receive cash pursuant to the Merger. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury regulations thereunder and administrative rulings and judicial authority as of the date of this Proxy Statement. All of the foregoing are subject to change, and any such change could affect the continuing accuracy of this summary. This summary does not discuss all aspects of federal income taxation that may be relevant to a particular Interest Holder in light of such Interest Holder's specific circumstances or to certain types of Interest Holders subject to special treatment under the federal income tax laws (for example, foreign persons, dealers in securities, banks, insurance companies and tax-exempt organizations), and it does not discuss any aspect of state, local, foreign or other tax laws. No ruling has been (or will be) sought from the Internal Revenue Service, and no opinion of legal counsel will be rendered, as to the anticipated federal income tax consequences of the Merger. This summary is based on the assumption that the Partnership is a partnership for federal income tax purposes and that, although the Partnership is a "publicly traded partnership" within he meaning of Section 7704 of the Code (i.e., subject to taxation as a corporation), it is not currently subject to the operative provisions of Section 7704 of the Code under an effective date grandfathering provision.

     The receipt of the right to receive cash pursuant to the Merger will be a taxable transaction for federal income tax purpose and may also be a taxable transaction under applicable state, local, foreign and other tax laws. For federal income tax purposes, Interest Holders generally will recognize gain or loss equal to the difference between: (i) the "amount realized" in respect of a Unit in the Partnership that is converted into a right to receive cash pursuant to the Merger; and (ii) the Interest Holder's adjusted tax basis in the Unit. The "amount realized" with respect to a Unit will be equal to the sum of the amount of cash to be received by the Interest Holder of the Unit pursuant to the Merger plus the Interest Holder's allocable share of liabilities of the Partnership attributable to the Unit as determined under Section 752 of the Code and the Treasury regulations promulgated thereunder. An Interest Holder's adjusted tax basis in a Unit (whether acquired by purchase or capital contribution), in general, will be the original cost of the Unit adjusted to reflect the allocable share of the Partnership's income and losses, minus distributions to the Interest Holder with respect to the Unit, plus the Interest Holder's allocable share of liabilities of the Partnership attributable to the Unit as determined under Section 752 of the Code. In addition, the adjusted tax basis in a Unit owned by an Interest Holder that participated in the Partnership's distribution reinvestment plan would in general be increased by any amounts recontributed by such Interest Holder to the Partnership pursuant to the distribution reinvestment plan. Any Interest Holder that participated in the distribution reinvestment plan should contact his or her own tax advisor to determine the adjusted tax basis in his or her Units.

     In general, the amount realized by an Interest Holder on a disposition of a Unit pursuant to the Merger less such Interest Holder's adjusted tax basis in the Unit will be treated as a capital gain or loss if the Unit was held by the Interest Holder as a capital asset. Any capital gain or loss will be treated as long-term capital gain or loss if the Interest Holder's holding period for the Unit exceeds one year. Under present law, long-term capital gains will generally be taxed at a maximum federal marginal tax rate of 28% (in the case of individuals) or 35% (in the case of corporations), whereas the maximum federal marginal tax rate for ordinary income is 39.5% (in the case of individuals) or 35% (in the case of corporations). Certain limitations apply to the deductibility of capital losses under the Code. In the case of a corporation, capital losses are deductible only to the extent of capital gains. An individual may deduct up to $3,000 of capital losses in excess of the amount of his or her capital gains against ordinary income. Excess capital losses generally can be carried forward to succeeding years (a corporation's carry forward period is five years and an individual can carry forward such losses indefinitely); in addition, corporations are allowed to carry back excess capital losses to the third preceding taxable year.

     However, under Section 751 of the Code, the difference between the portion of the amount realized by an Interest Holder that is attributable to "unrealized receivables" (which includes recapture of depreciation) and "substantially appreciated inventory" over the portion of the Interest Holder's adjusted tax basis in the Unit that is allocable to such items will be taxed as ordinary income or loss rather than capital gain or loss. An Interest Holder's adjusted tax basis in a Unit allocable to "unrealized receivables" and "substantially appreciated inventory" will be determined by reference to the Partnership's tax basis in these items, which amount could be less than the Interest Holder's adjusted tax basis in the Unit otherwise allocable to these items. Because an Interest Holder's adjusted tax basis in his or her Unit will be allocated to "unrealized receivables" and "substantially appreciated inventory" based on the Partnership's tax basis in these items. An Interest Holder may realize an overall loss on the disposition of his or her Unit, but have to realize ordinary income on the Section 751 portion of the disposition, which will correspondingly increase the capital loss on the remaining portion of the disposition.

     Under Section 469 of the Code, a taxpayer that is an individual, estate, trust, closely held corporation or personal service corporation generally can deduct passive activity losses from a passive activity against passive activity income received from other passive activities, but cannot deduct such losses from other types of income. In the case of a publicly traded partnership (including a publicly traded partnership that is not subject to the publicly traded partnership provisions of the
Code), the passive activity loss limitation is applied separately to each publicly traded partnership. Accordingly, income or gain realized by an Interest Holder from the Partnership cannot be offset by passive losses generated by other passive activities of the Interest Holder. However, upon a complete disposition by an Interest Holder of its Units pursuant to the Merger, an Interest Holder's allocable share of the net losses (if any) of the Partnership that were suspended under the passive loss rules of
Section 469 of the Code generally would be currently deductible. In the absence of a complete disposition of Units by an Interest Holder, the deductibility of such suspended passive losses (if any) may be limited.

     An Interest Holder (other than certain exempt Interest Holders including, among others, all corporations and certain foreign individuals) who delivers a Unit pursuant to the Merger may be subject to a 31% backup withholding unless the Interest Holder provides a taxpayer identification number ("TIN") and certifies that the TIN is correct or properly certifies that he is awaiting a TIN. An Interest Holder who does not furnish a TIN may be subject to a penalty imposed by the Internal Revenue Service. An Interest Holder may avoid backup withholding by properly completing and signing a Form W-9. If backup withholding applies to an Interest Holder, the Partnership is required to withhold 31% from payments to such Interest Holder. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the federal income tax liability of the person subject to the backup withholding. If backup withholding results in an overpayment of tax, a refund can be obtained by the Interest Holder upon filing an income tax return.

     Pursuant to Section 897 of the Code, gain or loss realized by a foreign person on the disposition of an interest in a partnership is subjected to federal income tax to the extent the amount realized on such sale is attributable to United States real property interests. Under Section 1445 of the Code, the transferee of a partnership interest held by a foreign person is generally required to deduct and withhold a tax equal to 10% of the amount realized on the disposition. The Partnership, however, will not be required to withhold 10% of the amount realized by any Interest Holder if the Interest Holder furnishes an affidavit stating, under penalty of perjury, the Interest Holder's TIN, that such Interest Holder is not a foreign person and the Interest Holder's address.

Differing Tax Treatment of the Interest Holders

     At the time of subscription, those Interest Holders not in need of passive income elected to be classified as "Taxable Interest Holders." Investors that were tax-exempt or seeking passive income to offset passive losses from other investments elected to be classified as "Tax-Exempt Interest Holders." The Partnership Agreement contains a special allocation provision which allocates all of the depreciation allocable to the Interest Holders to the Taxable Interest Holders. In all other respects, the Taxable Interest Holders and the Tax-Exempt Interest Holders have been and will be treated alike. Due to the special allocation of depreciation, which resulted in the Taxable
Interest Holders receiving certain benefits, such as increased amounts of depreciation deductions and "tax-sheltered cash flow" (i.e., cash distributions in excess of taxable income), in the early years of the Partnership's existence, the Taxable Interest Holders were subject to certain risks, including: (i) allocation of a greater amount of gain upon the sale of properties which, if such depreciation deductions are used and not carried forward under the "passive loss rules," will result in greater tax liability without receiving greater cash distributions; and (ii) receipt of smaller cash distributions on the liquidation of the Partnership and/or the sale of the Assets if there is a loss on the sale of the Assets, which differ from those to which the Tax-Exempt Interest Holders will be subject. Interest Holders are urged to consult with their tax advisors regarding this issue.

     As a result of the allocation of these losses to Taxable Interest Holders, their tax basis in their Units was reduced. Therefore, these Interest Holders will likely recognize more taxable income on the Transaction. However, a portion of such additional income may be offset by prior losses which were limited under the passive loss rules. The Tax-Exempt Interest Holders may or may not be subject to tax on the Transaction. Interest Holders are urged to consult with their tax advisors regarding this issue.

     THE FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE ARE BASED UPON PRESENT LAW, ARE FOR GENERAL INFORMATION ONLY AND DO NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL TAX EFFECTS WHICH MAY APPLY TO AN INTEREST HOLDER. THE TAX CONSEQUENCES TO A PARTICULAR INTEREST HOLDER MAY BE DIFFERENT FROM THE TAX CONSEQUENCES TO OTHER INTEREST HOLDERS, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND OTHER TAX LAWS, AND THUS, INTEREST HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE INCOME TAX CONSEQUENCES OF THE MERGER.


                         SPECIAL FACTORS

Purpose of and Reasons for the Transaction

     The principal purpose of the Transaction is to cause the transfer of the Assets and the liabilities of the Partnership to the Purchaser in return for cash proceeds which will be distributed to the Interest Holders through the redemption of their Units. Promptly upon consummation of the Transaction, the Units of the Interest Holders will be redeemed for approximately $9.18 per Unit in cash.

     Background and Operational History of the Partnership

     The Partnership is a Delaware limited partnership organized on January 6, 1987 to raise funds from investors to acquire debt-free ownership of existing, free-standing, income-producing retail, office and industrial real properties subject to predominantly triple-net leases. The Partnership completed its public offering on May 19, 1988 and raised a total of $25,000,000. As of December 31, 1995, the Partnership had also raised an additional $2,816,104 through its distribution reinvestment plan. As of the date hereof, the Partnership has acquired the land and buildings underlying 33 properties as well as a 49% interest in a Scandinavian Health Spa, a 1% interest in a joint venture which owns the land and buildings underlying six Ponderosa restaurants and a 23.4% interest in a joint venture which owns the land and building underlying a CompUSA store. See "Certain Information about the Partnership, Its General Partners and their Affiliates - Description of the Assets." All of the properties of the Partnership are under lease.

     Cash distributions to Interest Holders for 1995, 1994 and 1993 were $2,600,149, $2,616,758 and $2,590,902, respectively.
In addition, because of the decision to present the Transaction to the Interest Holders, the Operating General Partners have determined that no further distributions of operating cash flow will be made by the Partnership to the Interest Holders prior to consummation or termination of the Transaction. The Operating General Partners have also determined that the Partnership will not repurchase Units from Interest Holders during this period. See "Certain Information About the Partnership, Its General Partners and their Affiliates - Distributions."

     The Partnership is the first of a series of affiliated limited partnerships formed to acquire similar properties. Because the Partnership is the first of the Affiliated Limited Partnerships to be formed, the properties acquired by the Partnership are at the end of their anticipated holding periods. The Partnership's Prospectus dated September 4, 1987 (the "Prospectus") states that the anticipated holding period for the Partnership's properties is no more than six to nine years. As a result, the Braults, as executive officers of the corporate general partners of the Partnership and the Affiliated Limited Partnerships began investigating options for the liquidation of the properties held by the Partnership and the Affiliated Limited Partnerships.

     Prospects of the Partnership

     Pursuant to the terms of the Merger Agreement, the Purchaser has agreed to pay $9.18 per Unit in cash in connection with the Transaction, which is based upon the fair market value of the Assets as determined by Cushman & Wakefield. Due to the relatively fixed nature of the lease payments generated by the Assets and the remaining lease terms, the fair market value may not increase over the foreseeable future. To date, the Partnership has not been presented with any firm offers for the purchase of the Assets, although it has received and pursued a few expressions of interest from third parties. Mr. Froelich believes that the Partnership should actively seek third party offers through an arm's-length bidding process to establish a fair price for the Assets. In this regard, the Partnership has made, and will continue during the pendency of the proxy solicitation process to make, all pertinent information pertaining to the Partnership and the Assets available to other potential purchasers who have the financial ability to acquire the Assets on an all cash basis. If the Transaction is not approved, there can be no assurance as to whether any future liquidation or disposition of the Assets will occur or on what terms they might occur. Despite the Partnership obtaining both the Valuation and the Fairness Opinion from Cushman & Wakefield, there can be no assurances that a better offer for the acquisition of the Assets may not be available.

     Costs and Risks Associated with Ownership

     The average remaining lease term for the Assets is 6.8 years. The longer the Assets are held by the Partnership, the greater the risk to the Partnership of lease rollover, renegotiation and non-renewal. Because many of the Partnership's properties were designed for a particular type of operation, lease default or non-renewal could result in the need for substantial capital improvements or remodeling to attract new tenants. Eventually the Partnership will be required to reserve against such risks. Lease defaults and non-renewals, as well as reserves against such risks will eventually result in lower distributions to the Interest Holders.

     The Partnership incurs general and administrative costs related to its status as a public reporting entity under the Federal securities laws. The costs of preparing reports such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as the expenses of printing and mailing these materials can be significant. The Partnership incurs significant legal and accounting fees in complying with the Federal securities laws. Over the past two years, the Partnership has spent approximately $133,805 and $129,068, respectively on partnership administration expense, and legal, accounting and tax advisory fees necessitated by the on-going Federal securities law compliance. If the Partnership were not a publicly-held entity, many of these costs could be eliminated, although such cost savings would not be of benefit to the Interest Holders.

     There is no established trading market for the Units. As a result, the Interest Holders and the Partnership incur all of the costs associated with public-entity status, but have little of the benefits. Since the Units are not readily transferable, the Interest Holders are essentially locked into their investment in the Units.

     Benefits of the Transaction

     As a result of the Transaction, the Interest Holders will receive their proportionate share, on an all cash basis, of the fair market value of the Assets, as valued by an independent appraiser. The costs of the Transaction to the Partnership, which are estimated to equal approximately 1 1/2% of the total value of the Transaction, is believed to be below industry standards for a transaction of this size. In addition, the structure of the Transaction eliminates the need for the Partnership to reserve or hold back any funds from distribution to the Interest Holders to satisfy any post-closing liabilities. Finally, consummation of the Transaction and receipt by the Interest Holders of the redemption.

Alternatives to the Transaction

     The Operating General Partners considered several alternatives to the Transaction, including: (i) continuing to hold the Assets; (ii) individual property sales; (iii) an auction of any or all of the properties; (iv) solicitation of third-party bids; and (v) a sale of the assets to the Purchaser.

     Continuing to hold the Assets was rejected as the risk from ownership increases the longer the properties are held and thus the value of the Assets becomes less certain. This risk results from the approaching maturity dates for each of the leases of the Assets (which average remaining lease is 6.8 years), the costs of the renegotiation of such lease and the related risk of default or non-renewal. A merger of the Partnership with and into the Purchaser will allow the Interest Holders to avoid such increasing risks. Furthermore, the Partnership's investment in the properties is approaching the outside of its initial estimated holding periods and thus it is the General Partners duty to look to the liquidation of the Assets.

     Individual property sales were rejected as this option would likely result in the Partnership's more valuable properties being sold and the Partnership being forced to retain the less valuable properties. Even if the more valuable properties were sold on an all cash basis comparable to the Transaction, the Partnership would likely be required to retain a substantial portion of the proceeds of such sales to cover the expenses related to ongoing administration of the Partnership. Because the Partnership's administrative costs are relatively fixed, a sale of the more valuable properties would ultimately result in proportionally less cash being available for distribution to the Interest Holders. Furthermore, costs associated with individual sales of the properties would, in the aggregate, be significantly greater than the costs associated with a sale of all of the Assets.
These increased costs would further result in less cash being available for distribution to the Interest Holders. Finally, because the more valuable properties will likely be sold first, risks associated with lease defaults and non-renewals, as well as risks associated with particular markets and industries will increase. Therefore, the sale of the Assets in a single transaction eliminates the need for the Partnership to remain in existence with a smaller, less diverse and more risky portfolio.

     An auction of all of the Assets was also rejected as real estate auctions are generally viewed as a sale method of last resort and the typical buyer at auction is seeking below market price purchases. An auction of individual assets would result in the same adverse effects as those resulting from sales of individual properties.

     A formal solicitation of third-party bids for the Assets was not undertaken by the Operating General Partners prior to the date the Partnership entered into the Merger Agreement. However, the terms of the Merger Agreement permit the General Partners to terminate the Transaction at any time should they receive an offer for the Assets which they in good faith believe to be on terms preferable to the Transaction. Although there have been a few expressions of interest from potential third-party purchasers generated by the Purchaser's effort to secure financing, no party has made a firm offer for the Assets. In conjunction with Mr. Froelich's belief that the solicitation of third-party offers through an arm's-length bidding process was the most advantageous method for determining a fair price for the Assets, the Partnership continues to make available to prospective purchasers all relevant materials necessary to conduct due diligence with respect to the Assets. Until the Transaction is approved, the General Partners will entertain any offers which can produce a comparable overall return to the Limited Partners. Notwithstanding the foregoing, the Operating General Partners have surveyed the market and have been unable to identify a strategic or financial buyer that would be interested in purchasing the entire portfolio of the Assets, on all cash basis. This is mainly the result of two factors: (i) 33% of the Assets have lease terms which provide the lessees with rights of first refusal on any sale of the Assets, thereby significantly complicating the negotiations or possible offers from third parties; and (ii) the average remaining lease term of 6.8 years makes the Assets less attractive to such purchaser.

     While the Partnership could have structured the transaction as a sale of the Assets to the Purchaser, the costs that would be incurred by the Purchaser in connection with such a sale (such as real estate transfer taxes and other transfer related costs) would have been greater, resulting in the Interest Holders receiving less by way of a liquidating distribution than they will receive in connection with the redemption of their Units. Since the Transaction includes many protections for the Interest Holders, including an independent appraisal of the Assets, receipt of an opinion that the transaction is fair to the Interest Holders from a financial point of view and the receipt by the Interest Holders of their pro rata share of the appraised value thereof, the Transaction does not result in a materially different transaction than a sale of the Assets from the Interest Holder's prospective.

Effects of the Transaction

     If the Transaction is approved and the remaining conditions to the Transaction are met or waived, the Assets and liabilities of the Partnership will be transferred to the Purchaser as the surviving entity in the Transaction and the Partnership will cease to exist. The registration of the Units under Section 12(g)(4) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") will then be terminated. Further, following the Transaction, the Partnership will no longer be subject to the periodic reporting requirements of the Exchange Act and will cease filing information with the Securities and Exchange Commission (the "Commission"). The Corporate General Partner intends to conclude the Transaction with and into the Purchaser no later than December 31, 1996.

     As a result of the Transaction, the Units will be redeemed for approximately $9.18 per Unit in cash. The redemption price is based on the fair market value of the Assets as of the Effective Time as determined by Cushman & Wakefield, plus cash on hand as of the Effective Time, less the Transaction Costs and less all other Partnership obligations. Thus, the actual redemption price will be subject to adjustment based upon changes in these amounts prior to the Effective Time. Cushman & Wakefield has determined that the fair market value of the Assets is $23,198,450, which is $8.85 per Unit. The General Partners will not receive any payment in exchange for the redemption of their general partnership interests nor will they receive any fees from the Partnership in connection with the Transaction.
The Braults have a minority ownership interest in the Purchaser.

Valuation of the Assets; Fairness Opinion

     Cushman & Wakefield Valuation Advisory Services ("Cushman & Wakefield") was engaged by the Partnership on March 15, 1996 to value the Assets pursuant to its obligation to provide a valuation of the Units within 120 days after the end of the fiscal year to satisfy the requirements of the Employee Retirement Income Security Act of 1974, as amended. The Partnership subsequently engaged Cushman & Wakefield to provide an opinion as to whether the Transaction is fair from a financial point of view (the "Fairness Opinion"). Other than the engagements described herein, and the engagement of Cushman & Wakefield by the Affiliated Limited Partnerships in connection with the Affiliated Transactions, there has been no material relationship between Cushman & Wakefield or its affiliates and the Partnership or its affiliates, nor is any such relationship contemplated.

     Copies of the Valuation and the Fairness Opinion are attached hereto as Annex I and Annex II, respectively.

     Experience of Cushman & Wakefield

     Cushman & Wakefield is the largest real estate valuation and consulting organization in the United States. In 1995, the appraisal group of Cushman & Wakefield completed in excess of 2,300 appraisal and consulting assignments. Cushman & Wakefield's clients include major commercial and investment banks, Fortune 500 corporations, pension funds, advisory firms and government agencies. Cushman & Wakefield has 19 branch offices located in all geographic regions of the United States. This large network of professionals provides local expertise in key markets and sub-regions and enables Cushman & Wakefield to effectively handle broad-based, multi-property assignments. Furthermore, Cushman & Wakefield's appraisal network provides a large national database of market information and ensures a consistent methodology for each property valuation. The Operating General Partners considered several appraisal firms but ultimately chose Cushman & Wakefield based upon their expertise and industry leadership.

     Valuation

     Pursuant to its engagement, Cushman & Wakefield advised the Partnership that it valued the Assets at $23,198,450 as of ________, 1996 (the "Valuation"). On ____________, 1996, Cushman
& Wakefield advised the Partnership that it was not aware of any information that would cause a change in its Valuation as of such date. Certain of the material assumptions, qualifications and limitations to the Valuation are described below. The summary set forth below does not purport to be a complete description of the analysis employed by Cushman & Wakefield in preparing the Valuation. The Partnership imposed no conditions or limitations on the scope of Cushman & Wakefield's investigation or the methods and procedures to be followed in preparing the Valuation. No other appraisals of the Assets were obtained by the Partnership due to the significant cost involved and the Operating General Partners' opinion that the Valuation was prepared according to industry standards by a reliable and independent appraisal firm.

     Summary of Materials Considered

     In preparing the Valuation, Cushman & Wakefield: (i) conducted a physical inspection of each property; (ii) considered the location and market area of each property, with particular attention given to the submarket definition, demand generators, competitive properties, trade area demographics and outlook; (iii) reviewed property sales history where provided; (iv) analyzed site and improvements with regard to quality, functionality and condition of improvements toward existing use; and (v) considered the highest and best use of each site. In addition, Cushman &
Wakefield conducted a review and analysis of each existing individual leases affecting each of the properties. In conducing their analysis, Cushman & Wakefield was provided with, among other things: (i) the Partnership's Annual Reports on Forms 10-K and related financial information for the three fiscal years ended December 31, 1993, 1994 and 1995, the Partnership's
Quarterly Reports on Forms 10-Q and related unaudited financial information for the three months ended March 31, 1996; (ii) certain information relating to the business, earnings, operating cash flow and assets of the Partnership, including sales performance for 1993 through 1995 where provided and estimates for 1996;
(iii) surveys, legal descriptions, current property tax statements, and detailed lease abstracts; and (iv) such other information as Cushman & Wakefield deemed necessary or appropriate. In addition, Cushman & Wakefield personnel questioned the Operating
General Partners about the markets in which the Assets operate and the operating history of the Assets.

     Summary of Cushman & Wakefield's Methodology and Approaches to Value

     Cushman & Wakefield's valuation of the Assets was based primarily on a discounted cash flow analysis. Cushman & Wakefield believes that the valuation resulting from the discounted cash flow analysis is the best indication of value, as an investor in the type of property owned by the Partnership considers its income producing capabilities as most important. A sales approach based on comparable sales was determined to have a high margin of error because of the lack of comparable properties and recent sales data for many of the Assets. Therefore, a sales approach was not considered to be an effective approach to valuation of the Assets.

     Individual evaluation reports containing property specific information such as location, competition, and market and trade area analysis, were prepared by Cushman & Wakefield for each Asset. These evaluation reports formed the foundation for Cushman & Wakefield's valuation analysis. In conducing its cash flow analysis, Cushman & Wakefield performed an individual property-by-property analysis to establish an anticipated cash flow to be received over a specified holding period for the particular property. Analysis as to cash flows takes into account the contractual rent and the terms and conditions of each lease, as well as the credit associated therewith.

     Cushman & Wakefield also conducted an analysis of the
reversionary component of the cash flow analysis for each
property, which values the property at the end of the specified holding period, based on the estimated highest and best use of the property.
The highest and best use of a property is formulated based on a decision matrix which takes into account specific property and location characteristics, demographic profile and outlook, sales history and market position of the property relative to its
competition.  Where the highest and best use of a property at reversion is estimated to be a continuation of the existing use, the reversionary value of the property is based on is based on capitalizing the property's eleventh year's net operating income into a value by means
of direct capitalization.   Where the anticipated highest and best use of a
property differs from the existing use, the reversionary value of the property is estimated based on a cost approach methodology, which incorporates land value estimate and a depreciated replacement cost estimate for the improvement contribution, if any.

     Pursuant to the discounted cash flow analysis, Cushman & Wakefield preliminarily valued the Assets at $22,600,000. The Operating General Partners reviewed the initial valuation and concluded that the values of the Assets were lower than expected. As a result of subsequent considerations presented by the Operating General Partners the valuation was increased to $23,198,450, which is the amount allocated by the Purchaser to the Assets in connection with the Transaction. The Operating General Partners have reviewed and accept the final Valuation and believe that it was prepared in accordance with appropriate professional standards.

     Assumptions, Limitations and Qualifications of Cushman &
     Wakefield's Valuation

     In preparing the Valuation, Cushman & Wakefield relied, without independent verification, on the accuracy and completeness of all information supplied or otherwise made available to it by or on behalf of the Partnership. In arriving at the Valuation, Cushman & Wakefield assumed: (i) good and marketable title; (ii) that each Asset was free and clear of all liens, unless otherwise stated; (iii) responsible ownership and competent management of each Asset; (iv) no hidden or unapparent conditions; (v) full compliance with zoning laws; (vi) possession of all necessary licenses, certificates of occupancy and other governmental consents; (vii) that no potentially hazardous or toxic materials were located at or about the Assets; and (viii) compliance with the Americans with Disabilities Act of 1990. Cushman & Wakefield did not conduct a legal survey of the Assets.

     Fairness Opinion

     Subsequent to its engagement in connection with the Valuation, Cushman & Wakefield was engaged to provide an opinion as to the fairness of the Transaction to the Interest Holders from a financial point of view. Cushman & Wakefield was neither asked to make, nor did it make, any recommendation as to the redemption price, although it did provide the Valuation on which the Transaction price was based. Cushman & Wakefield was not asked to solicit offers from other interested parties nor was it asked to opine on any aspects of the Transaction other than that specifically mentioned above. Cushman & Wakefield directed its opinion solely to the Partnership and was not engaged to act as an agent or fiduciary of the Interest Holders or any other third parties. Cushman & Wakefield advised the Partnership that, in its opinion, the terms of the Transaction are fair to the Interest Holders from a financial point of view.

     In connection with rendering its opinion, Cushman &
Wakefield: (i) reviewed the form of the Merger Agreement; (ii) analyzed the audited financial statements of the Partnership for the periods ended December 31, 1995, 1994 and 1993 and the unaudited financial statements of the Partnership for the periods ended March 31, 1996 and 1995; (iii) reviewed the various appraisals of and market studies for the Assets; (iv) examined certain legal documents; (v) reviewed operating statements of certain individual Assets; (vi) reviewed the historical market price, distributions and trading volumes for the Units; (vii) reviewed current stock market valuations of public companies deemed similar to the Partnership, as well as data with respect to the value of assets similar to those of the Partnership;
(viii) conducted discussions with the Operating General Partners concerning the value of the Assets and the operations and prospects of the Partnership; (ix) reviewed and analyzed other potential offers for the Assets; and (x) performed such other studies, analyses and investigations as were deemed appropriate.

     The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its Fairness Opinion, Cushman & Wakefield did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, Cushman & Wakefield believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Cushman & Wakefield made numerous assumptions with respect to industry performance, general market, business and economic conditions and other matters, any of which are beyond the control of the Partnership. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein, and neither Cushman & Wakefield nor the Partnership assumes responsibility for the accuracy of such estimates.

     Compensation

     Cushman & Wakefield was paid a fee of $2,500 for each Asset valued in connection with the Valuation and will be paid $8,900 by the Partnership for the Fairness Opinion. In addition, the Affiliated Limited Partnerships will pay Cushman & Wakefield on the same basis for services rendered to each of them in connection with the Affiliated Transactions. Cushman & Wakefield is also entitled to reimbursements for certain costs incurred in connection with providing their services to the Partnership. The fees paid to Cushman & Wakefield in connection with the Valuation and the Fairness Opinion were negotiated by the Operating General Partners. The Partnership has agreed to indemnify Cushman & Wakefield against certain liabilities arising out of its engagement to prepare and deliver the Valuation and the Fairness Opinion.

Recommendations of the General Partners

     Factors Considered

     The Operating General Partners have determined that the terms of the Transaction are fair to the Interest Holders and, therefore, recommend that the Interest Holders vote "FOR" the Transaction and "FOR" the Amendment.

     In determining the fairness of the Transaction, the Operating General Partners considered each of the relevant factors discussed below in their decision to recommend the Transaction. Although the Operating General Partners were unable to weigh each factor precisely, the factors are set forth below in their approximate order of importance:

* The redemption price of the Transaction was based on the Valuation, which was prepared by an expert, independent third party appraiser. The Valuation considered the current fair market value of each and every Asset. The Operating General Partners reviewed a preliminary draft of the valuation and concluded that the values of the properties set forth therein were lower than expected. As a result of subsequent considerations presented by the Operating General Partners, the valuation was increased.

* The fact that in connection with the Transaction, the Purchaser will acquire all of the Assets and liabilities of the Partnership, thereby eliminating the need for the Partnership to continue operations with the less valuable properties.

* The fact that in connection with the Transaction, the Partnership will only be required to make limited representations and warranties to the Purchaser as to the condition of the Assets, thereby eliminating the need establish an escrow of funds as is typically required in merger transactions or asset sales.

* The avoidance of certain potential transaction costs, such as investment banking fees or real estate brokerage commissions, which could have approximated $700,000 to $1,400,000 in the aggregate.

* The fact that the Purchaser was willing to consummate the Transaction on an all cash basis.

*    The fact that an opinion was received from Cushman &
     Wakefield stating that the Transaction is fair to the Interest Holders from a financial point of view.

* The fact that the anticipated holding period for the Assets is near the end of the six to nine year term originally contemplated in the Prospectus.

* The fact that the Merger Agreement permits the General Partners to terminate the Transaction at any time if they receive an offer for the Assets which they in good faith believe to be on terms preferable to the Transaction. Until the Transaction is approved by the Limited Partners, the General Partners will continue to entertain any and all offers which can produce a comparable overall return to the Limited Partners.

* The fact that the vote of a majority in interest of the Interest Holders is required to approve the Transaction.

* The fact that the longer the Assets are held the greater the risk to the Partnership of lease rollover, renegotiation and non-renewal.

* Similarly, as a result of the average lease term for the Assets being 6.8 years, the Assets may become more difficult to sell.

* The high cost of operating the Partnership as a publicly-held entity. Over the past two years, the Partnership has spent $133,805 and $129,068 on partnership administration expense and legal, accounting and tax advisory fees necessitated by the on-going Federal securities law compliance.

* The lack of an established exchange or market for the Units which makes it extremely difficult for the Interest Holders to liquidate their investment. Based on the May 1996 issue of The Stanger Report, the transaction price per Unit for sales of Units in the "secondary" market ranged between $9.18 and $8.25, which represents transactions for 4,033 Units from December 1, 1995 through February 29, 1996. Over the past 12 months, 95,378.4 Units were sold in private transactions in the "secondary" market.

* Comparison of the per Unit price to be paid in connection with the Transaction to current and historical market prices of the Units.

* The expressed desire of certain Interest Holders to have their investment in the Partnership liquidated.

     The current value of the Assets as compared to their book value (as reflected on the Partnership's financial statements) was not a significant factor in the Operating General Partners' determination of the fairness of the terms of the Transaction. Going concern value was not deemed to be relevant to the Partnership's business operations. Furthermore, the net book value and liquidation value were not deemed to be relevant measures of market value of the Assets.

     Since the Operating General Partners are affiliates of the Purchaser, their recommendation is subject to a conflict of interest. See "Conflicts of Interest." Furthermore, no unaffiliated representative was retained to act solely on behalf of the Interest Holders for the purpose of negotiating the Transaction. However, as noted above, the Purchaser has agreed to an all cash transaction, with limited representations and warranties.

     Conclusion

     If the Transaction and the Amendment are not approved, the Operating General Partners are uncertain as to whether any offers on as favorable terms will be available to the Partnership in the near future. Despite the Partnership obtaining both the Valuation and the Fairness Opinion from Cushman & Wakefield, there can be no assurances that a better offer for the acquisition of the Assets may not be available.

Appraisal Rights

     Neither the Partnership Agreement nor the Act, provide rights of appraisal or similar rights to the Interest Holders who dissent from the vote of the majority in approving the Transaction. As a result, if Interest Holders holding a majority of the Units approve the Transaction and the Amendment and if the Transaction is consummated, the Partnership will be merged with and into the Purchaser and all Interest Holders, including those who do not approve the Transaction, will receive the redemption price for their Units pursuant to the terms of the Merger Agreement.

Costs Associated with the Transaction

     The following is an itemized statement of the approximate amount of all expenses incurred or to be incurred by the Partnership in connection with the Transaction:

     Legal fees                                   $ 50,000
     Fairness Opinion and related expenses           8,900
     Printing and mailing costs                     12,000
     Final audit, cost reports and tax return       45,000
     Title, survey and environmental reports       150,000
     Bank fees related to final distributions        6,000
     Filing fees                                     4,640
     Proxy solicitation fees                        15,000
     Other                                          80,000

     Total                                        $371,540

     All of the foregoing fees and expenses will be paid by the Partnership from cash from operations. No part of such funds is expected to be borrowed. In addition, the Partnership will pay the Valuation fees and related expenses of approximately $90,000. The cost of the Valuation was a necessary Partnership expense in accordance with the requirements of the Partnership Agreement and, therefore, is not considered an expense of the Transaction.

     The fees and expenses of the Purchaser in connection with the Transaction will be paid by the Purchaser. Certain of these fees and expenses to be paid by the Purchaser include $21,000 payable to Brauvin Management Company and $21,000 payable to Brauvin Financial, Inc. for advisory services. Brauvin Management Company and Brauvin Financial, Inc. are affiliates of the Operating General Partners and Mr. Froelich. None of these fees are being paid out of the proceeds of the Partnership.


                      CONFLICTS OF INTEREST

Interests in the Purchaser

     The Transaction, as a result of the role of the Operating General Partners, is subject to conflicts of interest. The Braults have a minority ownership interest in the Purchaser and, therefore, the Braults have an indirect economic interest in consummating the Transaction that is in conflict with the economic interests of the Interest Holders. No third-party was engaged to act as an agent or additional fiduciary on behalf of the Interest Holders. Notwithstanding the Braults minority ownership interest in the Purchaser, the Operating General Partners remain accountable to the Partnership as fiduciaries and consequently must exercise good faith and fair dealing toward the Interest Holders.

Indemnification under the Partnership Agreement

     Pursuant to the terms of the Partnership Agreement, the Partnership has agreed to indemnify the General Partners and any of their affiliates, to the maximum extent allowed by law, and to hold them harmless, and the Interest Holders have agreed to make no claim against the General Partners and any affiliates of the General Partners, for any loss suffered by the Partnership which arises out of any action or inaction of the General Partners or their affiliates if the General Partners, in good faith, determine that such course of conduct was in the best interests of the Partnership and such course of conduct did not constitute negligence or misconduct of the General Partners. Furthermore, the General Partners and their affiliates are to be indemnified by the Partnership, to the maximum extent allowed by law and by the Partnership Agreement, against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by them in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the General Partners and their affiliates, that the General Partners and their affiliates made a good faith determination that their actions were in the best interest of the Partnership and that the General Partners and their affiliates were acting within the scope of the General Partners' authority.

     If a claim is made against the General Partners or their affiliates in connection with their actions on behalf of the Partnership with respect to the Transaction prior to the consummation thereof, the General Partners expect that they and such affiliates will seek to be indemnified by the Partnership with respect to such claim. Any expenses (including legal fees) incurred by the General Partners and such affiliates in defending such claim shall be advanced by the Partnership prior to the final disposition of such claim, subject to receipt by the Partnership of an undertaking by the General Partners and such affiliates to repay any amounts advanced if it is determined that the indemnified person's actions constituted fraud, negligence, breach of fiduciary duty or misconduct. As a result of these indemnification rights, an Interest Holder's remedy with respect to claims against the General Partners and their affiliates relating to the General Partners' or such affiliates' involvement in the Transaction could be more limited than the remedies which would have been available absent the existence of these rights in the Partnership Agreement. A successful claim for indemnification, including the expenses of defending a claim made, would reduce the Partnership's assets by the amount paid.

     Notwithstanding the foregoing, the General Partners and their affiliates shall not be indemnified by the Partnership for liabilities arising under federal and state securities laws unless: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of litigation costs; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of litigation costs; or (iii) a court of competent jurisdiction approves the settlement of the claims as to the particular indemnitee and finds that indemnification of settlement and related costs should be made.

Indemnification by the Purchaser

     Pursuant to the Merger Agreement, the Purchaser, as the surviving entity shall provide the General Partners for their sole benefit, the indemnification set forth in the Partnership Agreement as in effect on the date of the Merger Agreement, and maintain unencumbered total cash and cash equivalents of not less than $__ million for a period ending on the third anniversary of the Effective Time, which provision shall survive consummation of the Transaction (the "Closing") until extinguished by the applicable statute of limitations. Pursuant to the Merger Agreement, the Partnership and, following the Transaction, the Purchaser, as the surviving entity and its affiliates, jointly and severally release and discharge, subject to termination as discussed below, Jerome J. Brault, Cezar M. Froelich and David M. Strosberg and their respective heirs, executors, administrators and personal representatives (collectively, the "Released Parties"), jointly and severally, from and against any and all claims arising out of or relating in any way to any acts, omissions, transactions or occurrences which took place, in whole or in part, prior to and including the date of the Merger Agreement, whether known or unknown, suspected or unsuspected, matured or unmatured, fixed or contingent, including, without limitation, any which relate to or arise in any way out of the Transaction, but not including the Released Parties' respective obligations under the Merger Agreement or acts, omissions, transactions or occurrences which involve fraud or criminal conduct with respect to the financial affairs of the Partnership. In addition, the Merger Agreement provides that, if such Released Parties have fully performed their respective obligations under the Merger Agreement to be performed on or prior to the Effective Time, the release shall be extended to cover the period prior to and including the Effective Time.


            CERTAIN INFORMATION ABOUT THE PARTNERSHIP,
            ITS GENERAL PARTNERS AND THEIR AFFILIATES

The Partnership

     The Partnership was organized on January 6, 1987 as a limited partnership under the Act. The Partnership is governed by the Partnership Agreement, which vests exclusive management control over the Partnership in the General Partners, subject to the rights of the Interest Holders to vote on certain limited matters. The address of the Partnership's principal executive office is 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606, and the telephone number is (312) 443-0922.

     The Partnership was formed to acquire debt-free ownership of existing, free-standing, income-producing retail, office and industrial real properties subject to predominantly triple-net leases. The Partnership raised a total of $25,000,000 through its offering to the public which commenced on September 4, 1987 and terminated on May 19, 1988, as well as an additional $2,816,104 through its distribution reinvestment plan through December 31, 1995. The reinvestment of distributions through the distribution reinvestment plan was suspended for the May 15, 1996 distribution as the valuation of the Units was not completed at such time. As of December 31, 1995, Units valued at $1,607,070 had been purchased by the Partnership from Interest Holders liquidating their original investment and such Units have been retired. The Partnership has utilized the proceeds of its offering and the funds received through the sale of Units through the distribution reinvestment plan to acquire the land and buildings underlying 33 properties as well as a 49% interest in a Scandinavian Health Spa, a 1% interest in a joint venture which owns the land and buildings underlying six Ponderosa restaurants and a 23.4% interest in a joint venture which owns the land and building underlying a CompUSA store. See the subsection entitled
"Description of the Assets," below.   All of the Assets are under
lease.

     The original objectives of the Partnership were the: (i) distribution of current cash flow from the Partnership's cash flow attributable to rental income; (ii) capital appreciation;
(iii) preservation and protection of capital; (iv) the potential for increased income and protection against inflation through escalation in the base rent or participation and growth in the sales of the lessees of the Partnership's properties; (v) the production of "passive" income to offset "passive" losses from other investments; and (vi) the partial shelter of cash distributions for Taxable Interest Holders.

     The Partnership acquired all of its properties prior to 1995. The Partnership did not acquire any properties in 1995 or 1996. The Partnership does not currently have sufficient funds available for additional property acquisitions. The Partnership has made quarterly distributions of operating cash flow as described in the subsection below entitled "Distributions." As distributions of operating cash flow to the Interest Holders will be suspended during the pendency of the proposed Transaction, the Partnership will not be selling any additional Units to the Interest Holders pursuant to the terms of the Partnership's distribution reinvestment plan and, therefore, no funds will be raised for additional acquisitions.

The General Partners

     The Corporate General Partner is Brauvin Realty Advisors, Inc., an Illinois corporation, with its principal business address at 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606. The principal business of the Corporate General Partner is to act as a general partner of the Partnership. The directors and executive officers of the Corporate General Partner are Jerome J. Brault, Chairman of the Board, President and Chief Executive Officer; James L. Brault, Executive Vice President and Secretary; and Thomas J. Coorsh, Treasurer and Chief Financial Officer. The business address of each of the directors and executive officers of the Corporate General Partner is 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606. Each of the Individual General Partners and the directors and executive officers of the Corporate General Partner is a citizen of the United States.

     Jerome J. Brault is the Managing General Partner of the Partnership and a beneficial owner of the Corporate General Partner. Mr. Brault is also a general partner of a series of public limited partnerships affiliated with the Partnership, including the Affiliated Limited Partnerships, and a director and executive officer of various corporations affiliated with the Partnership and said public limited partnerships. In addition, Mr. Brault is an executive officer and a director of Brauvin Net Lease V, Inc., a publicly-held real estate investment trust. Prior to his affiliation with the Brauvin organization in 1979, Mr. Brault was the Chief Operating Officer of Burton J. Vincent, Chesley & Company, a New York Stock Exchange member firm. Jerome
J. Brault has a minority ownership interest in the Purchaser.

     James L. Brault is an executive officer of various corporations affiliated with the Partnership and a series of other public limited partnerships affiliated with the Partnership, including the Affiliated Limited Partnerships. In addition, Mr. Brault is an executive officer and a director of Brauvin Net Lease V, Inc., a publicly-held real estate investment trust. Prior to joining the Brauvin organization in May 1989, Mr. Brault was Vice President of the Commercial Loan Division of The First National Bank of Chicago in Washington D.C., where he had worked since 1983. While with The First National Bank of Chicago, Mr. Brault was responsible for the origination and management of commercial real estate loans, as well as the direct management of a loan portfolio in excess of $150,000,000. Mr. Brault is the son of Jerome J. Brault. James L. Brault has a minority ownership interest in the Purchaser.

     Thomas J. Coorsh is an executive officer of various corporations affiliated with the Partnership and a series of other public limited partnerships affiliated with the Partnership, including the Affiliated Limited Partnerships. From May 1992 until joining the Brauvin organization in November 1993, Mr. Coorsh was self-employed as a business consultant. From 1990 to 1992, Mr. Coorsh was the senior vice president of finance and chief accounting officer of Lexington Homes, an Illinois-based home builder. From 1985 to 1990, Mr. Coorsh was employed by the Balcor Company and in his most recent position served as the first vice president of finance. At Balcor, Mr. Coorsh was responsible for property management accounting and finance, treasury and financial and strategic planning. Before joining Balcor, Mr. Coorsh held financial positions with several large, public corporations headquartered in the Chicago metropolitan area. Mr. Coorsh is a Certified Public Accountant.

     Cezar M. Froelich is a principal with the Chicago law firm of Shefsky Froelich & Devine Ltd., 444 North Michigan Avenue, Chicago, Illinois 60611, which in the past has acted as counsel to the General Partners, the Partnership and certain of their affiliates. Mr. Froelich is also a beneficial owner of the Corporate General Partner. Mr. Froelich concentrates his practice in the areas of securities and real estate and has acted as legal counsel to various public and private real estate limited partnerships, mortgage pools and real estate investment trusts. Mr. Froelich is an individual general partner in seven other affiliated public limited partnerships and a shareholder in Brauvin Management Company and Brauvin Financial Inc.

     David M. Strosberg is the President of the Morningside Group, 223 West Erie, 5th Floor, Chicago, Illinois 60610, and is an independent real estate investor and developer. Mr. Strosberg is also a shareholder of the Corporate General Partner and certain of its affiliates. Mr. Strosberg's organization specializes in the development of for-sale, multi-family properties. Mr. Strosberg is also an Individual General Partner of Brauvin High Yield Fund L.P. II.

Description of the Assets

     The Partnership currently owns 33 income-producing properties as well as a 49% interest in a Scandinavian Health Spa, a 1% interest in a joint venture which owns the land and buildings underlying six Ponderosa restaurants and a 23.4% interest in a joint venture which owns the land and building underlying a CompUSA store, predominantly all of which are subject to triple-net leases. The Partnership is a landlord only and does not participate in the operations of any of the properties discussed herein. All lease payments due the Partnership are current. All properties are 100% occupied and were paid for in cash, without any financing. A description of each of the properties owned by the Partnership follows.

Taco Bells:

Warner Robins, Georgia

     The property is located at 1998 Watson Boulevard. The building consists of 1,288 square feet situated on a 25,000 square foot parcel and was constructed in 1977 utilizing jumbo bricks.

Valdosta, Georgia

     The property is located at 2918 North Ashley Street. The building consists of 1,288 square feet situated on a 16,222 square foot parcel and was constructed in 1982 utilizing jumbo bricks.

Albany, Georgia

     The property is located at 1707 North Slappey Boulevard.
The building consists of 1,288 square feet situated on a 11,850 square foot parcel and was constructed in 1982 utilizing jumbo bricks.

Alliance, Ohio

     The property is located at 110 West State Street. The building consists of 1,584 square feet situated on a 14,400 square foot parcel and was constructed in 1980 utilizing stucco over concrete block with a clay tile roof.

Dunedin, Florida

     The property is located at 2296 State Route 580. The building consists of 1,584 square feet situated on a 21,021 square foot parcel and was constructed in 1980 utilizing jumbo bricks.

     In February 1995, Taco Bell closed and vacated this restaurant. Taco Bell, in accordance with the lease, continued to pay rent and certain occupancy costs for this property. In March 1996, Taco Bell and the Partnership agreed to sub-lease this property to a local tenant. Taco Bell continues to remain responsible to the Partnership for all rents and certain occupancy expenses through the original lease term.

Logansport, Indiana

     The property is located at 3419 Highway 24 East.  Highway 24
East is a two-lane east-west road. The building consists of 1,566 square feet situated on a 19,200 square foot parcel and was constructed in 1980 utilizing stucco over concrete block.

Dover, Ohio

     The property is located at 718 Boulevard Avenue. Boulevard Avenue is a four-lane northwest-southwest highway. The building consists of 1,584 square feet situated on a 20,500 square foot parcel and was constructed in 1980 utilizing stucco over concrete block.

Greenville, North Carolina

     The property is located at 319 East Greenville Boulevard.
The building consists of 1,584 square feet situated on a 22,788 square foot parcel and was constructed in 1980 utilizing stucco over concrete block.

Palm Bay, Florida

     The property is located at 176 North Harris Avenue. Harris Avenue is a frontage street to Palm Bay Road. The building consists of 1,584 square feet situated on a 15,250 square foot parcel and was constructed in 1980 utilizing jumbo bricks.

Sandusky, Ohio

     The property is located at 3306 Milan Road. The building consists of 1,584 square feet situated on a 33,000 square foot parcel and was constructed in 1980 utilizing stucco over concrete block.

Mesa, Arizona

     The property is located at 531 East Southern Avenue. The building consists of 1,584 square feet situated on a 28,000 square foot parcel and was constructed in 1980 utilizing stucco over concrete block.

Zanesville, Ohio

     The property is located at 2460 North Maple Street. The building consists of 1,584 square feet situated on a 17,934 square foot parcel and was constructed in 1980 utilizing stucco over concrete block.

Ashtabula, Ohio

     The property is located at 1226 West Prospect Avenue. The building consists of 1,584 square feet situated on a 21,049 square foot parcel and was constructed in 1980 utilizing stucco over concrete block.

Dalton, Georgia

     The property is located at 1509 Walnut Avenue. The building consists of 1,584 square feet situated on a 18,275 square foot parcel and was constructed in 1980 utilizing stucco over concrete block.

Ashland, Ohio

     The property is located at 315 Claremont Avenue. The building consists of 1,584 square feet situated on a 16,000 square foot parcel and was constructed in 1980 utilizing stucco over concrete block.

Martinez, California

     The property is located at 11 Muir Road. The building consists of 1,584 square feet situated on a 13,940 square foot parcel and was constructed in 1981 utilizing concrete block over wood frame.

Phoenix, Arizona

     The property is located at 1701 West Bell Street. The building consists of 1,584 square feet situated on a 9,375 square foot parcel and was constructed in 1981 utilizing stucco over concrete block.

Noblesville, Indiana

     The property is located at 610 West Route 32. The building consists of 1,584 square feet situated on a 26,250 square foot parcel and was constructed in 1982 utilizing stucco over concrete block.

Spartanburg, South Carolina

     The property is located at 800 North Pine Street. The building consists of 1,584 square feet situated on a 24,750 square foot parcel and was constructed in 1982 utilizing stucco over concrete block.

Winslow, Arizona

     The property is located at 1605 North Park Drive. The building consists of 2,808 square feet situated on a 37,651 square foot parcel and was constructed in 1982 utilizing stucco over concrete block.

Ponderosas:

Brandon, Florida

     The property is located at 1449 West Brandon Boulevard. The building consists of 6,376 square feet situated on a 50,094 square foot parcel and was constructed in 1985 utilizing wood siding over concrete block.

Johnstown, New York

     The property is located at Route 30-A and North Comrie
Avenue. The building consists of 5,833 square feet situated on a 50,094 square foot parcel and was constructed in 1979 utilizing wood siding over concrete block.

Indianapolis, Indiana

     The property is located at 2915 South Madison Avenue. The building consists of 7,040 square feet situated on a 79,645 square foot parcel and was constructed in 1969 utilizing wood siding over concrete block.

Massena, New York

     The property is located at St. Regis Boulevard and Main
Street. The building consists of 5,817 square feet situated on a 48,399 square foot parcel and was constructed in 1979 utilizing wood siding over concrete block.

Chenango, New York

     The property is located at 1261 Front Street. The building consists of 5,402 square feet situated on a 32,712 square foot parcel and was constructed in 1979 utilizing wood siding over concrete block and facebrick.

New Windsor, New York

     The property is located at 334 Windsor Highway. The building consists of 5,402 square feet situated on a 47,685 square foot parcel and was constructed in 1980 utilizing wood siding over concrete block.

Wadsworth, Ohio

     The property is located at 135 Great Oaks Trail. The building consists of 5,800 square feet situated on a 43,560 square foot parcel and was constructed in 1986 utilizing stucco over concrete block.

Westerville, Ohio

     The property is located at 728 South State Street. The building consists of 4,528 square feet situated on a 46,478 square foot parcel and was constructed in 1984 utilizing facebrick with wood siding frontage.

Grand Rapids, Michigan

     The property is located at 308 North Drake Road. The building consists of 5,088 square feet situated on a 95,383 square foot parcel and was constructed in 1970 utilizing wood siding over concrete block.

Buffalo, New York

     The property is located at 2060 Main Street. The building consists of 5,440 square feet situated on a 192,656 square foot parcel and was constructed in 1980 and remodeled in 1987 utilizing wood siding over concrete block with a sloped and shingled roof.

Westbourne, Ohio

     The property is located at 3328 Westbourne Drive. The building consists of 5,400 square feet situated on a 48,000 square foot parcel and was constructed in 1974 using wood siding over wood frame.

Children's World Learning Centers:

Troy, Michigan

     The property is a 6,175 square foot facility located at 1064
East Wattles. The single-story building was constructed in 1985 utilizing a wood frame and a pitched roof with asphalt shingles.

Sterling Heights, Michigan

     The property is a 5,005 square foot facility located at 35505 Schoenherr. The single-story building was constructed in 1983 utilizing a wood frame and a pitched roof with asphalt shingles.

Joint Venture Ponderosas: The Partnership owns a 1% interest in a joint venture which owns the land and buildings underlying the following six Ponderosa restaurants.

Louisville, Kentucky

     The property is located at 4801 Dixie Highway. The building consists of 5,100 square feet situated on a 62,496 square foot parcel and was constructed in 1969 utilizing wood siding over concrete block with flagstone.

Cuyahoga Falls, Ohio

     The property is located at 1641 State Road. The building consists of 5,587 square feet situated on a 40,228 square foot parcel and was constructed in 1973 utilizing wood siding over concrete block.

Tipp City, Ohio

     The property is located at 135 South Garber. The building consists of 6,080 square feet situated on a 53,100 square foot parcel and was constructed in 1980 utilizing wood siding over concrete block.

Mansfield, Ohio

     The property is located at 1075 Ashland Road. The building consists of 5,600 square feet situated on a 104,500 square foot parcel and was constructed in 1980 utilizing wood siding over concrete block and flagstone.

Tampa, Florida

     The property is located at 4420 West Gandy Boulevard. The building consists of 5,777 square feet situated on a 50,094 square foot parcel and was constructed in 1986 utilizing wood siding over concrete block.

Mooresville, Indiana

     The property is located at 499 South Indiana Street. The building consists of 6,770 square feet situated on a 63,525 square foot parcel and was constructed in 1981 utilizing wood siding over concrete block.

Scandinavian Health Spa:

     The Partnership owns a 49% interest in a joint venture with affiliated public real estate limited partnerships that acquired the land and building underlying a Scandinavian Health Spa. The Health Spa is a 36,556 square foot health club located on a three acre parcel in Glendale, Arizona, a suburb of Phoenix. The property is a two-story health and fitness workout facility located within the 195,000 square foot Glendale Galleria Shopping Center.

CompUSA:

     The Partnership owns a 23.4% interest in a joint venture with affiliated public real estate limited partnerships that acquired the land and building underlying a CompUSA store. The CompUSA store is a 25,000 square foot single story building located on a 105,919 square foot parcel in Duluth, Georgia, a suburb of Atlanta, in the Gwinnett Place Mall Shopping Area. The single story building was completed in March 1993 utilizing a frame of steel and concrete block.

Distributions

     Cash distributions to Interest Holders for 1995, 1994 and 1993 were $2,600,149, $2,616,758 and $2,590,902, respectively.
Cash distributions to Interest Holders for the first quarter of 1996 were $659,129. Distributions of operating cash flow, if available, were paid four times per year, 45 days after the end of each calendar quarter. No amount distributed in 1994, 1995 or 1996 was a return of capital.

     Below is a table summarizing the historical data for the Partnership's distribution rates per annum:

Distribution
   Date           1996    1995    1994    1993    1992

February 15       10.0%   10.0%   10.0%   10.0%    9.5%

May 15            10.0    10.0    10.0    10.0     9.625

August 15                 10.0    10.0    10.0     9.75

November 15               10.0    10.5    10.5     9.75


     Future changes in the Partnership's distributions would largely depend on sales at the Assets resulting in changes to percentage rent and, to a lesser extent, on rental increases or decreases which will occur due to changes in the Consumer Price Index or scheduled changes in base rent and loss of rental payments resulting from defaults and lease payment reductions due to lease renegotiations. The Operating General Partners have determined that during the pendency of the proxy solicitation no future distributions of operating cash flow will be made to the Interest Holders. As of the date hereof, the Partnership has no preferred return deficiency.

Ownership of Units

     No person (including any "group" as that term is used in Section 13(d)(3) of the Exchange Act) is known to the Partnership to be the beneficial owner of more than 5% of the outstanding Units as of April 30, 1996, and David M. Strosberg is the only General Partner or director or executive officer of the Corporate General Partner that beneficially owns any Units. Mr. Strosberg owns 500 Units or .02% of the Partnership.

Market for the Units

     The Units are not traded on any established trading market, nor has there been such a market during the past two years.
Thus, no information is available as to high and low bid quotations or sales prices. It is not anticipated that there will be a public market for the Units in the future.
Furthermore, no person has contacted the Partnership expressing an interest in purchasing Units. Neither the General Partners nor the Partnership are obligated to redeem or repurchase Units, but the Partnership may purchase Units under certain very limited circumstances. The Partnership will not purchase Units during the pendency of the proposed Transaction.

     Below is a table summarizing purchases of Units made by the Partnership during the last two fiscal years and the current fiscal year:
                              Units        Range          Average
For the Quarter ended:      Purchased    of Prices         Price


March 31, 1994              6,363.454      $10.00         $10.00
June 30, 1994               7,588.244      $10.00         $10.00
September 30, 1994            ---            ---            ---
December 31, 1994          19,000.000      $10.00         $10.00

March 31, 1995                ---            ---            ---
June 30, 1995               1,200.000      $10.00         $10.00
September 30, 1995            ---            ---            ---
December 31, 1995             ---            ---            ---

March 31, 1996              4,000.000      $10.00         $10.00


     Purchases of the Units by the Partnership prior to receipt of the Valuation were made at the initial public offering price. Should the Transaction not be completed, any future purchases of Units by the Partnership will be at a price equal to the then current valuation of the Units based on a third-party valuation.

Legal Proceedings

     The Partnership is not a party to any legal proceedings.

Independent Certified Public Accountants

     Deloitte & Touche LLP, whose report on the Partnership's financial statements as of December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995 appear in the Partnership's 1995 Annual Report on Form 10-K, are the current independent auditors of the Partnership. No representative of Deloitte & Touche LLP is expected to be present at the Special Meeting.

Available Information

     The Units are registered pursuant to Section 12(g) of the Exchange Act. As such, the Partnership is subject to the informational filing requirements of the Exchange Act, and in accordance therewith, is obligated to file reports and other information with the Commission relating to its business, financial condition and other matters. Comprehensive financial information is included in the Partnership's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and other documents filed by the Partnership with the Commission, including the 1995 Annual Report on Form 10-K, excerpts from which are included on
Schedule I hereto, and the Quarterly Report on Form 10-Q for the period ended March 31, 1996, excerpts from which are included on
Schedule II hereto. Such reports and other information should be available for inspection and copying at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies should be available by mail upon payment of the Commission's customary charges by writing to the Commission's principal offices at 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Corporate General Partner is a privately held company and is not subject to the reporting requirements of the Exchange
Act.


           CERTAIN INFORMATION CONCERNING THE PURCHASER

     The Purchaser is a Delaware limited liability company that was recently formed to acquire the Assets and the assets of the Affiliated Limited Partnerships. The Purchaser has not engaged in any business or activity of any kind, or entered into any agreement or arrangement with any person or entity or incurred, directly or indirectly, any material liabilities or obligations, except in connection with its formation, the proposed Transaction and the proposed Affiliated Transactions. Upon completion of the Transaction and the Affiliated Transactions, the Purchaser will own and operate the Assets and the assets owned by the Affiliated Limited Partnerships.

     The Braults have a minority ownership position in the Purchaser. In addition, certain other members of the Corporate General Partner's management may participate in the ownership of the Purchaser. Neither Mr. Froelich nor Mr. Strosberg have any affiliation with the Purchaser. The Purchaser is in the process of securing financing to consummate the Transaction and the Affiliated Transactions through a series of private placements of debt and equity. Thus, the ultimate ownership of the Purchaser will not be known until the completion of these offerings. It is anticipated that the members of the Purchaser will be a number of accredited investors.

     The Purchaser's principal executive office and place of business is 150 South Wacker Drive, Suite 3200, Chicago, Illinois 60606. Its telephone number is (312) 443-0922. All information contained in this Proxy Statement concerning the Purchaser is based upon statements and representations made by the Purchaser or its representatives to the Partnership or its representatives.


                     SELECTED FINANCIAL DATA

     The tables attached hereto as Schedules I and II provide a summary of certain financial data for the Partnership. Such selected financial data should be read in conjunction with the detailed information and financial statements included in the Partnership's Annual Report to Interest Holders which was distributed to the Interest Holders on May 1, 1996 and are included in the Partnership's Annual Report on Form 10-K for the year ended December 31, 1995 and the Partnership's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996, which are incorporated herein by reference. The 1995 Annual Report on Form 10-K and the March 31, 1996 Quarterly Report on Form 10-Q are available to any Interest Holder from the Partnership without charge upon written or oral request made to the Managing General Partner. The Partnership will forward such documents via first class mail within one business day of receipt of an Interest Holder's request therefor.

     The Partnership's ratio of earnings to fixed charges for each of March 31, 1996, December 31, 1995 and December 31, 1994 was 0.00%, as the Partnership has no fixed charges.

     The foregoing information is derived from the audited financial statements of the Partnership for 1994 and 1995 and the unaudited financial statements of the Partnership for the first quarter of 1996.

     Pro forma data disclosing the effect of the Transaction is not material. The Purchaser is a newly formed entity and thus has no historical financial data.

                                                            SCHEDULE I

                                                   BRAUVIN HIGH YIELD FUND L.P.
                                                 (a Delaware limited partnership)
                                          (not covered by Independent Auditor's Report)

                                                     Year Ended       Year Ended      Year Ended      Year Ended       Year Ended
                                                    December 31,    December 31,     December 31,     December 31,    December 31,
                                                        1995             1994            1993             1992              1991
Selected Income Statement Date:

    Rental Income                                    $  2,502,755     $ 2,494,203      $ 2,432,331      $ 2,429,983     $ 2,347,599
    Interest Income                                        63,650          27,682           26,909           32,278          53,044
    Net Income                                          2,367,443       2,296,122        2,189,394        2,117,417       2,099,314
    Net Income Per Unit (a)                          $       0.91     $      0.87      $      0.84      $      0.82     $      0.82

Selected Balance Sheet Data:
    Cash and Cash Equivalents                        $  1,363,085     $ 1,016,066      $   857,383      $ 1,065,360     $   924,437
    Land, Buildings and Improvements                   19,322,975      19,322,975       19,322,975       19,322,975      19,322,975
    Investment in Brauvin High Yield Venture               33,746          34,179           36,494           37,644          38,621
    Investment in Brauvin Funds Joint Venture           2,472,647       2,494,341        2,511,957        2,519,883       2,548,352
    Investment in Brauvin Gwinnett County Venture         557,389         569,626          582,573         --------         -------
    Total Assets                                       20,932,600      21,010,763       21,285,952       21,370,824      21,690,573
    Cash Distributions to General Partners                 52,869          53,233           52,853           39,264         -------
    Cash Distributions to Interest Holders (b)          2,600,149       2,616,758        2,590,902        2,560,503       2,438,767
    Cash Distributions to Interest Holders
     Per Unit (a)                                    $       1.00     $      1.01      $      1.01      $      1.01     $      0.97
    Book Value Per Unit (a)                          $       7.90     $      7.99      $      8.15      $      8.31     $      8.51

<FN1>
NOTES:
    (a)  Net income per Unit, cash distributions to Interest Holders per Unit and book value per Unit are based on the average
         Units outstanding during the year since they were of varying dollar amounts and percentages based upon the dates Interest
         Holders were admitted to the Partnership and additional Units were purchased through the Partnership's distribution reinvestment plan.

    (b)  This includes $9,209, $8,342 and $6,873 paid to various states for income taxes on behalf of all Interest Holders for the years 1995, 1994 and 1993, respectively.

                           SCHEDULE II

                   BRAUVIN HIGH YIELD FUND L.P.
                 (a Delaware limited partnership)
          (not covered by Independent Auditor's Report)


                                       Three Months       Three Months
                                         Ended               Ended
                                      March 31, 1996     March 31, 1995

Selected Income Statement Data:

  Rental Income                         584,877             600,423

  Interest Income                        19,453               8,666

  Net Income                            604,477             609,313

  Net Income Per Unit (a)                  0.19                0.21

Selected Balance Sheet Data:

  Cash and Cash Equivalents           1,358,899             971,194

  Land, Buildings and
    Improvements                     19,322,975          19,322,975

  Investment in Brauvin High
    Yield Venture                        33,365              34,443

  Investment in Brauvin Funds
    Joint Venture                     2,467,238           2,486,461

  Investment in Brauvin
    Gwinnett County Venture             555,789             562,439

  Total Assets                       20,823,756          20,837,167

  Cash Distributions to General
    Partners                             13,455              11,330

  Cash Distributions to
    Interest Holders (b)                659,129             555,184

  Cash Distributions to Interest
    Holders Per Unit (a)                   0.25                0.21

  Book Value Per Unit (a)                  7.84                7.96

____________________________________

(a) Net income per Unit, cash distributions to Interest Holders per Unit and book value per Unit are based on the average Units outstanding during the year since they were of varying dollar amounts and percentages based upon the dates Interest Holders were admitted to the Partnership and additional Units were purchased through the Partnership's distribution reinvestment plan.

(b) This includes $9,209, $8,342 and $6,873 paid to various states for income taxes on behalf of all interest holders for the years 1995, 1994 and 1993, respectively.


                 YOUR VOTE IS EXTREMELY IMPORTANT

     Regardless of the number of Units of Brauvin High Yield Fund
     L.P. you own, please vote by taking these simple steps:

  1. Please SIGN, MARK, DATE and MAIL the enclosed proxy card in the enclosed, postage-paid envelope as soon as possible before the Special Meeting on July 10, 1996.

  2. If you wish to vote "FOR" the Transaction and the Amendment, you must submit the enclosed proxy card.

  3. If your Units are held for you in "street name" by a bank or broker, the bank or broker may not give your proxy without your instruction. Please call your bank or broker and instruct your representative to vote "FOR" the Transaction.

  4. If you have any questions or require any additional information concerning this Proxy Statement please contact either:

                   Investor Services Department
                   Brauvin High Yield Fund L.P.
                      150 South Wacker Drive
                     Chicago, Illinois  60606
                          (312) 443-0922
                                or
                  Call Toll-Free (800) 272-8846

     or our solicitation agent who can also assist you in voting:

                      The Herman Group, Inc.
                     2121 San Jacinto Street
                            26th Floor
                       Dallas, Texas  75201
                        (____) ___ - ____
                                or
                  Call Toll-Free (800) ___-____

     PLEASE SIGN, MARK, DATE AND RETURN YOUR PROXY CARD TODAY.




0171991.06

                        TABLE OF CONTENTS
                                                             Page

SUMMARY. . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     The Transaction . . . . . . . . . . . . . . . . . . . . .  3
     Amendment to the Partnership Agreement. . . . . . . . . .  4
     The Special Meeting; Votes Required . . . . . . . . . . .  4
     Purpose of and Reasons for the Transaction. . . . . . . .  5
     Effects of the Transaction. . . . . . . . . . . . . . . .  5
     Valuation of the Assets; Fairness Opinion . . . . . . . .  5
     Recommendations of the General Partners . . . . . . . . .  5
     Conflicts of Interest . . . . . . . . . . . . . . . . . .  6

SPECIAL MEETING OF THE INTEREST HOLDERS. . . . . . . . . . . .  6
     Special Meeting; Record Date. . . . . . . . . . . . . . .  6
     Procedures for Completing Proxies . . . . . . . . . . . .  7
     Votes Required. . . . . . . . . . . . . . . . . . . . . .  8
     Solicitation Procedures . . . . . . . . . . . . . . . . .  8
     Revocation of Proxies . . . . . . . . . . . . . . . . . .  9

TERMS OF THE TRANSACTION . . . . . . . . . . . . . . . . . . .  9
     The Merger Agreement. . . . . . . . . . . . . . . . . . .  9
     Representations and Warranties of the Parties . . . . . . 10
     Additional Agreements . . . . . . . . . . . . . . . . . . 12
     Conditions to Closing the Transaction . . . . . . . . . . 12
     Determination of Redemption Price . . . . . . . . . . . . 15
     Termination of the Merger Agreement . . . . . . . . . . . 15
     Amendment of the Merger Agreement . . . . . . . . . . . . 16
     Amendment of Partnership Agreement. . . . . . . . . . . . 16
     Related Transactions. . . . . . . . . . . . . . . . . . . 17

INCOME TAX CONSEQUENCES OF THE TRANSACTION . . . . . . . . . . 17
     Certain Federal Income Tax Consequences . . . . . . . . . 17
     Differing Tax Treatment of the Interest Holders . . . . . 20

SPECIAL FACTORS. . . . . . . . . . . . . . . . . . . . . . . . 21
     Purpose of and Reasons for the Transaction. . . . . . . . 21
     Alternatives to the Transaction . . . . . . . . . . . . . 24
     Effects of the Transaction. . . . . . . . . . . . . . . . 25
     Valuation of the Assets; Fairness Opinion . . . . . . . . 26
     Recommendations of the General Partners . . . . . . . . . 31
     Appraisal Rights. . . . . . . . . . . . . . . . . . . . . 33
     Costs Associated with the Transaction . . . . . . . . . . 33

CONFLICTS OF INTEREST. . . . . . . . . . . . . . . . . . . . . 34
     Interests in the Purchaser. . . . . . . . . . . . . . . . 34
     Indemnification under the Partnership Agreement . . . . . 34
     Indemnification by the Purchaser. . . . . . . . . . . . . 36

CERTAIN INFORMATION ABOUT THE PARTNERSHIP,
ITS GENERAL PARTNERS AND THEIR AFFILIATES. . . . . . . . . . . 36
     The Partnership . . . . . . . . . . . . . . . . . . . . . 36
     The General Partners. . . . . . . . . . . . . . . . . . . 37
     Description of the Assets . . . . . . . . . . . . . . . . 39
     Distributions . . . . . . . . . . . . . . . . . . . . . . 45
     Ownership of Units. . . . . . . . . . . . . . . . . . . . 46
     Market for the Units. . . . . . . . . . . . . . . . . . . 46
     Legal Proceedings . . . . . . . . . . . . . . . . . . . . 47
     Independent Certified Public Accountants. . . . . . . . . 47
     Available Information . . . . . . . . . . . . . . . . . . 47

CERTAIN INFORMATION CONCERNING THE PURCHASER . . . . . . . . . 48

SELECTED FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . 49

SCHEDULE I . . . . . . . . . . . . . . . . . . . . . . . . . . 50

SCHEDULE II. . . . . . . . . . . . . . . . . . . . . . . . . . 52

ANNEX I VALUATION

ANNEX II FAIRNESS OPINION
                         APPENDIX ______









                   AGREEMENT AND PLAN OF MERGER

                              AMONG

                BRAUVIN REAL ESTATE FUNDS, L.L.C.,

                 BRAUVIN NET PROPERTIES, L.L.C.,

                  BRAUVIN HIGH YIELD FUND L.P.,

                 BRAUVIN HIGH YIELD FUND L.P. II,

                               AND

                   BRAUVIN INCOME PLUS L.P. III








                   AGREEMENT AND PLAN OF MERGER

                              AMONG

                BRAUVIN REAL ESTATE FUNDS, L.L.C.,

                  BRAUVIN NET PROPERTIES L.L.C.,

                  BRAUVIN HIGH YIELD FUND L.P.,

                 BRAUVIN HIGH YIELD FUND L.P. II,

                               AND

                   BRAUVIN INCOME PLUS L.P. III



                      Dated:  May ____, 1996


                       TABLE OF CONTENTS



1.   The Merger. . . . . . . . . . . . . . . . . . . . . . . .  1
     1.1  The Merger . . . . . . . . . . . . . . . . . . . . .  1
     1.2  Surviving Entity . . . . . . . . . . . . . . . . . .  1
          Effective Time of the Merger . . . . . . . . . . . .  2
          Articles of Organization . . . . . . . . . . . . . .  2
     1.5  Operating Agreement. . . . . . . . . . . . . . . . .  2

2.   Conversion of Partnership Interests . . . . . . . . . . .  2
     2.1  Conversion of Partnership Interests. . . . . . . . .  2
     2.2    Redemption of Units. . . . . . . . . . . . . . . .  3
     2.3    Additional Rights; Taking of Necessary Action;
          Further Action . . . . . . . . . . . . . . . . . . .  4
     2.4    Federal Income Tax Considerations. . . . . . . . .  4
     2.5  Disclosure Schedules . . . . . . . . . . . . . . . .  4
     2.6  Distribution of Ponderosa Properties . . . . . . . .  4

3.   Representations and Warranties of the Merger Company. . .  5
     3.1  Formation and Qualification. . . . . . . . . . . . .  5
     3.2  Authority Relative to this Agreement . . . . . . . .  5
     3.3  No Conflicts . . . . . . . . . . . . . . . . . . . .  5
     3.4  Governmental Approvals . . . . . . . . . . . . . . .  5
     3.5  No Prior Activities. . . . . . . . . . . . . . . . .  6
     3.6  Brokers. . . . . . . . . . . . . . . . . . . . . . .  6

4.   Representations and Warranties of the Brauvin
     Partnership . . . . . . . . . . . . . . . . . . . . . . .  6
     4.1  Formation and Qualification. . . . . . . . . . . . .  6
     4.2  No Subsidiaries. . . . . . . . . . . . . . . . . . .  6
     4.3  Capitalization . . . . . . . . . . . . . . . . . . .  6
     4.4  Authority Relative to this Agreement . . . . . . . .  7
     4.5  No Conflicts . . . . . . . . . . . . . . . . . . . .  7
     4.6  Governmental Approvals . . . . . . . . . . . . . . .  7
     4.7  Commission Filings; Financial Statements . . . . . .  7
     4.8  No Undisclosed Liabilities . . . . . . . . . . . . .  8
     4.9  Absence of Certain Changes or Events . . . . . . . .  8
     4.10 Litigation . . . . . . . . . . . . . . . . . . . . .  9
     4.11 Taxes. . . . . . . . . . . . . . . . . . . . . . . .  9
     4.12 Assets . . . . . . . . . . . . . . . . . . . . . . .  9
     4.13 Transactions with Affiliates . . . . . . . . . . . .  9
     4.14 Disclosure . . . . . . . . . . . . . . . . . . . . .  9
     4.15 Brokers. . . . . . . . . . . . . . . . . . . . . . .  9
     4.16 General Partners . . . . . . . . . . . . . . . . . . 10
     4.17 Compliance with Law. . . . . . . . . . . . . . . . . 10
     4.18 Properties . . . . . . . . . . . . . . . . . . . . . 10

5.   Conduct of Business Pending the Merger. . . . . . . . . . 10
     5.1  Conduct of Business by Each of the Brauvin
          Partnerships Pending the Merger. . . . . . . . . . . 10

6.   Additional Agreements . . . . . . . . . . . . . . . . . . 12
     6.1  Proxy Statements; Other Filings. . . . . . . . . . . 12
     6.2  Meetings of the Limited Partners . . . . . . . . . . 12
     6.3  Fees and Expenses. . . . . . . . . . . . . . . . . . 13
     6.4  Further Agreements . . . . . . . . . . . . . . . . . 13
     6.5  No Shop Limitation . . . . . . . . . . . . . . . . . 13
     6.6  Additional Financial Statements. . . . . . . . . . . 14
     6.7  Access to Information; Confidentiality . . . . . . . 14
     6.8  Public Announcements . . . . . . . . . . . . . . . . 14
     6.9  Agreement to Defend and Indemnify. . . . . . . . . . 14
     6.10 Notification of Certain Matters. . . . . . . . . . . 15
     6.11 Cooperation. . . . . . . . . . . . . . . . . . . . . 15
     6.12 Tax Returns. . . . . . . . . . . . . . . . . . . . . 15
     6.13 Notice of Failure to Satisfy Closing Conditions. . . 15

7.   Conditions. . . . . . . . . . . . . . . . . . . . . . . . 15
     7.1  Conditions to Obligation of Each Party to Effect
          the Transaction. . . . . . . . . . . . . . . . . . . 15
     7.2  Additional Conditions to the Obligation of the
          Brauvin Partnerships . . . . . . . . . . . . . . . . 16
     7.3  Additional Conditions to the Obligations of the
          Merger Company . . . . . . . . . . . . . . . . . . . 17

8.   Termination, Amendment and Waiver . . . . . . . . . . . . 19
     8.1  Termination. . . . . . . . . . . . . . . . . . . . . 19
     8.2  Effect of Termination. . . . . . . . . . . . . . . . 20
     8.3  Amendment. . . . . . . . . . . . . . . . . . . . . . 20
     8.4  Waiver . . . . . . . . . . . . . . . . . . . . . . . 20

9.   General Provisions. . . . . . . . . . . . . . . . . . . . 20
     9.1  Notices. . . . . . . . . . . . . . . . . . . . . . . 20
     9.2  Certain Definitions. . . . . . . . . . . . . . . . . 20
     9.3  Representations and Warranties; Etc. . . . . . . . . 24
     9.4  Validity . . . . . . . . . . . . . . . . . . . . . . 24
     9.5  Descriptive Headings . . . . . . . . . . . . . . . . 24
     9.6  Parties in Interest. . . . . . . . . . . . . . . . . 24
     9.7  Incorporation of Recitals. . . . . . . . . . . . . . 24
     9.8  Miscellaneous. . . . . . . . . . . . . . . . . . . . 24


     Exhibit A      Projected Cash at Closing
     Exhibit B      Form of Opinion of Brauvin Partnerships'
                    Counsel


                   AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of May ____, 1996, among BRAUVIN REAL ESTATE FUNDS, L.L.C., a Delaware limited liability company (the "Merger Company" or "Surviving Company"), BRAUVIN NET PROPERTIES, L.L.C., a Delaware limited liability company ("Brauvin L.L.C."), BRAUVIN HIGH YIELD FUND L.P., a Delaware limited partnership ("Brauvin I"), BRAUVIN HIGH YIELD FUND L.P. II, a Delaware limited partnership ("Brauvin II"), BRAUVIN INCOME PLUS L.P. III, a Delaware limited partnership ("Brauvin III;" and together with Brauvin I and Brauvin II, being sometimes collectively referred to as the "Brauvin Partnerships") and the other parties listed on the signature pages hereof.

                             RECITALS

     The Merger Company was recently formed solely for the purpose of being the surviving entity following the merger of each of the Brauvin Partnerships with and into the Merger Company in accordance with the Limited Liability Company Act of the State of Delaware (the "LLC Act"), The Delaware Revised Uniform Limited Partnership Act (the "Partnership Act") and the terms hereof in the merger (the "Merger") contemplated hereby. The manager of the Merger Company is Brauvin Real Estate Funds, Inc. (the "Manager"), an Illinois corporation, formed solely to act as manager. In the Merger, all partnership interests of the Brauvin partnerships will be redeemed for cash as specified herein.

     Brauvin L.L.C. was recently formed for the sole purpose of acquiring and holding title, directly or indirectly, to _____________ (___) Ponderosa Steak House properties (the "Ponderosa Properties") acquired by the Merger Company in the Merger. The Manager of Brauvin L.L.C. is Brauvin Net Properties, Inc., an Illinois corporation ("Brauvin LLC Manager). The Merger Company will distribute the Ponderosa Properties to Brauvin Net Realty, L.L.C., an Illinois limited liability company ("BNR L.L.C.") and holder of 99% of the membership interests in the Merger Company . BNR L.L.C. will contribute the Ponderosa Properties to Brauvin L.L.C.

      The Brauvin Partnerships and the managers of the Merger
Company and Brauvin L.L.C. have approved the Merger in accordance with the LLC Act and the Partnership Act and the other transactions contemplated hereby.

     Accordingly, in consideration of the premises and the mutual covenants herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

     Certain capitalized terms used herein are defined in Section
9.2 hereof.
     1.   The Merger

          1.1 The Merger. At the Effective Time, and subject to the terms and conditions of this Agreement, the LLC Act and the Partnership Act, each of the Brauvin Partnerships shall be merged with and into the Merger Company in the Merger, the separate existence of the Brauvin Partnerships shall thereupon cease, and the Merger Company shall be the surviving entity in the Merger.

          1.2 Surviving Entity. At the Effective Time, the Merger Company shall continue in existence under the laws of the State of Delaware as the surviving entity and shall thereupon and thereafter, without further act or deed, succeed to and possess all the rights, privileges and powers of the Brauvin Partnerships, and all property, real, personal and mixed, and all debts due to the Brauvin Partnerships, as well as all other things and causes of action belonging to the Brauvin Partnerships, shall be vested in the Merger Company and shall thereafter be the property of the Merger Company as they were of the Brauvin Partnerships, and the title to any real property vested by deed or otherwise, under the laws of the State of Delaware, in the Brauvin Partnerships shall not revert or be in any way impaired by reason of the Merger, but all rights of creditors and all liens upon any property of each of the Brauvin Partnerships shall be preserved unimpaired, and all debts, liabilities and duties of each of the Brauvin Partnerships shall thenceforth attach to the Merger Company and may be enforced against it to the same extent as if said debts, liabilities and duties have been incurred or contracted by it.

          1.3 Effective Time of the Merger. The Merger shall be effected as of the date and time of filing of the certificates of merger (the "Certificates of Merger") with the Secretary of State of the State of Delaware in accordance with the Partnership Act (or at such later time specified as the effective time in the Certificates of Merger) (the "Effective Time"), which filing the parties hereto shall cause to occur as soon as practicable after the satisfaction or waiver of the conditions hereinafter set forth.

          1.4 Articles of Organization. As a result of the Merger, the Articles of Organization of the Merger Company shall remain the Articles of Organization of the Surviving Company until thereafter amended as provided therein and under the LLC Act.

          1.5 Operating Agreement. The operating agreement of the Merger Company shall remain the operating agreement of the Surviving Company unless and until amended in accordance with its terms and applicable law.

          2.   Conversion of Partnership Interests.

          2.1  Conversion of Partnership Interests.  At the
Effective Time, by virtue of the Merger and without any action on the part of any of the Brauvin Partnerships or the Merger Company.

               2.1.1 Merger Consideration. (a) Each depository receipt representing a unit of limited partnership interest of Brauvin I ("Brauvin I Units") shall be cancelled and extinguished and converted into the right to receive an amount per Brauvin I Unit in cash equal to the Brauvin I Unit Value.

                    (b) Each unit of limited partnership interest of Brauvin II ("Brauvin II Units") shall be cancelled and extinguished and converted into the right to receive an amount per Brauvin II Unit in cash equal to the Brauvin II Unit Value.

                    (c) Each unit of limited partnership interest of Brauvin III ("Brauvin III Units" and together with the Brauvin I Units and Brauvin II Units, the "Units") shall be cancelled and extinguished and converted into the right to receive an amount per Brauvin III Unit in cash equal to the Brauvin III Unit Value.

                    (d) Each of the Brauvin Partnerships agree not to incur any expenses, in connection with the Merger, which are not reasonably necessary, customary and appropriate.

               2.1.2 General Partner Interest. The general partner interests held by: Brauvin Realty Advisors, Inc., Jerome
J. Brault, Cezar M. Froelich and David M. Strosberg (the "Brauvin
I GPs") in Brauvin I; Brauvin Realty Advisors II, Inc., Jerome J. Brault, Cezar M. Froelich and David M. Strosberg (the "Brauvin II GPs") in Brauvin II; and Brauvin Realty Advisors III, Inc., Cezar
M. Froelich and Jerome J. Brault (the "Brauvin III GPs" and together with the Brauvin I GPs and Brauvin II GPs, the "Brauvin GPs") in Brauvin III shall all be cancelled and extinguished and no consideration shall be paid therefor.

               2.1.3     Treatment of Units.   Any and all Units
that are owned by a Brauvin Partnership shall be cancelled and extinguished and no consideration shall be paid therefor.

               2.1.4 Assignor Limited Partner Interest. The limited partnership interest held by Brauvin Depository I, Inc. (the "Assignor Limited Partner") in Brauvin I shall be cancelled and extinguished and no consideration (other than the Merger Consideration paid to the holders of Brauvin I Units pursuant to
Section 2.2.1(a) above) shall be paid therefor.

          2.2   Redemption of Units.

               2.2.1 Redemption Agent. From and after the Effective Time, a party designated by the Merger Company and the Brauvin Partnerships (which may be an Affiliate of the Merger Company) prior to the Effective Time (the "Redemption Agent") shall act as redemption agent in effecting the redemption for cash of Units entitled to payment pursuant to Section 2.1.1 hereof. Upon the delivery of a fully completed and executed letter of transmittal, each holder of a Unit shall be paid,without interest thereon, the amount of cash to which such holder is entitled hereunder (net of any required withholding) and such Unit shall forthwith be cancelled. Until such delivery of a letter of transmittal, each Unit shall represent, for all purposes, solely the right to receive cash pursuant to Section 2.1.1 hereof. If any cash to be paid in the Merger is to be paid to a Person other than the holder in whose name the Units are registered, it shall be a condition of such redemption that the Unit (or certificate evidencing such Unit) so surrendered shall be properly endorsed or otherwise in proper form for transfer as provided in the applicable Partnership Agreement and that the Person requesting such redemption shall pay to the Redemption Agent any transfer or other taxes required by reason of the payment of such cash to a Person other than the registered holder of the Unit (or certificate evidencing such Unit) surrendered, or shall establish to the satisfaction of the Redemption Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Redemption Agent nor any party hereto shall be liable to a holder of Units for any cash delivered pursuant hereto to a public official pursuant to applicable abandoned property laws. The Merger Company reserves the right, in its sole discretion, to deliver payment of the Merger Consideration to each holder of a Unit without the requirement of the delivery of any letter of transmittal or any Unit (or certificate representing such Unit).

               2.2.2 Redemption Fund. At the Effective Time, the Merger Company shall deposit in trust with the Redemption Agent an aggregate amount equal to the aggregate Merger Consideration (the "Redemption Fund"). The Redemption Fund shall be invested by the Redemption Agent, as directed by the Merger Company, and any net earnings with respect thereto shall be paid to the Merger Company as and when requested by the Merger Company.

               2.2.3     Payment of Redemption Fund.  The
Redemption Agent shall, pursuant to irrevocable instructions, make the payments referred to in Section 2.1.1 hereof out of the Redemption Fund. The Redemption Fund shall not be used for any other purpose, except as provided herein. Promptly following the date which is six months after the Effective Time, the Redemption Agent shall return to the Merger Company all cash, certificates and other instruments in its possession relating to the transactions described in this Agreement, and the Redemption Agent's duties shall terminate. Thereafter, each holder of a Unit entitled to receive at the Effective Time cash therefor may surrender such Unit to the Merger Company and (subject to applicable abandoned property, escheat and similar laws) receive in redemption therefor the Merger Consideration, without interest, but shall have no greater rights against the Merger Company than may be accorded to general creditors of the Merger Company under applicable law.

               2.2.4     Notice.  Promptly after the Effective
Time, the Redemption Agent may mail to each record holder of Units a form of letter of transmittal and instructions for use in receiving payment for such Units.

               2.2.5     Effect of Merger.  After the Effective
Time, no Units shall be deemed to be outstanding and holders of Units shall cease to have any rights except as provided in this Agreement or by law.

          2.3   Additional Rights; Taking of Necessary Action;
Further Action.

               2.3.1 Purchase of Units. The Merger Company and its Affiliates reserve the right prior to the Effective Time, and in accordance with applicable law, from time to time to make open market or privately negotiated purchases of Units. The Manager shall promptly notify each of the Brauvin Partnerships of the occurrence of any such purchase.

               2.3.2 Best Efforts. The Merger Company and each of the Brauvin Partnerships shall each use its best efforts to take all such actions as may be necessary or appropriate in order to effectuate the Merger under the Partnership Act and LLC Act as promptly as possible, including, without limitation, the due execution and filing under the Partnership Act of the Certificates of Merger consistent with the terms of this Agreement. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Merger Company with full right, title and possession to all assets, property, rights, privileges, powers, and franchises of each of the Brauvin Partnerships, the Brauvin GPs and the Manager are fully authorized in their names or otherwise to take, and shall take, all such lawful and necessary action.

          2.4   Federal Income Tax Considerations.

                    (a)  Notwithstanding any provision of this
Agreement to the contrary, it is the intention of the parties hereto that the payment of the Merger Consideration pursuant to
Section 2.1.1 hereof shall constitute, for all income tax purposes, a redemption or liquidation of the Units in each of the Brauvin Partnerships pursuant to Section 731(a) of the Code. Each of the Brauvin Partnerships and the Brauvin GPs hereby agree not to take any action inconsistent with the foregoing without the prior written consent of the Manager.

                    (b)  For state law purposes, the transaction
contemplated by this Agreement shall be treated as a merger.

          2.5 Disclosure Schedules. The parties acknowledge that this Agreement has been executed prior to delivery of the Disclosure Schedules by each of the Brauvin Partnerships. Each of the Brauvin Partnerships agree that they will (a) deliver a preliminary draft of its Disclosure Schedule to the Merger Company no later than thirty (30) days from the date hereof and (b) deliver its final Disclosure Schedule no later than sixty (60) days from the date hereof; and that failure to do so shall constitute a material breach hereof. Subject to the right of the Merger Company to invoke the conditions to Closing set forth in Section 7.3 below with respect to any information obtained from the Disclosure Schedule, any information set forth in the Disclosure Schedule shall be deemed incorporated into the relevant representations and warranties set forth in Sections 3 and 4 below, and there shall be no independent liability therefor pursuant to this Section 2.5.

          2.6 Distribution of Ponderosa Properties. The parties hereto acknowledge that immediately after the Merger, the Merger Company will distribute the Ponderosa Properties to BNR L.L.C., which will thereafter contribute the Ponderosa Properties to Brauvin L.L.C.


     3.   Representations and Warranties of the Merger Company.
Subject to Section 9.3 below, the Merger Company represents and warrants to each of the Brauvin Partnerships as follows:

          3.1 Formation and Qualification. The Merger Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power to carry on the business it will conduct following the Merger. The Merger Company is or, prior to the Effective Time, will be duly qualified, licensed and authorized as a foreign limited liability company to do business, and is or, prior to the Effective Time, will be in good standing, in each jurisdiction where the character of its properties owned or leased or the nature of its activities makes such qualification necessary, except for failures to be so qualified which would not, in the aggregate, have a material adverse effect on the Condition of the Merger Company. Copies of the Articles of Organization of the Merger Company (the "MC Articles") and the Operating Agreement of the Merger Company (the "MC Agreement") heretofore delivered or will be delivered to each of the Brauvin Partnerships are accurate and complete as of the date hereof. The Merger Company is not in default under or in violation of any provision of the MC Agreement.

          3.2 Authority Relative to this Agreement. The Merger Company has the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by the Merger Company and the consummation by the Merger Company of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Merger Company and the Manager, and no other action on the part of the Merger Company or the Manager is necessary to authorize this Agreement, the Merger and the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Merger Company and constitutes a valid and binding obligation of the Merger Company, enforceable against the Merger Company in accordance with its terms.

          3.3 No Conflicts. Neither the execution and delivery of this Agreement by the Merger Company nor the consummation of the transactions contemplated hereby nor compliance by the Merger Company with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of the Merger Company under, any of the terms, conditions or provisions of (x) the MC Articles or the MC Agreement or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Merger Company is a party, or to which it, or any of its properties or assets, may be subject, or (ii) subject to compliance with the statutes and regulations referred to in Section 3.4, violate any Order, statute, rule or regulation applicable to the Merger Company or any of its properties or assets, except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens which, in the aggregate, would not have any material adverse effect on the Condition of the Merger Company.

          3.4 Governmental Approvals. Other than in connection with or in compliance with the provisions of the Partnership Act, LLC Act, the Exchange Act, the Securities Act, the "takeover" laws of various states, the Hart-Scott-Rodino Act, and except for any notices, filings, authorizations, consents or approvals which are required because of the regulatory status, if any, of the Merger Company or facts specifically pertaining to it, no notice to, filing with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary for the consummation by the Merger Company of the transactions contemplated by this Agreement, except where the failure to give such notice, make such filing or obtain such authorization, consent or approval would not have any material adverse effect on the Condition of the Merger Company.

          3.5 No Prior Activities. The Merger Company has not incurred, directly or through any Subsidiary, any liabilities or obligations, except those incurred in connection with its organization or with the negotiation of this Agreement, the performance thereof and the consummation of the transactions contemplated hereby, including the Merger and the financing described in Section 7.2.5 hereof. Except as contemplated by the foregoing sentence, the Merger Company has not engaged, directly or through any Subsidiary, in any business activities of any type or kind whatsoever, or entered into any agreements or arrangements with any Person or is subject to or bound by any obligation or undertaking.

          3.6 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of the Merger Company or the Manager.

     4. Representations and Warranties of the Brauvin Partnerships. All information within the Merger Company's Knowledge shall be deemed to have been disclosed by the Brauvin Partnerships in connection with the representations and warranties set forth below. Subject to Section 9.3 below or as otherwise set forth in the Disclosure Schedule, each of the Brauvin Partnerships individually, and not jointly and severally, represents and warrants to the Merger Company as follows:

          4.1 Formation and Qualification. Each of the Brauvin Partnerships is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has the requisite power to carry on its business as now conducted. Each of the Brauvin Partnerships is duly qualified, licensed and authorized as a foreign limited partnership to do business, and is in good standing, in each jurisdiction where the character of such Brauvin Partnerships' properties owned or leased or the nature of its activities makes such qualification or licensing necessary, except for failures to be so qualified which would not, in the aggregate, have a material adverse effect on the Condition of the particular Brauvin Partnership, as the case may be. Copies of the Partnership Certificates and the Partnership Agreements, heretofore delivered or made available to the Merger Company, are accurate and complete as of the date hereof. None of the Brauvin Partnerships are in default under or in violation of any provision of their respective Partnership Agreements, except, in each case, for such defaults or violations which would not have any material adverse effect on the Condition of such Brauvin Partnership.

          4.2  No Subsidiaries.  Other than Brauvin Funds Joint
Venture, Brauvin Chili's Limited Partnership, Brauvin Gwinnett
County Venture and Brauvin High Yield Venture, none of the Brauvin Partnerships have any Subsidiaries and no equity or similar interest, whether voting or non-voting, in any Person.

          4.3 Capitalization. As of the date hereof, the outstanding partnership interests of each Brauvin Partnership are as follows: (a) Brauvin I: (i) general partners' interest and
(ii) ___________________ issued and outstanding Brauvin I Units;
(b) Brauvin II: (i) general partners' interest and (ii) _________________________ issued and outstanding Brauvin II Units; and (c) Brauvin III: (i) general partners' interest and (ii) _____________ issued and outstanding Brauvin III Units. There are no outstanding options, warrants, calls, subscriptions or other rights or other agreements or commitments obligating any of the Brauvin Partnerships or any of their Affiliates to issue, transfer or sell (a) any additional partnership interests of the Brauvin Partnerships or (b) any Units, except as contemplated herein. All issued and outstanding Units and partnership interests in each of the Brauvin Partnerships are validly issued, and the purchase price therefor has been paid in full.

          4.4 Authority Relative to this Agreement. Subject to the receipt of the approval of this Agreement and the transactions contemplated hereby by the limited partners of each of the Brauvin Partnerships as provided in each Brauvin Partnership, Partnership Agreement, Partnership Certificates and the Partnership Act, each of the Brauvin Partnerships have the requisite power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by each of the Brauvin Partnerships and the consummation by each of the Brauvin Partnerships of the transactions contemplated hereby have been, or prior to the Effective time will be, duly authorized by all necessary action on the part of each of the Brauvin Partnerships and, except for the approval of holders of the Units ("Unitholders") as set forth in Section 6.2 hereof, no other proceedings on the part of any of the Brauvin Partnerships or the Brauvin GPs are necessary to authorize this Agreement, the Merger and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Brauvin Partnerships and constitutes a valid and binding obligation of each of the Brauvin Partnerships enforceable against each of the Brauvin Partnerships in accordance with its terms.

          4.5 No Conflicts. Except as set forth in the Disclosure Schedule, neither the execution and delivery of this Agreement by each of the Brauvin Partnerships nor the consummation of the transactions contemplated hereby nor compliance by any of the Brauvin Partnerships and any of the Brauvin GPs with any of the provisions hereof will (i) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration under, or result in the creation of any Lien upon any of the properties or assets of any of the Brauvin Partnerships or any of the Brauvin GPs under, any of the terms, conditions or provisions of (x) the Partnership Certificates or the Partnership Agreements, as the case may be, or (y) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which any of the Brauvin Partnerships or any of the Brauvin GPs are a party or to which either of them or either of their properties or assets may be subject, or (ii) subject to compliance with the statutes and regulations referred to in Section 4.6, to each of the Brauvin Partnerships' Knowledge, violate any Order, statute, rule or regulation applicable to any of the Brauvin Partnerships or any of the Brauvin GPs or any of their properties or assets, except, in the case of each of clauses (i) and (ii) above, for such violations, conflicts, breaches, defaults, terminations, accelerations or creations of Liens which would not, in the aggregate, have any material adverse effect on the Condition of any of the Brauvin Partnerships or any of the Brauvin GPs.

          4.6 Governmental Approvals. Except as set forth in the Disclosure Schedule, other than in connection with or in compliance with the provisions of the Partnership Act, the LLC Act, the Exchange Act, the Securities Act, the "takeover" laws of various states, and the Hart-Scott-Rodino Act, and except for any notices, filings, authorizations, consents or approvals which are required because of the regulatory status, if any, of the Merger Company or facts specifically pertaining to it, to any of the Brauvin Partnerships' Knowledge, no notice to, filing with, or authorization, consent or approval of, any domestic or foreign public body or authority is necessary for the consummation by each of the Brauvin Partnerships and the Brauvin GPs of the transactions contemplated by this Agreement (excluding the Financing) except where the failure to give such notice, make such filing or obtain such authorization, consent or approval would not have any material adverse effect on the Condition of the Brauvin Partnerships or Brauvin GPs.

          4.7 Commission Filings; Financial Statements. Each of the Brauvin Partnerships have heretofore delivered or made available (or will make available when available) to the Merger Company their (i) Annual Reports on Form 10-K for the fiscal years ended December 31, 1995, 1994, 1993, 1992, and 1991, as filed with the Commission, (ii) Quarterly Reports on Form 10-Q for the quarter ended March 31, 1996, (iii) investor letters or similar documents mailed to the holders of Units (whether annual or special) since January 1, 1991, (iv) all other reports (including any Form 8-K's) or registration statements filed by the Brauvin Partnerships with the Commission since January 1, 1991 (the documents described in clauses (i) through (iv) above, including any exhibits and schedules thereto and documents incorporated by reference therein, being the "SEC Filings"), and (v) the unaudited consolidated interim financial statements of the Brauvin Partnerships for the three months ended June 30, 1996 (the "Interim Financial Statements"). As of their respective dates, each of the SEC Filings complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements of each of the Brauvin Partnerships included or incorporated by reference in such reports and the Interim Financial Statements (collectively, the "Brauvin Partnerships' Financial Statements") have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present the consolidated financial position of each of the Brauvin Partnerships as of the dates thereof and the results of their operations and changes in their financial position for the periods then ended. The consolidated balance sheets of each of the Brauvin Partnerships at _____________, including the notes thereto, is referred to as the "Balance Sheets," and ___________, is referred to as the "Balance Sheets Date."

          4.8 No Undisclosed Liabilities. At the Balance Sheets Date, none of the Brauvin Partnerships have any direct or indirect liabilities, obligations, indebtedness, claims, losses, damages, deficiencies or responsibilities, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute or contingent, including, without limitation, by way of setoffs or counterclaims ("Liabilities"), not reflected or disclosed in the Balance Sheets which were required to be reflected or disclosed therein in accordance with generally accepted accounting principles. Since the Balance Sheets Date, except as disclosed in the Disclosure Schedule, none of the Brauvin Partnerships have incurred any such Liabilities.

          4.9 Absence of Certain Changes or Events. Except as and to the extent set forth on the Balance Sheets, or as set forth on the Disclosure Schedule, since the Balance Sheets Date, there has not been (a) any material adverse change in the Condition of any of the Brauvin Partnerships; (b) any entry by any of the Brauvin Partnerships into any commitment or transaction material to such Brauvin Partnership, which is not in the ordinary course of business and consistent with past practices; (c) any material change by any of the Brauvin Partnerships in accounting principles or methods except insofar as may be required by a change in generally accepted accounting principles; (d) any declaration, payment or setting aside for payment of any distributions (whether in cash or property) in respect to the partnership interests of any of the Brauvin Partnerships, or direct or indirect redemption, purchase or other acquisition of any Units or other securities of any of the Brauvin Partnerships; (e) any revaluation by any of the Brauvin Partnerships of any of its assets, including without limitation, writing off of notes or accounts receivable, except any revaluation required by generally accepted accounting principles based on the value of the Merger Consideration; (f) any action taken by the any of Brauvin Partnerships of the type referred to in Sections 5.1.2 or 5.1.3 hereof; (g) any agreement by any of the Brauvin Partnerships to take, whether in writing or otherwise, any action which, if taken prior to the date of this Agreement, would have made any representation or warranty in this Section 4 untrue or incorrect; (h) any damage, destruction or loss, whether covered by insurance or not, having a material adverse effect upon the Condition of any of the Brauvin Partnerships; (i) any issuance, grant, sale or pledge or agreement to issue, grant, sell or pledge by any of the Brauvin Partnerships, with any Person other than an Affiliate of the Merger Company, any Units or other partnership interests or securities convertible into or exchangeable or exercisable for, or otherwise evidencing a right to acquire, Units or other partnership interests; (j) any acquisition of assets by any of the Brauvin Partnerships, other than personal property not material to such Brauvin Partnership acquired in the ordinary course of business and consistent with past practices, or (k) any disposition, encumbrance or mortgage of any assets or properties of any of the Brauvin Partnerships, other than personal property not material to such Brauvin Partnership disposed of in the ordinary course of business and consistent with past practices.

          4.10 Litigation. There is no action or proceeding or investigation pending or, to the Brauvin Partnerships' Knowledge, threatened against or involving each of the Brauvin Partnerships, any properties or rights of any of the Brauvin Partnerships or, to each of the Brauvin Partnerships' Knowledge, any liabilities which if adversely determined would, individually or in the aggregate, have a material adverse effect on the Condition of any of the Brauvin Partnerships nor are any of the Brauvin Partnerships, their assets or, to each of the Brauvin Partnerships' Knowledge, any Property subject to any Order which would have such an effect.

          4.11 Taxes. To each of the Brauvin Partnerships' Knowledge, except as set forth on the Disclosure Schedule, each of the Brauvin Partnerships have duly filed all tax returns that they were required to file, all such tax returns were correct and complete in all material respects and all taxes shown on such returns as due, if any, have been paid. Each of the Brauvin Partnerships constitutes a partnership for all income tax purposes rather than a corporation or association taxable as a corporation. None of the Brauvin Partnerships have in effect an election pursuant to Section 754 of the Code.

          4.12 Assets. Each of the Brauvin Partnerships has no assets other than those listed on its respective Balance Sheet.

          4.13 Transactions with Affiliates. Except as described in the Disclosure Schedule or the SEC Filings, none of the Brauvin Partnerships has entered into any of the following transactions with any Affiliate or Individual Affiliate in connection with which any of the Brauvin Partnerships have continuing obligations in effect as of the date of this Agreement: the direct or indirect purchase, acquisition or lease of any property from, or the sale, transfer or lease of any property to, or the borrowing of any money from, or the guarantee of any obligation of, or the acquisition of any stock, obligations or securities of, or the entering into of any merger or consolidation agreement, or any management, consulting, employment or similar fee arrangement or the entering into of any other transaction or arrangement with, or the making of any payment to, an Individual Affiliate, in the ordinary course of business or otherwise, which is not on terms at least as favorable to such Brauvin Partnership as would have been applicable if such transaction had been entered into on an arm's-length basis with an unaffiliated third party.

          4.14 Disclosure. To each of the Brauvin Partnerships' Knowledge, no written statement, certificate, schedule, list or other written information furnished by or on behalf of such Brauvin Partnership to the Merger Company pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

          4.15 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transaction based upon arrangements made by or on behalf of any of the Brauvin Partnerships or the Brauvin GPs.

          4.16 General Partners. None of the Brauvin Partnerships have any general partners or holders of general partnership interests other than the Brauvin GPs.

          4.17 Compliance with Law. Each of the Brauvin Partnerships have conducted their business so as to comply with all applicable Requirements of Law relating to or affecting the operations, conduct or ownership of the property or business each of the Brauvin Partnerships, the failure to comply with which would, individually or in the aggregate, have a material adverse effect on the Condition of any of the Brauvin Partnerships, provided, for purposes of this Section 4.17, the existence of any statute, law, treaty, rule, regulation or ordinance referred to in clause (ii) of the definition of Requirements of Law shall be subject to any of the Brauvin Partnerships' Knowledge.

          4.18 Properties.

               4.18.1 Each of the Brauvin Partnerships have herewith or heretofore delivered or made available to the Merger Company a true, correct and complete set of all of the files, documents and other written materials relating to each parcel of real property directly or indirectly owned by such Brauvin Partnership and all buildings and improvements thereon (each, a "Property"), that are in the possession or control of each of the Brauvin Partnerships and all documents related thereto that were executed by or on behalf of each of the Brauvin Partnerships, including, without limitation, copies of the Environmental Reports, any letters of credit or other credit enhancement instruments currently in effect, title insurance policies, hazard insurance policies, flood insurance policies and other insurance policies, all balance sheets, operating statements and other financial statements, all existing engineering reports, soil studies and reports, plans, specifications, architectural and engineering drawings, completion bonds, arrangements, warranties, commitments and other similar reports, studies and items, leases and contracts, property management and leasing brokerage agreements and other writings whatsoever.

               4.18.2 Each of the Brauvin Partnerships directly is, or indirectly as a general or limited partner of a partnership which is, the sole legal and beneficial owners and holders of the Properties, and, at the Effective Time, the Merger Company will be the sole legal and beneficial owner and holder of the Properties, free and clear of any Lien (without taking into account the Financing or any act of the Merger Company). None of the Brauvin Partnerships have endorsed, granted, assigned, transferred or otherwise pledged, encumbered or set over the Properties to any Person other than as disclosed.

     5.   Conduct of Business Pending the Merger.

          5.1 Conduct of Business by Each of the Brauvin Partnerships Pending the Merger. Each of the Brauvin Partnerships covenant and agree that, from the date of this Agreement until the Effective Time, unless the Merger Company shall otherwise agree in writing or as otherwise expressly contemplated by this Agreement:

               5.1.1 The business of the Brauvin Partnerships shall be conducted only in, and each of the Brauvin Partnerships shall not take any action except in, the ordinary course of business and consistent with past practices, and each of the Brauvin Partnerships shall use all commercially reasonable efforts to maintain and preserve their business organizations, assets, prospects and advantageous business relationships.

               5.1.2 Except as contemplated hereby and subject to the Brauvin GPs fiduciary duty to the holders of Units, none of the Brauvin Partnerships shall directly or indirectly do any of the following: (i) sell, transfer, pledge, dispose of or encumber, except in the ordinary course of business and consistent with past practices, any properties or assets of any of the Brauvin Partnerships; (ii) whether or not in the ordinary course of business, sell, finance or dispose of any property or asset which is material to any of the Brauvin Partnerships; (iii) whether or not in the ordinary course of business, permit any property or assets to become subject to any material Lien, other than Permitted Statutory Liens or Lien disclosed on the Disclosure Statements;
(iv) amend or propose to amend the Partnership Agreements, the Partnership Certificates or similar organizational documents, or any tax returns; (v) declare, set aside or pay any distribution, payable in cash, securities, property or otherwise, with respect to any of their partnership interests or Units; (vi) redeem, purchase or otherwise acquire or offer to redeem, purchase or otherwise acquire any partnership interests or Units; or (vii) authorize or propose any of the foregoing, or enter into any contract, agreement, commitment, or arrangement to do any of the foregoing.

               5.1.3 Except as contemplated hereby and subject to the Brauvin GP's fiduciary duty to the holders of Units, none of the Brauvin Partnerships shall, directly or indirectly, (i) issue, sell, pledge or dispose of, or authorize, propose or agree to the issuance, sale, pledge or disposition of, any Units or partnership interests, or any options, warrants or rights of any kind to acquire any shares of, or any securities convertible into or exchangeable for any Units or partnership interests, or any other securities in respect of, in lieu of, or in substitution for, Units or partnership interests outstanding on the date hereof; (ii) acquire (by merger, consolidation, or acquisition of stock or assets) any other Person, or make any investment either by purchase of stock or securities, contributions to capital, property transfer, or, except in the ordinary course of business and consistent with past practices, purchase of any property or assets of any other Person; (iii) incur any indebtedness for money borrowed or issue any debt securities or assume or guarantee any of the foregoing, except short-term indebtedness incurred in the ordinary course of business and consistent with past practices;
(iv) endorse, or otherwise as an accommodation become responsible for, the obligations of any other Person, or make any loans or advances other than in the ordinary course of business and consistent with past practices; (v) voluntarily incur any other liability or obligation (absolute, accrued, contingent or otherwise), except in the ordinary course of business and consistent with past practices; (vi) waive, release, grant or transfer any rights of material value or modify or change in any material respect any agreement with or arrangement relating to any existing material license, lease, contract or other document, other than in the ordinary course of business and consistent with past practices; (vii) authorize or effect any material change in its capitalization; or (viii) authorize or commit to any of the actions prohibited in this Section 5.1.3, or enter into or modify any contract, agreement, commitment or arrangement to do any of the actions prohibited in this Section 5.1.3.

               5.1.4 None of the Brauvin Partnerships shall make any tax election which may have a material adverse effect on the Condition of any of the Brauvin Partnerships or the Merger Company, change any material tax accounting method or settle or compromise any material federal, state, local or foreign income tax liability. The Brauvin GPs shall halt, suspend or limit trading of Units to the extent necessary to prevent a termination of any of the Brauvin Partnerships for income tax purposes as a result of such trading or such trading in combination with the consummation of the Transaction.

               5.1.5 None of the Brauvin Partnerships shall take any action or agree, in writing or otherwise, to take any of the actions prohibited by this Section 5.1 or any action which would make any representation or warranty in Section 4 hereof untrue or incorrect in any material respect.



     6.   Additional Agreements.

          6.1 Proxy Statements; Other Filings. As promptly as practicable after the date hereof, each of Brauvin Partnerships shall prepare and file with the Commission under the Exchange Act, and shall use all commercially reasonable efforts to have cleared by the Commission, and promptly thereafter each of the Brauvin Partnerships shall mail to its respective limited partners and holders of Units, proxy statements and forms of proxy with respect to the meeting of the partners of the Brauvin Partnerships referred to in Section 6.2 hereof. The term "Proxy Statements" shall mean such proxy statements at the time they initially are mailed to the limited partners of each of the Brauvin Partnerships and the holders of Units and all amendments or supplements thereto, if any, similarly filed and mailed. As soon as practicable after the date of this Agreement, each of the Brauvin Partnerships and the Merger Company shall promptly prepare and file any other filings required under the Exchange Act, or any other federal or state securities laws relating to the Merger and the transactions contemplated herein ("Other Filings"). Each of the Brauvin Partnerships shall notify the Merger Company promptly of the receipt of any comments of the Commission and of any request by the Commission for amendments or supplements to the Proxy Statements or by any other governmental official with respect to any Other Filing or for additional information and will supply the Merger Company with copies of all correspondence between any of the Brauvin Partnerships and their representatives, on the one hand, and the Commission or the members of its staff or any other appropriate government official, on the other hand, with respect to the Proxy Statements and any Other Filings. Each of the Brauvin Partnerships and the Merger Company each shall use all commercially reasonable efforts to obtain and furnish the information required to be included in the Proxy Statements and any Other Filings; and each of the Brauvin Partnerships, after consultation with the Merger Company, shall use all commercially reasonable efforts to respond promptly to any comments made by the Commission with respect to the Proxy Statements and any Other Filings and any preliminary version thereof and cause the Proxy Statements and related form of proxy to be mailed to the limited partners of each of the Brauvin Partnerships and holders of Units at the earliest practicable time. Each of the Brauvin Partnerships shall notify the Merger Company of its intention to mail the Proxy Statements to the limited partners of each of the Brauvin Partnerships and the holders of Units, both orally and in writing, at least 48 hours prior to the intended time of such mailing. The information provided and to be provided by the Merger Company and each of the Brauvin Partnerships, respectively, for use in the Proxy Statements and any Other Filings shall, on the date the Proxy Statements are first mailed to the limited partners of each of the Brauvin Partnerships and the holders of Units or any Other Filing are filed with the appropriate governmental official and in each case on the date of the meeting of the limited partners of each of the Brauvin Partnerships and the holders of Units referred to in Section 6.2 hereof, be true and correct in all material respects and shall not omit to state any material fact required to be stated therein or necessary in order to make such information not false or misleading, and each of the Brauvin Partnerships agree to correct any such information provided by them for use in the Proxy Statements or any Other Filings which shall have become false or misleading. The Proxy Statements and any Other Filings, when filed with the Commission or other governmental agency, shall comply as to form in all material respects with all applicable requirements of law.

          6.2 Meetings of the Limited Partners and Unitholders. Each of the Brauvin Partnerships shall take all action necessary, in accordance with the Partnership Act, the Partnership Certificates and the Partnership Agreements to duly call, give notice of, convene and hold meetings of each of the limited partners and Unitholders of each of the Brauvin Partnerships as promptly as practicable to consider and vote upon and obtain Unitholder Approval of the Transaction, including, without limitation, the Merger and this Agreement (the "Meetings"). The Proxy Statements shall contain the determinations and recommendations, if any, of the Brauvin GPs as to the Transaction. The Brauvin Partnerships shall use all commercially reasonable efforts to solicit from holders of Units proxies in favor of adoption and approval of the Transaction and to take all other action necessary or, in the reasonable judgment of the Merger Company, helpful to secure the Unitholder Approval of the Transaction.

          6.3 Fees and Expenses. (a) Each of the Brauvin Partnerships shall be liable for, and shall pay, the fees and expenses associated with preparing, filing, printing and distributing the Proxy Statements, legal fees and expenses of counsel, fees and expenses of outside accountants, fees and expenses associated with appraisals of the Properties and the issuance of the Fairness Opinions and all expenses associated with the transfer of title of the Properties to the Merger Company, including, but not limited to, title insurance policies, Environmental Reports, engineering reports, surveys and all other items customarily involved in the transfer of real property.

               (a)(b)    The Merger Company shall be liable for,
and shall pay, the fees and expenses associated with due diligence performed by or on its behalf, fees and expenses of its counsel and accountants' fees to lenders or brokers in connection with obtaining any financing in connection with the Transaction.

          6.4  Further Agreements.

               6.4.1 Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing, including (i) using all commercially reasonable efforts to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases and other contracts and instruments; (ii) using all commercially reasonable efforts (a) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulations,
(b) to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby (collectively, "Designated Actions"), (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (d) to effect all necessary registrations and filings, including, but not limited to, filings under the Hart-Scott-Rodino Act, if any, and submissions of information requested by governmental authorities. For purposes of the foregoing sentence, the obligations of each of the Brauvin Partnerships and the Merger Company to use "all commercially reasonable efforts" to obtain waivers, consents and approvals to loan agreements, leases and other contracts shall not include any obligation to agree to an adverse modification of the terms of such documents or to pay or incur additional obligations to such other parties.

               6.4.2 In connection with any Designated Action, each of the Brauvin Partnerships hereby agrees to: (i) promptly deliver to the Merger Company copies of all complaints, pleadings and other filings relating to any Designated Action; (ii) provide drafts of its reply, motions and other pleadings to the Merger Company for review and comment prior to filing or serving any such reply, motion or pleading and not to file any such reply, motion or pleading until the earlier of (x) receipt of consent from the Merger Company or (y) the day of the deadline for such motion, reply or pleading; and (iii) consult with the Merger Company in a timely manner prior to taking any other action.

          6.5 No Shop Limitation. If any of the Brauvin GPs are required because of their fiduciary obligations to the holders of Units, or otherwise believe it is in the best interests of the holders of Units, to respond to an unsolicited inquiry, contact or proposal related to a Business Combination made by a third party to a Brauvin Partnership (an "Alternative Proposal"), nothing in this
Agreement shall prohibit any of the Brauvin GPs or the respective
Brauvin Partnerships from responding to such Alternative Proposal, making any required disclosures under federal securities laws, providing information regarding such Brauvin Partnership to the party making such Alternative Proposal, negotiating with such party in good faith, terminating this Agreement or taking any other action; provided, however, that (a) each of the Brauvin Partnerships agrees to give the Merger Company reasonable notice of any such response, negotiations or other matters, as well as a reasonable opportunity to respond, taking into account in good faith the facts and circumstances prevailing at the time of such response, negotiation or other matters and (b) if any of the Brauvin Partnerships terminate this Agreement as a result of its acceptance of an Alternative Proposal, the terminating Brauvin Partnerships shall pay the Merging Company a termination fee aggregating one percent (1%) of the aggregate Merger Consideration payable only upon the actual consummation of such Alternative Proposal.

          6.6 Additional Financial Statements. As soon as reasonably practicable after they become publicly available, each of the Brauvin Partnerships shall furnish the Merger Company with
(i) a consolidated balance sheet of such Brauvin Partnership and related consolidated statements of operations and cash flows for all quarterly periods subsequent to the Balance Sheets Date and prior to the Effective Time, accompanied by statements by each of the Brauvin GPs that, in the opinion of such Brauvin GPs, such financial statements of such Brauvin Partnership has been prepared pursuant to the rules and regulations of the Commission and fairly present (subject, in the case of unaudited financial statements, to changes resulting from year-end audit adjustments and other adjustments of a normal and recurring nature) the consolidated financial condition and results of operations of each the Brauvin Partnerships, as of the dates and for the periods covered by such statements and (ii) any other financial statements that each of the Brauvin Partnerships shall prepare for any interim period subsequent to the Balance Sheets Date and prior to the Effective Time.

          6.7  Access to Information; Confidentiality.

               6.7.1 Each of the Brauvin Partnerships shall, and shall cause its employees, consultants, accountants, counsel and agents to, afford to the Merger Company and its representatives and to the banks, lenders, financial institutions and others providing financing for the Transaction and others, complete access at all reasonable times to, from the date of this Agreement until the Effective Time, their offices, facilities,personnel, properties, books, records and contracts, and shall furnish the Merger Company and its representatives and such banks, lenders, financial institutions and others all financial, operating and other data and information as the Merger Company and its representatives and such banks, lenders, financial institutions and others, through their respective officers, employees or agents,may reasonably request.

               6.7.2 No investigation pursuant to this Section 6.7 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

          6.8 Public Announcements. No press release or announcement concerning this Agreement or the Transaction shall be issued without advance approval of the form and substance thereof by each of the Brauvin Partnerships and the Merger Company. Notwithstanding the foregoing, each of the Brauvin Partnerships and the Merger Company will use all commercially reasonable efforts to consult with each other before issuing any press release or otherwise making any public statements with respect hereto, provided, such obligation to use all commercially reasonable efforts shall be deemed satisfied if a draft of a press release or announcement is delivered for comment at least 24 hours prior to public release.

          6.9 Agreement to Defend and Indemnify. From and after the Effective Time, the Merger Company will continue in full force and effect, for the benefit of each of the Brauvin GPs, the provisions of the Partnership Agreements, as currently in effect, related to indemnification of the Brauvin GPs, as if each of the Brauvin GPs continued to serve such Brauvin Partnerships as general partner, after the Effective Time. For purposes of this Section
6.9 only, the term "Affiliates" shall have the meaning ascribed to such term in the Partnership Agreements.

          6.10 Notification of Certain Matters. Each of the Brauvin Partnerships shall give prompt notice to the Merger Company, and the Merger Company and its Affiliates shall give prompt notice to each of the Brauvin Partnerships, as the case may be, of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure of any of Brauvin Partnerships or the Merger Company, as the case may be, or of any general partner, officer, director, employee or agent of any thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, provided, however, that no such notifications shall affect the representations or warranties of the parties or the conditions to the obligations of the parties hereunder.

          6.11 Cooperation. Each of the Brauvin Partnerships and the Brauvin GPs shall use all commercially reasonable efforts to assist, and cooperate with the Merger Company and their respective Affiliates in consummating all financing and related transactions.


          6.12 Tax Returns. (a) Neither the Merger Company nor Manager shall cause the Merger Company to, and the Merger Company shall not, amend any portion of any tax returns for years ending prior to the Effective Time without the prior consent of the Brauvin GPs or their designee, which consent shall not be unreasonably withheld.

                    (b)  The Merger Company, Manager and the
Brauvin GPs shall use all commercially reasonable efforts to cooperate with and assist each other so that, after the Closing Date, all tax returns of each of the Brauvin Partnerships for the period ending on the Closing Date shall be timely filed and that Schedules K-1 shall be timely delivered to those Persons who were holders of Units prior to the Closing Date. The cost of such filing and delivery shall be borne by the Surviving Company.

          6.13 Notice of Failure to Satisfy Closing Conditions.

                    (a)  In the event that the Merger Company
determines, on or after the date that any of the Brauvin Partnerships shall deliver a final Disclosure Schedule pursuant to
Section 2.5 above and on or prior to the Closing Date, that any condition to the Merger Company's or any of the Brauvin Partnerships' obligation to close pursuant to Section 7 will not be satisfied on or prior to the Closing Date, the Merger Company shall give prompt notice to each of the Brauvin Partnerships and, in the case of Sections 7.1 and 7.3, shall provide the Brauvin Partnerships a period of ten business days for a violating Brauvin Partnership to satisfy all such conditions.

                    (b)  In the event that any of the Brauvin
Partnerships determine on or prior to the Closing Date that any condition to any of the Brauvin Partnerships' or the Merger Company's obligation to close pursuant to Section 7 will not be satisfied on or prior to the Closing Date, such Brauvin Partnership shall give prompt notice to the Merger Company and, in the case of Sections 7.1 and 7.2, shall provide the Merger Company a period of ten business days for the Merger Company to satisfy all such conditions.

     7.   Conditions.

          7.1 Conditions to Obligation of Each Party to Effect the Transaction. The respective obligations of each party to effect the Transaction shall be subject to the fulfillment at or prior to the Effective Time of each of the following conditions which may be waived in whole or in part only by written agreement of each of the Brauvin Partnerships and the Merger Company.

               7.1.1  All approvals, notices, filings,
registrations and authorizations of any governmental authority required for consummation of the Transaction, including, without limitation, under the Hart-Scott-Rodino Act, shall have been obtained or made.

               7.1.2 Unitholder Approval for the Transaction shall have been obtained in accordance with the Partnership Act and each of the Partnership Agreements.

               7.1.3 No preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, nor any statute, rule, regulation or executive order promulgated or enacted by a governmental authority shall be in effect which would prevent the consummation of the Transaction.

          7.2 Additional Conditions to the Obligation of the Brauvin Partnerships. The obligation of the Brauvin Partnerships to effect the Transaction is also subject to the fulfillment at or prior to the Effective Time of each of the following conditions which may be waived in whole or in part by any of the Brauvin Partnerships.

               7.2.1 The Merger Company shall in all material respects have performed each obligation to be performed by it hereunder on or prior to the Effective Time.

               7.2.2 The representations and warranties of the Merger Company set forth in this Agreement shall be true and correct in all material respects at and as of the Effective Time as if made at and as of such time, except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date.

               7.2.3 Each of the Brauvin Partnerships shall have received a certificate of the Merger Company, dated the Closing
Date, signed by the Manager, to the effect that the conditions specified in Sections 7.2.1 and 7.2.2 have been fulfilled.

               7.2.4 A favorable opinion (the "Fairness Opinion") of an investment banking firm reasonably acceptable to each of the Brauvin Partnerships as to the fairness of the Merger Consideration to the holders of the Units, from a financial point of view, shall have been delivered to each Brauvin Partnership.

               7.2.5 No later than the earlier of (x) June 30, 1996 or (y) the Mailing Date (the earlier of (x) or (y) being, the "Commitment Date"), the Merger Company shall have delivered to the Brauvin Partnerships a Commitment Letter executed by a financial institution or other financing source providing for debt financing in an amount at least equal to $60,000,000 and on terms commercially reasonable from the point of view of each of the Brauvin Partnerships as the selling party in the Transaction; provided, that unless any of the Brauvin Partnerships give notice to the Merger Company (x) within ten days after the delivery of a copy of the Commitment Letter to each of the Brauvin Partnerships, that the Commitment Letter does not satisfy the condition set forth in this Section 7.2.5 or (y) if the Commitment Letter shall not be delivered prior to the Commitment Date, within two business days after the Commitment Date that none of the Brauvin Partnerships have any obligation to effect the Transaction because of the failure of the condition set forth in this Section 7.2.5, such condition shall be deemed to be waived.

          7.3 Additional Conditions to the Obligations of the Merger Company. The obligation of the Merger Company to effect the Transaction is also subject to the fulfillment at or prior to the Effective Time, or such earlier date as specified therein, of each of the following conditions which may be waived in whole or in part by the Merger Company:

               7.3.1 Each of the Brauvin Partnerships shall in all material respects have performed each obligation to be performed by it hereunder on or prior to the Effective Time.

               7.3.2 The Brauvin Partnerships shall have cash available and not restricted equal to and replacement reserves estimate to be: (a) for Brauvin I, $___________ and $________ respectively; (b) for Brauvin II, $____________ and $_______________ respectively; (c) for Brauvin III $____________
and $___________ respectively, each as set forth in Exhibit A hereto, which Exhibit reflects projected balances as of July 31, 1996. If the Closing Date does not occur on or before July 31, 1996, each of the Brauvin Partnerships shall prepare new projections of cash available and not restricted and replacement reserves by calendar quarter, subject to the approval of the Merger Company in its reasonable business judgment.

               7.3.3  The Merger Company shall have received
certificates of each of the Brauvin Partnerships, dated the Closing Date, signed by the Brauvin GPs to the effect that the conditions specified in Sections 7.3.1 and 7.3.2 have been fulfilled.

               7.3.4 The Merger Company shall have received evidence, inform and substance reasonably satisfactory to its counsel, that such licenses, permits, consents, approvals, waivers, authorizations, qualifications and orders of domestic governmental authorities and parties to contracts and leases with each of the Brauvin Partnerships as are necessary in connection with the consummation of the transactions contemplated hereby (excluding (a) licenses, permits, consents, approvals, authorizations, qualifications or orders, the failure to obtain which after the consummation of the transactions contemplated hereby, in the aggregate, will not have a material adverse effect on the Condition of any of the Brauvin Partnerships), provided, that unless the Merger Company gives notice to each of the Brauvin Partnerships prior to the Mailing Date that the Merger Company has no obligation to effect the Transaction because of the failure of the condition set forth in this Section 7.3.4, such condition shall be deemed waived.

               7.3.5 No action, suit or proceeding before any court or governmental authority shall have been commenced and be pending by any Person against the Brauvin Partnerships or the Merger Company or any of their Affiliates, partners, officers or directors seeking to restrain, prevent, change or delay in any material respect any of the terms or provisions of the Transaction or seeking material damages in connection therewith.

               7.3.6 The Merger Company, Manager and its lenders shall have received the favorable legal opinion of Holleb & Coff, counsel to each of the Brauvin Partnerships, and _____________________________________, special Delaware counsel to each of the Brauvin Partnerships, taken together, substantially to the effect set forth in Exhibit B.

               7.3.7 Receipt by the Merger Company of debt and equity financing which in its sole judgment is satisfactory.

               7.3.8 None of the Brauvin Partnerships shall have undergone a material adverse change in its Condition or its ability to perform its obligations under this Agreement. For purposes of this Section 7.3.8, the discovery after the Mailing Date of a fact which fact is materially adverse to the Condition of any Brauvin Partnership and which could not have been reasonably discovered by the Merger Company or its Affiliates on or prior to the Mailing Date shall be deemed to be a material adverse change to the Condition of such the Brauvin Partnership.

               7.3.9 The Merger Company shall have determined that the legal, accounting and business due diligence investigation of each of the Brauvin Partnerships to be conducted by or on behalf of the Merger Company, including, without limitation, any information obtained from the Disclosure Schedule, has not revealed that proceeding with the Transaction would be inadvisable or contrary to the Merger Company's best interests, provided, that, unless the Merger Company gives notice to the Brauvin Partnerships prior to the Mailing Date that the Merger Company has no obligation to effect the Transaction because of the failure of the condition set forth in this Section 7.3.9, such condition shall be deemed to be waived.

               7.3.10 None of the Brauvin Partnerships shall have made a distribution of earnings with respect to any Units from the date hereof through the Effective Time.

               7.3.11 The Merger Company shall have received from the Brauvin Partnerships an environmental assessment of each Property, and the Merger Company shall have completed its review of such Environmental Reports and the Merger Company shall be satisfied in its sole discretion that (i) the Surviving Company will not be exposed to unacceptable risk, liability or obligation as a consequence of this Agreement and the transaction contemplated hereby and (ii) the Surviving Company will not be subject to any material adverse, unusual or onerous agreements, conditions, liabilities or obligations to which the Brauvin Partnerships are a party.

               7.3.12 The Merger Company shall have completed its review of the assets and business of the Brauvin Partnerships and found them to be satisfactory to it in its discretion.

               7.3.13 The Brauvin Partnerships, at their own expense, shall have ordered and delivered to the Merger Company an owner's title insurance policy (ALTA Owner's Policy Form B-1970 (rev. 10/17/70 and 10/17/84)) with respect to each parcel of the Property (or an endorsement of existing policies in favor of the Surviving Company), insuring the Surviving Company and its lenders and issued as of the Closing Date by a title insurance company reasonably satisfactory to the Merger Company, in such amount(s) as may be reasonably satisfactory to Merger Company, showing fee simple title thereto to be vested in the Surviving Company, subject in each case only to permitted liens acceptable to the Surviving Company, with extended coverage over all general exceptions, a zoning endorsement in the form of ALTA endorsement Form 3.1 and such other endorsements as the Merger Company shall reasonably request.

               7.3.14 The Brauvin Partnerships, at their own expense, shall have ordered and delivered to the Merger Company surveys of each Property for which title insurance is being obtained, dated not earlier than March 31, 1996, prepared by a licensed surveyor, and certified to the Merger Company, and the title insurance company as having been prepared in accordance with American Land Title Association land survey standards, and showing all material improvements to be within lot, side lot, rear lot and setback lines, and showing no encroachments onto each Property. Such surveys shall reveal no material encroachments on each Property and be sufficient to enable to title company issuing the title policies described in Section 7.3.13 to issue same with full extended coverage.

               7.3.15  The Brauvin Partnerships shall have
delivered to the Merger Company such further information, documents and instruments as the Merger Company shall reasonably require.

     8.   Termination, Amendment and Waiver.

          8.1 Termination. This Agreement may be terminated and the Transaction contemplated hereby may be abandoned, by written notice promptly given to the other parties hereto, at any time prior to the Effective Time, whether prior to or after Unitholder Approval of the Transaction:

               8.1.1  By mutual written consent of the Merger
Company and each of the Brauvin Partnerships;

               8.1.2 By either the Merger Company or any of the Brauvin Partnerships, if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable;

               8.1.3 By either the Merger Company or any of the Brauvin Partnerships, if the Effective Time shall not have occurred on or before the Termination Date, unless the absence of such occurrence shall be due to the failure of the party seeking to terminate this Agreement to perform in all material respects each of its obligations under this Agreement required to be performed by it prior to the Effective Time;

               8.1.4 By either the Merger Company or any of the Brauvin Partnerships, if at the Meeting (including any adjournment thereof) Unitholder Approval of the Transaction shall not be obtained;

               8.1.5 By the Merger Company, if any of the Brauvin Partnerships shall have withdrawn, modified or amended in any respect their approval of the Transaction;

               8.1.6 By the Merger Company, if any of the Brauvin Partnerships fail to perform in all material respects its obligations under this Agreement;

               8.1.7 By the Merger Company, if there shall have occurred a material adverse change in the Condition of any of the Brauvin Partnerships since the date of this Agreement;

               8.1.8 By any of the Brauvin Partnerships, if the Merger Company fails to perform in all material respects its obligations under this Agreement;

               8.1.9 By the Merger Company, if any of the Brauvin Partnerships shall have settled or compromised any Designated Action without the prior written consent of the Merger Company, unless such settlement or compromise (i) requires the payment of money by such Brauvin Partnership in an amount which, when aggregated with the amount of money paid or payable in connection with all other Designated Actions, does not exceed $15,000 and (ii) does not include any other material term or condition to which the Merger Company shall reasonably object;

               8.1.10 By the Merger Company, if, prior to the Effective Time, the representations and warranties of each Brauvin Partnership set forth in this Agreement shall not be true and correct in all material respects at any time as if made as of such time, except to the extent that any such representation or warranty is made as of a specific date, in which case such representation or warranty shall have been true and correct as of such date, provided, that for purposes of this Section 8.1.10 the representations and warranties set forth in Section 4.14 shall be deemed to have been made irrespective of the qualification contained therein as to the Knowledge of each of the Brauvin Partnerships; or

               8.1.11  By any of the Brauvin Partnerships, in
accordance with Section 7.2.5, if there shall have been a failure of the condition set forth therein or any of the Brauvin
Partnerships elect to pursue an Alternative Proposal pursuant to
Section 6.5 hereof.

          8.2 Effect of Termination. In the event of the termination of this Agreement and abandonment of the Transaction as provided in Section 8.1 hereof, this Agreement shall forthwith become void and there shall be no liability on the part of the Merger Company or any of the Brauvin Partnerships except (a) to the extent that such termination results from the wilful breach of a party hereto of any of its covenants or agreements set forth in this Agreement and (b) in the case of termination of pursuant to
Section 6.5 hereof, the payment by the terminating Brauvin Partnerships of the termination fee provided therin.

          8.3 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto; provided, however, that after the Unitholder Approval of the Transaction has been obtained, no amendment may be made which changes the amount of cash to be paid for the Units, or effects any change which would adversely affect the holders of Units without the further Unitholder Approval.

          8.4 Waiver. At any time prior to the Effective Time, whether before or after the Meeting, any party hereto, by a writing executed by its general partner, may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto or (ii) subject to the proviso contained in Section
8.3 hereof, waive compliance with any of the agreements of any other party or with any conditions to its own obligations.

     9.   General Provisions.

          9.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telegram, telecopier or three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid,to the parties at the following addresses or at such other addresses as shall be specified by the parties by like notice:

                    (a)  if to the Merger Company or Manager:

                         c/o Brauvin Real Estate Funds
                         150 South Wacker Drive, Suite 3200
                         Chicago, Illinois 60606
                         Attention:  James L. Brault

                    (b)  if to the Brauvin Partnerships, or the
Brauvin GPs:

                         c/o Brauvin Real Estate Funds
                         150 South Wacker Drive, Suite 3200
                         Chicago, Illinois 60606
                         Attention:  Jerome J. Brault

          9.2 Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

          "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under common control with, or the parents, spouse, lineal descendants or beneficiaries of, such Person, provided, that, in any case, (i) the following Persons shall be deemed to be Affiliates of the Brauvin Partnerships:
_________________________________, and (ii) the following Persons shall be deemed Affiliates of the Merger Company:
_____________________.

          "Assignor Limited Partner" means Brauvin Depository I,
Inc., an Illinois corporation, the sole limited partner of the Brauvin I.

          "Available Cash" means the amount of cash and cash equivalents held by or at the direction of the specified Brauvin Partnership after deducting any amounts then owed, accrued or reserved by the specified Brauvin Partnership for goods, services or liabilities of any nature or description.

          "Brauvin I Unit Value" means an amount which is equal to the quotient obtained by dividing (i) the difference between (A) the sum of (1) the fair market value of substantially of Brauvin I's real estate related assets (as determined by Cushman & Wakefield or other independent appraiser), (2) Brauvin I's Available Cash and (3) earning of Brauvin I through July 31, 1996 and (B) the sum of (1) the costs of the Transaction to Brauvin I and (2) other liabilities of Brauvin I not otherwise deducted in computing Available Cash by (ii) the number of Brauvin I Units.

          "Brauvin II Unit Value" means an amount which is equal to the quotient obtained by dividing (i) the difference between (A) the sum of (1) the fair market value of substantially of Brauvin II's real estate related assets (as determined by Cushman & Wakefield or other independent appraiser), (2) Brauvin II's Available Cash and (3) earning of Brauvin II through July 31, 1996 and (B) the sum of (1) the costs of the Transaction to Brauvin II and (2) other liabilities of Brauvin II not otherwise deducted in computing Available Cash by (ii) the number of Brauvin II Units.

          "Brauvin III Unit Value" means an amount which is equal to the quotient obtained by dividing (i) the difference between (A) the sum of (1) the fair market value of substantially of Brauvin III's real estate related assets (as determined by Cushman & Wakefield or other independent appraiser), (2) Brauvin III's Available Cash and (3) earning of Brauvin III through July 31, 1996 and (B) the sum of (1) the costs of the Transaction to Brauvin III and (2) other liabilities of Brauvin III not otherwise deducted in computing Available Cash by (ii) the number of Brauvin III Units.

          "Business Combination" means any acquisition or purchase of assets of, or any equity interest in, any of the Brauvin Partnerships or any tender offer (including a self tender offer), exchange offer, merger, consolidation, business combination, sale of substantial assets or of a substantial amount of assets, sale of securities, recapitalization, reorganization, refinancing, refunding, liquidation, dissolution or similar transactions involving any of the Brauvin Partnerships or other transactions involving any vote or consent of the holders of any class of Units.

          "Closing Date" means the date upon which the Merger occurs.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time, and, unless the context otherwise requires, the rules and regulations promulgated thereunder, from time to time.

          "Commission" means the Securities and Exchange Commission or any successor agency.

          "Commitment Letter" means one or more commitment letters or loan, securities purchase, financing or similar agreements providing a financial commitment or obligation to provide debt financing for the Transaction.

          "Condition" means, with respect to any Person, the business, assets, properties, results of operations, financial or other condition or prospects of such Person and its Subsidiaries, taken as a whole.

          "Disclosure Schedules" means the Disclosure Schedules setting forth certain information concerning each of the Brauvin Partnerships and its assets required to be delivered by each of the Brauvin Partnerships to the Merger Company pursuant to Section 2.5 above.

          "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever. Environmental Laws include, without limitation, those relating to: manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Hazardous Materials; air, surface or ground water or noise pollution; protection of wildlife, endangered species, wetlands or natural resources; health and safety of employees and other persons; and notification requirements relating to the foregoing and includes the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended; the Resource Conservation and Recovery Act ("RCRA), 42 U.S.C. 6901 et seq., as amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; and the Occupational Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq.

          "Environmental Reports" means all environmental site assessments, remedial investigations/feasibility studies, reports, studies, tests or other documents relating to environmental compliance or the presence of Hazardous Materials at any of properties presently or formerly owned or operated by each of the Brauvin Partnerships or any predecessor in interest or any Property, at any facility which may have received Hazardous Materials generated by any property currently or formerly owned or operated by the Brauvin Partnerships or at any Property.
          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Hart-Scott-Rodino Act" means the Hart-Scott-Rodino
Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          "Hazardous Materials" means (i) pollutants, contaminants, pesticides, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous or toxic wastes, substances, chemicals or materials within the meaning of any Environmental Law, including without limitation any (i) "hazardous substance" as defined in CERCLA, and "hazardous waste" as defined in the RCRA and all amendments thereto and reauthorizations thereof; and (ii) even if not prohibited, limited or regulated by Environmental Laws, all pollutants, contaminants, hazardous, dangerous or toxic chemical materials, wastes or any other substances, including without limitation, any industrial process of pollution control waste (whether or not hazardous within the meaning of RCRA) which could pose a hazard to the environment or the health and safety of any person, or impair the use or value of any portion of the Properties

          "Individual Affiliate" means any Person who is now, or at any time since _________________________, 199 ___ has been, (i) a
Partner of any of the Brauvin Partnerships, (ii) a director or officer of the corporate general partner of any of the Brauvin GPs,
(iii) a director, officer or shareholder of the Assignor Limited Partner or (iv) any "associate" (as defined in the rules pursuant to the Exchange Act) of any of the above.

          "Knowledge" means (i) with respect to each of the Brauvin Partnerships, the knowledge of (a) the particular Brauvin GPs, and
(b) with respect to the entities referred to in the preceding clause (a) any of such entities current officers and directors; and
(ii) with respect to the Merger Company, the knowledge of Manager and its Affiliates and their current officers and directors.

          "Lien" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, encumbrance, participation interest, assignment, or other restriction or limitation.

           "Mailing Date" means the first day on which the Proxy
Statements are mailed to the holders of Units pursuant to Section
6.1 above.

          "Merger Consideration" means the Brauvin I Unit Value,
Brauvin II Unit Value and Brauvin III Unit Value received by holders of Units in connection with the Merger.

          "Order" means any judgement, ruling, order, writ, injunction, decree, determination or requirement of any arbitrator or court or of any governmental or regulatory body, authority or agency, whether federal, state or local, domestic or foreign.

          "Partnership Agreements" means the partnership agreements of each of the Brauvin Partnerships, as amended.

          "Partnership Certificates" means the certificate or articles of limited partnership of each of the Brauvin
Partnerships, as amended, as filed with the Delaware Secretary of State.

          "Permitted Statutory Liens" means statutory Liens of landlords, carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and incurred in the ordinary course of business for sums not yet delinquent.

          "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental body or other entity.

          "Requirements of Law" means (i) the certificate of limited partnership of the Brauvin Partnerships, the agreements of limited partnership or other organizational or governing documents of each of the Brauvin Partnerships, (ii) any statute, law, treaty, rule, regulation or ordinance applicable to each of the Brauvin Partnerships, the irrespective assets (including, without limitation, Environmental Laws and occupational health and safety and food and drug regulations) or (iii) any judgment, decree, injunction, order or determination of any arbitrator or of any court or other governmental or regulatory authority or agency, whether federal, state or local, domestic or foreign, applicable to each of the Brauvin Partnerships and their respective assets.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Subsidiary" means, with respect to any Person, any corporation at least a majority of whose outstanding voting securities, or any other Person at least a majority of whose total equity interest, is owned by such Person.

          "Termination Date" means July 31, 1996, which date may be extended by either the Merger Company or the Brauvin Partnerships to no later than August 31, 1996 if the Transaction is proceeding in good faith.

           "Transaction" means (i) the Merger, (ii) certain amendments to the Partnership Agreements necessary to consummate the Merger (including, without limitation, providing for the redemption of partnership interests) and (iii) the transfer of the Ponderosa Properties as provided herein.

          "Unitholder Approval" means the approval of the limited partners of each of the Brauvin Partnerships, with the Assignor Limited Partner, pursuant to the Brauvin I Partnership Agreement, voting as instructed by the holders of the Brauvin I Units.

            The following terms are defined in the corresponding
Sections listed below:

Term                                                      Section

Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . .4.7
Balance Sheets Date. . . . . . . . . . . . . . . . . . . . . .4.7
Brauvin GPs. . . . . . . . . . . . . . . . . . . . . . . . .2.1.2
Certificates of Merger . . . . . . . . . . . . . . . . . . . .1.3
Commitment Date. . . . . . . . . . . . . . . . . . . . . . .7.2.5
Designated Actions . . . . . . . . . . . . . . . . . . . .  6.4.1
Effective Time . . . . . . . . . . . . . . . . . . . . . . . .1.3
Fairness Opinion . . . . . . . . . . . . . . . . . . . . . .7.2.4
Interim Financial Statements . . . . . . . . . . . . . . . . .4.7
Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . .6.2
Term                                                      Section

Merger . . . . . . . . . . . . . . . . . . . . . . . . . Recitals
Merger Company . . . . . . . . . . . . . . . . . . . . . Recitals
MC Agreement . . . . . . . . . . . . . . . . . . . . . . . . .3.1
MC Certificate . . . . . . . . . . . . . . . . . . . . . . . .3.1
Other Filings. . . . . . . . . . . . . . . . . . . . . . . . .6.1
Partnership Act. . . . . . . . . . . . . . . . . . . . . Recitals
Ponderosa Properties . . . . . . . . . . . . . . . . . . Recitals
Proxy Statements . . . . . . . . . . . . . . . . . . . . . . .6.1
Redemption Agent . . . . . . . . . . . . . . . . . . . . . .2.2.1
Redemption Fund. . . . . . . . . . . . . . . . . . . . . . .2.2.2
SEC Filings. . . . . . . . . . . . . . . . . . . . . . . . . .4.7
Units. . . . . . . . . . . . . . . . . . . . . . . . . . . .2.1.1

          9.3 Representations and Warranties; Etc. The respective representations and warranties of each of the Brauvin Partnerships and the Merger Company contained herein shall expire with, and be terminated and extinguished upon, consummation of the Merger, and thereafter none of the Brauvin Partnerships or the Merger Company, or any general partner or principal of any thereof, shall be under any liability whatsoever with respect to any such representation or warranty. This Section 9.3 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the consummation of the Merger.

          9.4 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

          9.5 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          9.6 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement,express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement except the right of the holders of Units to receive cash as provided in Section 2.1.1 hereof (subject in each case to the consummation of the Transaction pursuant to this Agreement).

          9.7 Incorporation of Recitals. The Recitals hereto are incorporated into this Agreement as if fully restated herein.

          9.8 Miscellaneous. This Agreement (i) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof;(ii) may not be assigned, except that the Merger Company may assign its rights hereunder in whole or in part to one or more of its direct or indirect Subsidiaries or Affiliates, each of which, in written instruments reasonably satisfactory to each of the Brauvin Partnerships, shall agree to assume all of the Merger Company's obligations hereunder so assigned to it and be bound by all of the terms and conditions of this Agreement; and (iii) shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Illinois applicable to agreements made and to be performed entirely within such State. This Agreement may be executed in one or more counterparts which together shall constitute a single agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                         BRAUVIN REAL ESTATE FUNDS, L.L.C., a
                         Delaware limited liability company

                    By:  Brauvin Real Estate Funds, Inc., an
                         Illinois corporation
                         Its: Manager

                         By: ____________________________________
                         Its: ___________________________________


                         BRAUVIN NET PROPERTIES, L.L.C., a
                         Delaware limited liability company

                         By:  Brauvin Net Properties, Inc., an
                              Illinois corporation
                         Its: Manager

                         By: ____________________________________
                         Its: ___________________________________


                         BRAUVIN HIGH YIELD FUND L.P., a Delaware limited partnership

                         By: ____________________________________
                              Jerome J. Brault
                         Its: Managing General Partner


                         BRAUVIN HIGH YIELD FUND L.P. II, a
                         Delaware limited partnership

                         By:
                         ________________________________________
                         Its: Manager

                         By:
                         ________________________________________
                          Its:
                         ________________________________________



                         BRAUVIN INCOME PLUS L.P. III, a Delaware limited partnership


                         By:
                         ________________________________________
                         Jerome J. Brault
                         Its: Managing General Partner



                            EXHIBIT A
                    PROJECTED CASH AT CLOSING

                            EXHIBIT B
         FORM OF OPINION OF BRAUVIN PARTNERSHIPS' COUNSEL

     1. Each Brauvin Partnership is duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as now being conducted.

     2. The execution, delivery and performance of the Agreement by each Brauvin Partnership, has been duly authorized and approved by all requisite partnership action. The Agreement has been duly executed and delivered by each Brauvin Partnership and constitutes a valid and binding obligation of each Brauvin Partnership and is enforceable against each of them in accordance with its terms except as such terms may be affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, rehabilitation, moratorium, marshalling and similar laws affecting the enforcement generally of creditors rights and by the availability of general equitable remedies.

     3. The consummation by each Brauvin Partnership of the transactions contemplated by the Agreement will not result in breach or violation of, or default under, any judgment, decree, mortgage, agreement, indenture or other instrument applicable to each Brauvin Partnership.

     4. All approvals, consents, authorizations or modifications which are required by each Brauvin Partnership to permit the performance by each Brauvin Partnership of their respective obligations under the Agreement and the transactions contemplated therein have been obtained.

     5. There is no (a) litigation, proceeding or governmental investigation pending or, to the best of our knowledge, threatened against each Brauvin Partnership or their respective properties, assets or businesses, or the transaction contemplated by the Agreement which, if adversely determined, in our judgment, could reasonably be anticipated to result in any material adverse effect on each Brauvin Partnership (b) decree (other than decrees of general applicability to banks generally) or judgment of any court or any governmental agency to which each of the Brauvin Partnerships is subject and which, in our judgment, could reasonably be anticipated to have a material adverse effect on the financial condition, results or operations, assets, business or prospects of any of the Brauvin Partnerships.

          We have participated in the preparation and filing of the Proxy Statement and, in the course of such preparation, in conferences with certain officers and employees of the Brauvin Partnerships and their respective partners and officers with respect thereto. Although we are not passing upon or assuming any responsibility for the accuracy, completeness or fairness of the statements contained or incorporated in the Proxy Statement, during the course of such participation no facts have come to our attention which would lead us to believe that the Proxy Statement at the time it was first mailed to partners of the Brauvin Partnership, at the time of the Meeting and at the Effective Time, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (except that we do not comment with respect to the financial statements and other financial and statistical information included therein or omitted therefrom).

Brauvin High Yield Fund I

UNIT    %      PROPERTY     PROPETY       FOOT                     STREET
NO.   OWNED    TYPE         NAME          NOTES   CITY             ADDRESS                       STATE
2200 100.00%   FAST-FOOD    TACO BELL             SPARTANBURG      800 NORTH PINE STREET           SC
726  100.00%   DAY-CARE     CHILDREN'S WORLD (3)  STERLING HTS     35505 SCHOENHERR ROAD           MI
667  100.00%   SIT-DOWN     PONDEROSA             BUFFALO          3060 MAIN STREET                NY
673  100.00%   SIT-DOWN     PONDEROSA             BINGHAMPTON      1261 FRONT STREET               NY
819  100.00%   DAY-CARE     CHILDREN'S WORLD (3)  TROY             1064 EAST WATTLES ROAD          MI
815  100.00%   SIT-DOWN     PONDEROSA             WESTERVILLE      728 SOUTH STATE STREET          OH
109  100.00%   SIT-DOWN     PONDEROSA             INDIANAPOLIS     2915 SOUTH MADISON AVE.         IN
782  100.00%   SIT-DOWN     PONDEROSA             NEW WINDSOR      334 WINDSOR HIGHWAY             NY
752  100.00%   SIT-DOWN     PONDEROSA             MASSENA          ST. REGIS BLVD. AND MAIN ST.    NY
778  100.00%   SIT-DOWN     PONDEROSA             JOHNSTOWN        ROUTE 30A/N. COMRIE AVE.        NY
194  100.00%   SIT-DOWN     PONDEROSA             KALAMAZOO        308 NORTH DRAKE ROAD            MI
775  100.00%   SIT-DOWN     PONDEROSA             WADSWORTH        135 GREAT OAKS TRAIL            OH
1653 100.00%   FAST-FOOD    TACO BELL             ALLIANCE         110 WEST STATE STREET           OH
1915 100.00%   FAST-FOOD    TACO BELL             SANDUSKY         3306 MILAN ROAD                 OH
2132 100.00%   FAST-FOOD    TACO BELL             NOBLESVILLE      610 WEST ROUTE 32               IN
1994 100.00%   FAST-FOOD    TACO BELL             ASHLAND          315 CLAREMONT AVENUE            OH
1937 100.00%   FAST-FOOD    TACO BELL             ASHTABULA        1226 WEST PROSPECT AVENUE       OH
1929 100.00%   FAST-FOOD    TACO BELL             ZANESVILLE       2460 NORTH MAPLE STREET         OH
1871 100.00%   FAST-FOOD    TACO BELL             GREENVILLE       319 EAST GREENVILLE BOULEVARD   NC
1856 100.00%   FAST-FOOD    TACO BELL             DOVER            718 BOULEVARD AVENUE            OH
409  100.00%   SIT-DOWN     PONDEROSA             CINNCINATI       3328 WESTBOURNE DRIVE           OH
1845 100.00%   FAST-FOOD    TACO BELL (8)         LOGANSPORT       3419 U.S. ROUTE 24 EAST         IN
2030 100.00%   FAST-FOOD    TACO BELL             MARTINEZ         11 MUIR ROAD                    CA
1392 100.00%   FAST-FOOD    TACO BELL             VALDOSTA         2918 NORTH ASHLEY STREET        GA
2091 100.00%   FAST-FOOD    TACO BELL             WINSLOW          1605 NORTH PARK DRIVE           AZ
2069 100.00%   FAST-FOOD    TACO BELL             PHOENIX          1702 WEST BELL ROAD             AZ
1061 100.00%   SIT-DOWN     PONDEROSA             BRANDON          1449 WEST BRANDON BLVD.         FL
1450 100.00%   FAST-FOOD    TACO BELL             ALBANY           1707 NORTH SLAPPEY DRIVE        GA
1966 100.00%   FAST-FOOD    TACO BELL             DALTON           1509  WEST WALNUT AVENUE        GA
1835 100.00%   FAST-FOOD    TACO BELL (1) (8)     DUNEDIN          2296 STATE ROUTE 580            FL
1925 100.00%   FAST-FOOD    TACO BELL             MESA             531 EAST SOUTHERN AVENUE        AZ
1389 100.00%   FAST-FOOD    TACO BELL             WARNER ROBBINS   1998 WATSON BLVD.               GA
1912 100.00%   FAST-FOOD    TACO BELL             PALM BAY         2150 NORTH HARRIS AVENUE        FL

Brauvin High Yield Fund I

UNIT    %      PROPERTY     PROPERTY               BUILD     LAND     YEAR      CUSHMAN AND WAKEFIELD VALUATION INDICATORS
NO.   OWNED    TYPE         NAME                    SF        SF      BUILT  C&W VALUE   YR 1 $NOI   OAR       IRR     OUT-OAR
2200 100.00%   FAST-FOOD    TACO BELL              1,584    24,750    1982   $480,000     $55,182   11.50%    12.50%    11.50%
726  100.00%   DAY-CARE     CHILDREN'S WORLD (3)   5,005    47,045    1983   $470,000     $50,278   10.70%    11.50%    11.50%
667  100.00%   SIT-DOWN     PONDEROSA              5,440   192,656    1977   $930,000    $121,449   13.06%    12.50%    11.50%
673  100.00%   SIT-DOWN     PONDEROSA              5,402    32,712    1979   $960,000    $121,455   12.65%    12.50%    11.50%
819  100.00%   DAY-CARE     CHILDREN'S WORLD (3)   6,193    65,776    1984   $760,000     $92,536   12.18%    11.50%    11.50%
815  100.00%   SIT-DOWN     PONDEROSA              4,528    46,478    1984   $730,000     $86,161   11.80%    12.50%    11.50%
109  100.00%   SIT-DOWN     PONDEROSA              5,606    79,382    1969   $880,000    $114,392   13.00%    12.50%    11.50%
782  100.00%   SIT-DOWN     PONDEROSA              5,402    47,685    1980   $770,000     $93,567   12.15%    12.50%    11.50%
752  100.00%   SIT-DOWN     PONDEROSA              5,817    48,399    1979   $730,000     $81,449   11.16%    12.50%    11.50%
778  100.00%   SIT-DOWN     PONDEROSA              5,833    50,094    1979   $940,000    $107,585   11.45%    12.50%    11.50%
194  100.00%   SIT-DOWN     PONDEROSA              5,058    50,965    1969   $790,000    $104,834   13.27%    12.50%    11.50%
775  100.00%   SIT-DOWN     PONDEROSA              5,800    43,560    1986   $840,000    $101,293   12.06%    12.50%    11.50%
1653 100.00%   FAST-FOOD    TACO BELL              1,584    14,400    1980   $570,000     $77,142   13.53%    12.50%    11.50%
1915 100.00%   FAST-FOOD    TACO BELL              1,584    33,000    1980   $690,000     $77,801   11.28%    11.00%    11.50%
2132 100.00%   FAST-FOOD    TACO BELL              1,584    26,250    1982   $510,000     $61,303   12.02%    12.50%    11.50%
1994 100.00%   FAST-FOOD    TACO BELL              1,584    16,000    1980   $470,000     $52,263   11.12%    11.00%    11.50%
1937 100.00%   FAST-FOOD    TACO BELL              1,584    21,049    1980   $710,000     $89,564   12.61%    11.00%    11.50%
1929 100.00%   FAST-FOOD    TACO BELL              1,586    17,934    1980   $400,000     $42,973   10.74%    12.50%    11.50%
1871 100.00%   FAST-FOOD    TACO BELL              1,584    22,788    1984   $470,000     $48,506   10.32%    12.50%    11.50%
1856 100.00%   FAST-FOOD    TACO BELL              1,584    20,500    1980   $620,000     $69,493   11.21%    11.00%    11.50%
409  100.00%   SIT-DOWN     PONDEROSA              5,250    48,119    1973   $870,000     $99,247   11.41%    12.50%    11.50%
1845 100.00%   FAST-FOOD    TACO BELL (8)          1,566    19,200    1980   $470,000     $55,334   11.77%    12.50%    11.50%
2030 100.00%   FAST-FOOD    TACO BELL              1,584    13,940    1981   $350,000     $44,623   12.75%    12.50%    11.50%
1392 100.00%   FAST-FOOD    TACO BELL              1,288    16,222    1982   $450,000     $52,687   11.71%    12.50%    11.50%
2091 100.00%   FAST-FOOD    TACO BELL              2,471    37,651    1982   $430,000     $48,723   11.33%    12.50%    11.50%
2069 100.00%   FAST-FOOD    TACO BELL              1,584    12,768    1981   $360,000     $39,181   10.88%    12.50%    11.50%
1061 100.00%   SIT-DOWN     PONDEROSA              6,376    55,363    1985   $950,000    $120,886   12.72%    12.50%    11.50%
1450 100.00%   FAST-FOOD    TACO BELL              1,775    11,850    1982   $430,000     $45,838   10.66%    12.50%    11.50%
1966 100.00%   FAST-FOOD    TACO BELL              1,584    18,275    1980   $340,000     $36,594   10.76%    12.50%    11.50%
1835 100.00%   FAST-FOOD    TACO BELL (1) (8)      1,584    21,021    1980   $280,000     $37,128   13.26%    11.00%    11.50%
1925 100.00%   FAST-FOOD    TACO BELL              1,584     2,831    1981   $520,000     $58,524   11.25%    12.50%    11.50%
1389 100.00%   FAST-FOOD    TACO BELL              1,288    25,000    1977   $320,000     $34,871   10.90%    12.50%    11.50%
1912 100.00%   FAST-FOOD    TACO BELL              1,584    15,120    1980   $360,000     $38,159   10.60%    11.00%    11.50%

<FN1>
FOOTNOTES:
 (1)  CURRENTLY BEING REMODLED FOR A CHINESE RESTURANT. ALSO, NO PHOTOS OF CHILDREN.
 (4)  ON HOLD UNTIL FURTHER NOTICE.
 (5)  WAS A PONDEROSA. CURRENTLY CLOSED.
 (6)  SUBLEASED BY PONDEROSA.
 (7)  SUBLEASED BY PONDEROSA.
 (8)  SUBLEASED
 (9)  BRAUVIN HIGH-YIELD FUND L.P. OWNS 49% BRAUVIN HIGH-YIELD FUND II OWNS 51%.
 (10) BRAUVIN HIGH-YIELD FUND L.P. OWNS 1% BRAUVIN HIGH-YIELD FUND II OWNS 99%.
 (11) BRAUVIN HIGH-YIELD FUND L.P. OWNS 23.5%, BRAUVIN INCOME PLUS III L.P. OWNS 6.3%
      AND BRAUVIN CORPORATE LEASE PROGRAM IV L..P. OWNS 70.2%.
 (12) BRAUVIN HIGH-YIELD FUND L.P. OWNS 1% BRAUVIN HIGH-YIELD FUND II OWNS 99%.